UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Harsco Corporation
(Name of registrant as specified in its charter)

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Notice of

2013 Annual

Meeting of Stockholders

and Proxy Statement

Harsco Corporation

Harsco Corporation

350 Poplar Church Road

Camp Hill, PA 17011 USA

Telephone: 717.763.7064

Fax: 717.763.6424

www.harsco.com

March 22, 2013

To Our Stockholders:

You are cordially invited to attend the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of Harsco Corporation (the “Company”), which will be held on Tuesday, April 23, 2013, beginning at 8:00 a.m., local time, at the Radisson Hotel Harrisburg, Camp Hill, Pennsylvania.

Information about the Annual Meeting, including a listing and discussion of the various matters on which you, as our stockholders, will act, may be found in the formal Notice of Annual Meeting of Stockholders and Proxy Statement included with this mailing. We look forward to greeting as many of our stockholders as possible.

The Company is providing you with the opportunity to vote your shares by calling a toll-free number, by mailing the enclosed Proxy Card or via the Internet as explained in the instructions on the enclosed Proxy Card.

Whether you plan to attend the Annual Meeting or not, we urge you to fill in, sign, date and return the enclosed Proxy Card in the postage-paid envelope provided, or vote by telephone or via the Internet, in order to help ensure that as many shares as possible may be represented at the Annual Meeting. The vote of every stockholder is important and your cooperation in promptly returning your executed Proxy Card, or voting by telephone or via the Internet, is appreciated.

Sincerely,

Patrick K. Decker

President and Chief Executive Officer

This document is intended to be mailed to stockholders on or about March 22, 2013.

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(continued)

-ii-

HARSCO CORPORATION

350 Poplar Church Road

Camp Hill, Pennsylvania 17011 USA

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

The 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of Harsco Corporation (the “Company”) will be held on Tuesday, April 23, 2013, beginning at 8:00 a.m., local time, at the Radisson Hotel Harrisburg, Camp Hill, Pennsylvania, to consider and act upon the following matters:

1.	Election of the 10 nominees named in the Proxy Statement to serve as Directors until the 2014 Annual Meeting of Stockholders;

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 31, 2013;

3.	Advisory vote to approve named executive officer compensation;

4.	Approval of the 2013 Equity and Incentive Compensation Plan; and

5.	Such other business as may properly come before the Annual Meeting.

The Board of Directors of the Company has fixed the close of business on March 1, 2013 as the record date for the determination of stockholders who are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof. Proxies will be accepted continuously from the time of mailing until the closing of the polls at the Annual Meeting.

Stockholders who do not expect to attend the Annual Meeting in person are requested to fill in, sign, date and return the enclosed Proxy Card in the postage-paid envelope provided, or vote by telephone or via the Internet, as explained in the instructions on the enclosed Proxy Card.

By order of the Board of Directors,

A. Verona Dorch

Vice President, General Counsel and

Corporate Secretary

March 22, 2013

PROXY STATEMENT

ANNUAL MEETING INFORMATION

General

This Proxy Statement and the accompanying form of proxy are being furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of Harsco Corporation, a Delaware corporation (the “Company,” “we” or “us”), for use at the Annual Meeting of Stockholders of the Company to be held on April 23, 2013 (the “Annual Meeting”), or at any adjournment of the Annual Meeting.

The following information relates to the Annual Meeting and the voting of your shares at the Annual Meeting:

Type of shares entitled to vote at the Annual Meeting:	Our common stock, par value $1.25

Record date for stockholders entitled to notice of, and to vote at, the Annual Meeting (“Record Date”):	Close of business on March 1, 2013

Shares of our common stock issued and outstanding as of the Record Date (does not include treasury shares, which are not entitled to be voted at the Annual Meeting):	80,648,802 shares

Proxy Statements, Notices of Annual Meeting and Proxy Cards are intended to be mailed to stockholders:	On or about March 22, 2013

Location of our executive offices:	350 Poplar Church Road, Camp Hill, Pennsylvania 17011

To obtain directions to attend the Annual Meeting and vote in person, please contact Kenneth D. Julian, Senior Director — Corporate Communications, by telephone at (717) 730-3683 or by e-mail at kjulian@harsco.com.

Information contained on our website is not incorporated by reference into this Proxy Statement, and you should not consider information contained on our website as part of this Proxy Statement. Copies of our Corporate Governance Principles, Code of Conduct and charters of the Board’s committees are posted on our website at www.harsco.com/about-us.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on April 23, 2013

The Notice of 2013 Annual Meeting of Stockholders and Proxy Statement, our Proxy Card, our Annual Report on Form 10-K and our 2012 Summary Annual Report are available free of charge at www.envisionreports.com/hsc (for registered stockholders) or www.edocumentview.com/hsc (for all other stockholders), by calling toll-free (800) 652-8683 or by e-mailing kjulian@harsco.com.

Voting

All shares of our common stock entitled to vote at the Annual Meeting are of one class, with equal voting rights. Each share of our common stock held by a stockholder is entitled to cast one vote on each matter voted on at the Annual Meeting. In order for the Annual Meeting to be valid and the actions taken binding, a quorum of stockholders must be present at the meeting, either in person or by proxy. A quorum consists of a majority of the issued and outstanding shares of our common stock as of the Record Date. Assuming that a quorum is present, (i) the 10 nominees who receive the greatest number of votes for election will be elected as Directors, and (ii) the affirmative vote of the holders of at least a majority of our outstanding common stock present in person or by proxy and entitled to vote on matters at the Annual Meeting will be required for (a) ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 31, 2013, (b) approval, on an advisory basis, of our named executive officer compensation and (c) approval of the 2013 Equity and Incentive Compensation Plan, provided that the total shares voted on the proposal to approve the 2013 Equity and Incentive Compensation Plan must represent at least a majority of the issued and outstanding shares of our common stock as of the Record Date. The vote required to act on all other matters to come before the Annual Meeting will be determined in accordance with the voting requirements established by Delaware law and our certificate of incorporation and by-laws, each as amended to date.

Stockholder votes will be tabulated by an independent inspector of election for the Annual Meeting. The shares of our common stock represented by each properly submitted proxy received by the Board will be voted as follows at the Annual Meeting:

•	If instructions are provided, in accordance with such instructions; or

•

If no instructions are provided, (1) FOR the election as Directors of each of the 10 nominees of the Board, (2) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 31, 2013, (3) FOR approval, on an advisory basis, of our named executive officer compensation, (4) FOR approval of the 2013 Equity and Incentive Compensation Plan, and (5) in accordance with the best judgment of the named proxies on any other matters properly brought before the Annual Meeting.

Revocation of Proxies

Any proxy granted pursuant to this solicitation may be revoked by the person granting the proxy at any time before it is voted at the Annual Meeting. Proxies may be revoked by (i) delivering to the Secretary of the Company a written notice of revocation bearing a date later than that of the proxy, (ii) duly executing and delivering a later dated written proxy relating to the same shares, or (iii) attending the Annual Meeting and voting in person. If you hold your shares through a bank, broker or other nominee, only that bank, broker or other nominee can revoke your proxy on your behalf.

Withheld Votes, Abstentions and Broker Non-Votes

In certain circumstances, a stockholder will be considered to be present at the Annual Meeting for quorum purposes but will not be deemed to have cast a vote on a matter. This occurs when a stockholder is present but specifically withholds a vote or abstains from voting on a matter, or when shares are represented at the Annual Meeting by a proxy conferring authority to vote only on certain matters. The ratification of our auditors is a

“routine” matter and, therefore, brokers and other nominees have the authority to vote shares for which no instructions are given with respect to that matter. In accordance with Delaware law and our certificate of incorporation and by-laws, each as amended to date, votes withheld and broker non-votes will not be treated as votes cast with respect to the election of Directors, and therefore will not affect the outcome of Director elections. With respect to the approval of the compensation of our named executive officers and the approval of the 2013 Equity and Incentive Compensation Plan, abstentions will have the effect of negative votes but broker non-votes will not have any effect on determining the outcome. With respect to the ratification of our auditors, abstentions will have the effect of negative votes.

Other Business

The Board knows of no other business to come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, or any adjournment of the Annual Meeting, the persons voting the proxies will vote them in accordance with their best judgment.

CORPORATE GOVERNANCE

We have a long-standing commitment to good corporate governance practices. These practices come in many different forms and apply at all levels of our organization. They provide the Board and our senior management with a framework that defines responsibilities, sets high standards of professional and personal conduct and promotes compliance with our various financial, ethical, legal and other obligations and responsibilities.

Corporate Governance Principles

The Board has adopted Corporate Governance Principles that, along with the charters of the Board committees, provide the framework for our Board’s operation and governance. The Board’s Nominating and Corporate Governance Committee (the “Nominating Committee”) is responsible for overseeing and reviewing our Corporate Governance Principles at least annually and recommending any proposed changes to the Board for approval. The Corporate Governance Principles are available on our website at www.harsco.com/about-us in the Corporate Governance section.

Code of Conduct

We have adopted a Code of Conduct applicable to our Directors, officers and employees worldwide. The Code of Conduct is issued in booklet form and an online training program facilitates new employee orientation and individual refresher training. Our Code of Conduct is produced in over 20 languages. The Code of Conduct, including amendments thereto or waivers thereof granted to a Director or officer, if any, can be viewed at the Corporate Governance section of our website at www.harsco.com/about-us.

Stockholder and Interested Party Communications with Directors

The Board has a formal process for stockholders and interested parties to communicate directly with the Non-Executive Chairman, the non-management Directors or with any individual member of the Board. Stockholders and interested parties may contact any member of the Board by writing to the specific Board member in care of our Corporate Secretary at our Corporate Headquarters (350 Poplar Church Road, Camp Hill, PA 17011).

Our Corporate Secretary will forward any such correspondence to the applicable Board member; provided, however, that any such correspondence that is considered by our Corporate Secretary to be improper for submission to the intended recipients will not be provided to such Directors. In addition, Board members, including the Non-Executive Chairman, can be contacted by e-mail at BoardofDirectors@harsco.com.

Independence Standards for Directors

The following NYSE Euronext standards, which are also posted under the Corporate Governance section of our website at www.harsco.com/about-us, have been applied by the Board in determining whether individual Directors qualify as “independent.” References to us include our consolidated subsidiaries.

•

No Director will be qualified as “independent” unless the Board affirmatively determines that the Director has no material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us. We will disclose these affirmative determinations.

•

No Director who is a former employee of ours can be deemed “independent” until three years after the end of his or her employment relationship with us, although certain past employment as an interim Chairman or Chief Executive Officer (“CEO”) or other executive officer will not disqualify a Director from being considered independent following that employment.

•	No Director whose immediate family member is or has been an executive officer of ours can be deemed “independent” until three years after such family member has ceased to be an executive officer.

•

No Director who receives, or whose immediate family member receives, more than $120,000 during any twelve-month period in direct compensation from us, other than director and committee fees and deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), can be “independent” until three years after he or she ceases to receive more than $120,000 during any twelve-month period in such compensation.

•	No Director can be independent:

¡	who is a current partner or employee of our internal or external auditor;

¡	whose immediate family member is a current partner of our internal or external auditor;

¡	whose immediate family member is a current employee of our internal or external auditor and personally works on our audit; or

¡	who, or whose immediate family member, was within the last three years a partner or employee of such auditor and personally worked on our audit within that time.

•

No Director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of our present executive officers serve on that company’s compensation committee can be “independent” until three years after the end of such service or employment relationship.

•	No Director who is an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, us for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, can be “independent” until three years after falling below such threshold.

The Board has affirmatively determined that the following nine Directors who are standing for election or re-election are independent: Messrs. Earl, Everitt, Graham, Growcock, Knueppel, Loree, Sordoni, and Wilburn and Ms. Eddy.

Executive Sessions of Independent Directors

Independent Directors regularly meet in executive session without management. Our Non-Executive Chairman, Henry W. Knueppel, presides over each session of the independent Directors. Prior to Mr. Knueppel’s appointment as Non-Executive Chairman, Kathy G. Eddy served as Lead Director and presided at sessions of the independent Directors. During the 2012 fiscal year, the independent Directors held 10 meetings. Each of the 10 meetings was attended by the complete group of independent Directors serving on our Board at the time of the meeting.

Director Attendance at Annual Meeting

It is our policy to request that all Board members attend annual stockholder meetings. However, we also recognize that personal attendance by all Directors is not always possible. All of our then-current Directors attended the Annual Meeting of Stockholders in 2012.

Current Structure of the Board

Information regarding the structure of our Board immediately following our Annual Meeting:

Size of Board:	10 members
Size of Board authorized in the By-laws:	No fewer than five nor more than 12
Number of independent Directors:	Nine
Size of Board established by:	Board and the Company’s by-laws

As of September 10, 2012, we separated the roles of CEO and Chairman in recognition of the differences between the two roles. Our CEO is responsible for planning, formulating and coordinating the development and execution of our corporate strategy, policies, goals and objectives. He is accountable for Company performance and reports directly to the Board.

Our CEO, Patrick K. Decker, became a member of the Board on October 29, 2012. The Board unanimously elected Mr. Decker as a Director in consideration of the insights he brings to the Board in light of his day-to-day leadership of the Company and intimate knowledge of our business and operations.

Our Non-Executive Chairman’s responsibilities include the following:

•	serving as a resource to the CEO in connection with his transition;

•	serving as a resource to the CEO in connection with strategic planning and other matters of strategic importance to the Company;

•	receiving reports from the CEO, organizing and facilitating the CEO evaluation process and providing ongoing, constructive feedback to the CEO;

•	consulting with the CEO regarding the Company’s relations and communications with stockholders of the Company, analysts and the investor community;

•	chairing meetings of the Board;

•	setting the schedule and agenda for Board meetings in consultation with the CEO;

•	determining the information that is sent to the Board in consultation with the CEO;

•	presiding over the executive sessions and other meetings of the independent Directors; and

•	communicating the results of meetings of the independent Directors to the CEO and other members of management, as appropriate.

We believe this Board leadership structure recognizes the time, effort and commitment that our CEO is required to devote to his position in the current business environment and the commitment required to fulfill his responsibilities.

Enterprise Risk Management

Our management is responsible for assessing and managing our exposure to risk. We have established an enterprise risk management process to identify, assess and manage the most significant risks facing us. As part of this process, we provide periodic updates to and receive feedback from the Board regarding the risks identified by the enterprise risk management process. In addition, the Audit Committee has oversight responsibility for financial risks. Our Audit Committee regularly meets with and discusses with management and our independent auditors major financial risks and the steps management has taken to monitor and control these risks. The Board is regularly advised of financial risks through discussions with management and the reports of the Audit Committee. We believe that our leadership structure, discussed in detail above, supports the risk oversight function of the Board.

Meeting Attendance and Committees

The Board held 10 meetings during the fiscal year ended December 31, 2012. Each Director attended at least 75% of the aggregate number of Board and applicable committee meetings held during the period of 2012 for which he or she served as a Director.

We have standing Audit, Management Development and Compensation, and Nominating and Corporate Governance committees.

Audit Committee	Meetings in 2012: five

Members: Mr. Loree (Chairman), Messrs. Earl, Graham and Everitt and Ms. Eddy (Mr. Knueppel served as Chairman until February 2012)

Duties: Established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Oversees our financial reporting processes, including meeting with members of management, the external auditors and the internal auditors, reviewing and approving both audit and non-audit services, reviewing the results of the annual audit and reviewing the adequacy of our internal controls. The Audit Committee also discusses with management and the independent auditors our guidelines, policies and controls with respect to risk assessment and risk management. The Audit Committee is also responsible for managing the relationship with the external auditors and has established a direct reporting relationship with our Internal Audit Group (i.e., our Vice President, Internal Audit reports directly to the Audit Committee). The Audit Committee also oversees our compliance program, in conjunction with the Nominating Committee. The Audit Committee meets with management and with the independent auditors each quarter to review and discuss our Quarterly Report on Form 10-Q or Annual Report on Form 10-K prior to its filing with the Securities and Exchange Commission (the “SEC”), and the full Audit Committee meets with management and our independent auditors to review and discuss our Quarterly Earnings Releases prior to their release. See also the Report of the Audit Committee below. The Audit Committee completed a review of its charter in 2013 and determined that certain changes were desirable. A copy of the Audit Committee charter can be viewed at the Corporate Governance section of our website at www.harsco.com/about-us.

Management Development and Compensation Committee	Meetings in 2012: seven

Members: Messrs. Growcock (Chairman), Everitt, Sordoni and Wilburn

Duties: Administers our executive compensation policies and plans and advises the Board regarding management succession and compensation levels for members of management. The Management Development and Compensation Committee (the “Compensation Committee”) approves compensation and cash incentives for our senior officers and makes recommendations to the Board regarding equity-based and incentive compensation plans. The Compensation Committee’s responsibilities include: (i) evaluating and approving the compensation of our executive officers, including reviewing and approving corporate performance goals and objectives related to the compensation of our executive officers; (ii) evaluating the executive officers and their performance relative to compensation goals and objectives; (iii) determining and approving the executive officers’ compensation levels based on the Compensation Committee’s evaluation of their performance; (iv) evaluating and approving, or recommending to the Board for approval, compensation grants to executive officers under our annual and incentive compensation plans, policies and procedures, including equity-based compensation and incentive compensation plans; (v) overseeing our policies on structuring compensation programs for executive officers to preserve tax deductibility; (vi) delegating authority to subcommittees and to the Company’s management for administration or other duties when the Compensation Committee deems it appropriate; (vii) adopting procedures and guidelines as the Compensation Committee deems appropriate to carry out its oversight functions; (viii) producing any Compensation Committee reports on executive compensation required to be included in our filings with the SEC; (ix) reviewing and discussing with our management the Compensation Discussion and Analysis (referred to herein as the CD&A) to be included in our filings with the SEC; (x) determining whether to recommend to the Board that the CD&A be included in our filings with the SEC; (xi) making regular reports to the full Board on the activities of the Compensation Committee; and (xii) performing such other duties as may be assigned to the Compensation Committee by law or the Board. The Compensation Committee completed a review of its charter in 2012 and determined that certain changes were desirable. A copy of the Compensation Committee’s charter can be viewed at the Corporate Governance section of our website at www.harsco.com/about-us.

Nominating and Corporate Governance Committee	Meetings in 2012: five
Members: Messrs. Graham (Chairman), Growcock, Loree, Sordoni and Wilburn

Duties: Recommends Director candidates to the Board for election, reviews and recommends potential new Director candidates, reviews Director candidates recommended by our stockholders, makes recommendations to the Board regarding compensation for our Directors, oversees our corporate governance program and, in conjunction with the Audit Committee, oversees our compliance program. The role of the Nominating Committee is described in greater detail under the section entitled “The Nominating Process” below. The Nominating Committee completed a review of its charter in 2012 and determined that certain changes were desirable. A copy of the Nominating Committee’s charter can be viewed at the Corporate Governance section of our website at www.harsco.com/about-us.

THE NOMINATING PROCESS

The Nominating Committee is responsible for overseeing the selection of qualified nominees to serve as members of the Board and for guiding our corporate governance philosophy and practices. The Nominating Committee is composed of five Directors, each of whom is considered independent under the rules of the NYSE Euronext. The Nominating Committee operates pursuant to a written charter that complies with the guidelines established by the NYSE Euronext.

The Nominating Committee has not adopted formal procedures in selecting individuals to serve as members of the Board. Instead, it utilizes general guidelines that allow it to adjust the process to best satisfy the objectives established for any director search. The first step in the director search process is to identify the type of Director candidate the Nominating Committee may desire for a particular opening. This may involve identifying a specific background, skill set or set of experiences. Once the type of Director candidate is identified, the Nominating Committee next determines the best method of finding a Director candidate who satisfies the specified criteria. The Nominating Committee may consider Director candidates recommended by management, by other members of the Nominating Committee or the Board, or by stockholders, or it may engage a third party to conduct a search for possible Director candidates. The Nominating Committee has used independent search firms in the past to assist in the identification and evaluation of possible Director candidates. In 2012, the search firm RSR Partners was paid an aggregate fee of $25,000 (plus $3,553 in expenses) for services relating to the development of a Director profile report.

The Nominating Committee will consider all Director candidates in the same manner, regardless of the source of the recommendation of such Director candidate. The Nominating Committee will consider recommendations for Director candidates from stockholders if such recommendations are in writing and set forth the following information:

1.	The full legal name, address and telephone number of the stockholder recommending the Director candidate for consideration and whether that stockholder is acting on behalf of or in concert with other beneficial owners, and, if so, the same information with respect to them.

2.	The number of shares held by the recommending stockholder as of a recent date and how long such shares have been held, or, if such shares are held in street name, reasonable evidence satisfactory to the Nominating Committee of such stockholder’s ownership of such shares as of a recent date.

3.	The full legal name, address and telephone number of the proposed nominee for Director.

4.	A reasonably detailed description of the proposed nominee’s background, experience and qualifications, financial literacy and expertise, as well as any other information required to be disclosed in the solicitation of proxies for election of directors pursuant to the rules of the SEC, and the reasons why, in the opinion of the recommending stockholder, the proposed nominee is qualified and suited to be one of our Directors.

5.	Disclosure of any direct or indirect relationship (or arrangements or understandings) between the recommending stockholder and the proposed nominee (or any of their respective affiliates).

6.	Disclosure of any direct or indirect relationship between the proposed nominee and the Company, any of our employees or Directors, any beneficial owner of more than 5% of our common stock, or any of their respective affiliates.

7.	Disclosure of any direct or indirect interest that the recommending stockholder or proposed nominee may have with respect to any pending or potential proposal or other matter to be considered at this Annual Meeting or any subsequent meeting of our stockholders.

8.	A written, signed and notarized acknowledgement from the proposed nominee consenting to such recommendation by the recommending stockholder, confirming that he or she will serve as a Director, if so elected, and consenting to our undertaking of an investigation into his or her background, experience and qualifications, any direct or indirect relationship with the recommending stockholder, the Company, our Directors or management or 5% stockholders, or interests in proposals or matters, and any other matter reasonably deemed relevant by the Nominating Committee to its considerations of such person as a potential Director candidate.

This information must be submitted as provided under the heading “STOCKHOLDER PROPOSALS AND NOMINATIONS FOR PRESENTATION AT 2014 ANNUAL MEETING OF STOCKHOLDERS.”

There were no material changes to the procedures relating to stockholder nominations during 2012, and there have been no such changes to date in 2013. The Nominating Committee believes that these procedural requirements are intended solely to ensure that it has a sufficient basis on which to assess potential Director candidates and are not intended to discourage or interfere with appropriate stockholder nominations. The Nominating Committee does not believe that any such requirements subject any stockholder or proposed nominee to any unreasonable burden. The Nominating Committee and the Board reserve the right to change the above procedural requirements from time to time and/or waive some or all of the foregoing requirements with respect to certain nominees, but any such waiver shall not preclude the Nominating Committee from insisting upon compliance with any and all of the above requirements by any other recommending stockholder or proposed nominees.

Once a Director candidate is identified by the Nominating Committee or recommended by a stockholder, the Nominating Committee conducts an evaluation of the Director candidate. The evaluation generally includes interviews and background and reference checks. Director candidates recommended by a stockholder are evaluated in the same manner as Director candidates identified by any other means. While the Nominating Committee has not established minimum criteria for a Director candidate, it has established important factors for consideration when evaluating a Director candidate. These factors include the following (although Director candidates need not possess all of the following characteristics, and not all factors are necessarily weighted equally):

•	integrity and strength of character;

•	mature judgment;

•	strategic thinker;

•	demonstrated leadership skills;

•	business experience, including relevant industry experience;

•	experience with international business issues and risk;

•	public company experience;

•	innovation, technology or information technology expertise;

•	availability;

•	brand marketing expertise;

•	career specialization;

•	relevant technical skills;

•	diversity; and

•	the extent to which the candidate would fill a present need on the Board.

When considering a potential Director candidate’s diversity, the Nominating Committee may take into consideration not only diversity of national origin, gender, age and race, but also diversity of profession and geographic experience. Although diversity is included as a potential selection criterion under our Nominating Committee’s charter, our Board has not at this time adopted a separate diversity policy.

If the Nominating Committee determines that an individual should be nominated as a Director candidate, the individual’s nomination is then recommended to the Board, which may in turn conduct its own review to the extent it deems appropriate. When the Board has agreed upon a Director candidate to be nominated at an annual meeting of stockholders, that Director candidate is then recommended to the stockholders for election at that annual meeting.

In addition to evaluating new Director candidates, the Nominating Committee periodically assesses our current Board to ensure that the composition of the Board reflects the appropriate balance of knowledge, skills, expertise, diversity and independence required for the Board as a whole. When making such assessments, the Nominating Committee may take into account all factors that it considers appropriate. These factors may include any of the factors discussed above.

Furthermore, at our January 2011 Board meeting, we initiated a process for the full Board to review and assess our Directors’ qualifications. As part of this process, the Nominating Committee solicited a self-assessment in the form of a skills matrix from each Director, pursuant to which the Nominating Committee asked each Director to personally assess his or her ability to meet the requirements described in this section.

Based on the compiled results of these responses and periodic assessments of the Board’s composition, the Nominating Committee and the Board have determined that, in light of our business structure, we currently have an appropriate mix of Directors for our strategic path.

All of our current Directors are standing for election or re-election at the Annual Meeting. Each of the Director nominees has been recommended for election or re-election by the Nominating Committee, and the Board has approved all such recommendations.

PROPOSAL 1: ELECTION OF DIRECTORS

The first proposal to be voted on at the Annual Meeting is the election of the following 10 Directors, each of whom has been recommended by the Board. If elected, the Directors will hold office from election until the next annual meeting of stockholders or until their successors are elected and qualified. Biographical information about each of these nominees is included below.

The Board recommends that stockholders vote “FOR” the election of each of the following nominees:

P. K. Decker,

J. F. Earl,

K. G. Eddy,

D. C. Everitt,

S. E. Graham,

T. D. Growcock,

H. W. Knueppel,

J. M. Loree,

A. J. Sordoni, III, and

R. C. Wilburn.

Nominees for Director

The information set forth below states the name of each nominee for Director, his or her age (as of March 1, 2013), a listing of present and recent employment positions, the year in which he or she first became a Director of the Company, other directorships held, the nominee’s specific experience, qualifications, attributes or skills that qualify him or her to serve as a Director and the committees of the Board on which the individual serves.

Each nominee for election as Director was previously elected by our stockholders, with the exceptions of Messrs. Decker and Earl. As permitted by our governing documents, the Board increased its size to nine members and elected Mr. Earl to fill the resulting vacancy in July 2012, and subsequently increased its size to 10 members and elected Mr. Decker to fill the resulting vacancy in October 2012. Prior to his election by the Board, Mr. Earl was recommended to the Nominating Committee for election as a Director by a third-party search firm, RSR Partners.

Name	Age	Position with the Company, Prior Business Experience and Qualifications, Attributes and Skills	Director of the Company Since
P. K. Decker	48

President and Chief Executive Officer of the Company since September 10, 2012. From 2007 until his appointment as President and CEO, Mr. Decker served as President of Tyco Flow Control, the second largest business segment of Tyco International Ltd. (“Tyco”) (a global leader in engineered valves and controls, heat management solutions and large-scale water infrastructure projects). Prior to that, he served Tyco for four years in CFO roles at the operating segment level, including Tyco’s multinational Engineered Products and Services division. Before joining Tyco, Mr. Decker held progressively responsible leadership positions throughout a 12-year career at Bristol-Myers Squibb Company (a global diversified healthcare company), including more than nine years in leadership positions in Latin America and the Asia-Pacific region.

Mr. Decker’s service as President and CEO enables him to develop comprehensive knowledge of the various segments of our business and of the critical internal and external challenges facing the Company and the industries in which it operates. His leadership within the Company, as well as his prior senior management experience, make him an invaluable member of the Board.

Committee Membership: None.

			2012

Name	Age	Position with the Company, Prior Business Experience and Qualifications, Attributes and Skills	Director of the Company Since
J. F. Earl	56	Executive Vice President of GATX Corporation (“GATX”) (one of the world’s leading railcar and locomotive leasing companies) since 2006. President of the GATX Rail International business segment and Chief Executive Officer of American Steamship Company since 2012. Chief Operating Officer of GATX from 2006 to 2012. Mr. Earl has served as an executive with GATX since 1988 and prior to that time held management positions with two railroad companies, Soo Line Railroad and Southern Pacific Transportation Company. He is a past recipient of the Norman W. Seip Award for Industry Excellence in the rail finance industry.	2012

With several decades of senior management experience in the rail industry, Mr. Earl contributes to the Board a sophisticated and informed perspective on one of the Company’s major business units. Furthermore, as President of the GATX Rail International business segment, Mr. Earl has gained substantial international business experience, which enhances his contributions to the Board.

Committee Membership: Audit.

K. G. Eddy	62

Certified Public Accountant. Founding partner of McDonough, Eddy, Parsons & Baylous, AC (a public accounting firm) since 1981. Chairman of the Board of Directors of the American Institute of Certified Public Accountants (“AICPA”) between 2000 and 2001. Current member of the AICPA Governing Council, Secretary of the West Virginia Higher Education Policy Commission. Member of the Board of Directors and Chairman of the Audit Committee of West Virginia United Health System, Inc. (“WVUHS”).

Ms. Eddy brings over 30 years of financial accounting and consulting experience to our Board. Ms. Eddy has served as a certified public accountant for 33 years, providing accounting, auditing and tax services, and corporate financial consulting services in the areas of compensation and benefits, projections and forecasts for mergers and acquisitions and corporate planning purposes, for a wide range of clients. Her excellence in her field has been recognized through her past service as Chairman of the AICPA and her receipt of the AICPA gold medal for distinguished service. She continues to serve the AICPA as a member of the Risk Management and Internal Control Advisory Panel. This position provides her with insight into best practices related to Risk Management and Internal Controls. Ms. Eddy’s leadership abilities have also been recognized through her appointment as Chairman of the West Virginia Jobs Investment Trust Board (the “Trust Board”), a position she held from 1993 to 1997. Ms. Eddy led the evaluation and commitment of loans and investments by the Trust Board in a variety of industries. Ms. Eddy has further demonstrated her leadership skills as Chairman of the Board of Directors of Camden Clark Memorial Hospital in Parkersburg, West Virginia from 1997 to 2000. During her tenure as Chairman, she led the development of the compensation evaluation process of the President and CEO, including the establishment of measurable corporate goals and objectives. Ms. Eddy continues to serve on Camden Clark’s Board of Directors and on its Audit Committee. In 2011, Ms . Eddy was elected to the board of WVUHS, the largest health care system in West Virginia. Ms. Eddy also stays current on corporate governance issues by attending at least one corporate governance conference annually. Ms. Eddy’s extensive accounting career, her long tenure as a member of the Company’s Board and Audit Committee and previous service as Lead Director and a member of the Nominating Committee and, therefore, her knowledge of the Company, its finances and strategic direction, and her demonstrated leadership skills make her an integral part of our Board.

Committee Membership: Audit.

			2004

Name	Age	Position with the Company, Prior Business Experience and Qualifications, Attributes and Skills	Director of the Company Since
D. C. Everitt	60

Co-Leader of the Agriculture and Turf division of Deere & Company (the world’s largest manufacturer of agricultural equipment and a major U.S. producer of construction, forestry, and lawn and grounds care equipment), the company’s largest operating group, from 2009 until his retirement in September 2012, where he served as President — North America, Asia, Australia, Sub-Saharan and South Africa and Global Tractor and Turf Products. Prior to that, he was appointed President, Agricultural Division — North America, Australia, Asia and Global Tractor and Implement Sourcing in January 2006. In 2001, Mr. Everitt was appointed President, Agricultural Division — Europe, Africa, South America and Global Harvesting Equipment Sourcing. Mr. Everitt is a director and member of the Executive Committee of Scott County YMCA. He is also a member of the Board of Directors of Gates Corporation, Brunswick Corporation and Agrium Inc.

Mr. Everitt’s senior leadership roles across various Deere & Company entities, combined with his engineering experience and global expertise, will allow him to contribute his knowledge and experiences as an international business leader to our Board.

			2010
		Committee Memberships: Audit; Compensation.

S. E. Graham	67

Chairman of Skanska AB (a leading provider of construction services) since April 2012. Previously, he was the Vice Chairman, a position he held since April 2011. Served as Chairman of Skanska USA from September 2008 until January 2010. From 2002 until his retirement in April 2008, Mr. Graham served as President and CEO of Skanska AB, one of the world’s largest construction groups. From 1998 to 2002, Mr. Graham served as Executive Vice President and as a member of the Senior Executive Team of Skanska AB. Mr. Graham’s career includes more than four decades of worldwide experience in the infrastructure and construction industry, including executive management responsibilities for Skanska’s business units in the United States and United Kingdom, Hong Kong and Latin America. Mr. Graham has also served as Chairman of the Engineering and Construction Governors Council of the World Economic Forum and founded the Engineering and Construction Risk Institute. He is a member of the Board of Directors of Industrivarden AB, Skanska AB and PPL Corporation. Mr. Graham is Chairman of the Compensation and Project Review committees and a member of the Audit Committee of Skanska. He is a member of the Compensation and Nuclear Oversight committees of PPL. From 2006 to 2011, Mr. Graham was a member of the Board of Directors of Securitas AB.

Mr. Graham’s extensive experience in the infrastructure and construction industries and his senior leadership roles across various Skanska entities enable Mr. Graham to be an effective Board member who demonstrates an in-depth understanding of our global business needs. He has lived and worked outside the United States for many years leading a large, multinational European construction group. This experience is an invaluable asset to the Board. Mr. Graham further contributes leadership and consensus-building skills as a member of our Audit and Nominating committees. His membership on other public company boards also enhances his contribution to the Board.

Committee Memberships: Audit; Nominating (Chairman).

			2009

Name	Age	Position with the Company, Prior Business Experience and Qualifications, Attributes and Skills	Director of the Company Since
T. D. Growcock	67

Retired Chairman of the Board of The Manitowoc Company (a worldwide provider of lifting equipment and foodservice equipment, and a North American mid-size shipbuilder). Served as Chairman of The Manitowoc Company from mid-2007 until December 2008. Previously served as Chairman and CEO of The Manitowoc Company from 2002 until mid-2007. Served as Manitowoc’s President and CEO and as a member of its Board from 1998 to 2002. Served as President of Manitowoc Foodservice Group from 1995 to 1998. Served as Executive Vice President of Manitowoc Ice from 1994 to 1995. Served in numerous management and executive positions with Invensys plc (a global industrial automation, transportation and controls group), formerly known as Siebe plc, and United Technologies Corporation (a diversified provider of high technology products) prior to joining Manitowoc in 1994. He is a former Chairman of Wisconsin Manufacturers and Commerce, one of the state’s leading business associations. Mr. Growcock is a director of Harris Corporation and Carlisle Companies, Inc.

Mr. Growcock has served as a member of several corporate governance panels, which helps inform his judgment as a member of our Nominating Committee. Mr. Growcock has also led and directed global industrial businesses, which contributed to the development of his judgment and risk assessment skills as a Board member. These skills allow him to contribute his experiences as an international business leader and his knowledge with regard to global procurement matters, economic value added, or EVA®, LeanSigma® and strategic planning, which initiatives currently contribute to the positioning of our business in 2013 and beyond. His membership on other public company boards also enhances his contribution to the Board.

Committee Memberships: Nominating; Compensation (Chairman).

			2008

H. W. Knueppel	64

Non-Executive Chairman since September 10, 2012. Interim Chairman and CEO from February 23, 2012 to September 10, 2012. Served as Chairman between April 2006 and December 2011 and served as CEO between April 2005 and May 2011 of Regal Beloit Corporation (a multi-national organization serving the HVAC, industrial motor, power transmission and power generation markets). Served as President and Chief Operating Officer of Regal Beloit Corporation from April 2002 to December 2005. Served as Executive Vice President of Regal Beloit Corporation from 1987 to April 2002. Mr. Knueppel joined Regal Beloit Corporation in 1979. Mr. Knueppel has served as a director of Regal Beloit Corporation since 1987, Snap-On Incorporated since 2011 (where he serves on the Governance Committee) and Wisconsin Energy Corporation and Wisconsin Electric Power Company since 2013.

Mr. Knueppel’s leadership roles with Regal Beloit have allowed him to bring to the Board his demonstrated management ability at senior levels. Mr. Knueppel’s prior position as CEO of Regal Beloit has also led to his developing a critical level of insight into the operational requirements of a large, multinational company. Mr. Knueppel’s service as a director of another public company brings additional value to the Board. His service as our Interim Chairman and CEO from February to September 2012 enhanced his knowledge of the Company’s operations, personnel, finances and strategic direction, giving him additional insight that he shares with the Board.

Committee Membership: None.

			2008

Name	Age	Position with the Company, Prior Business Experience and Qualifications, Attributes and Skills	Director of the Company Since
J. M. Loree	54

President and Chief Operating Officer (COO) of Stanley Black & Decker (a diversified global provider of hand tools, power tools and related accessories, mechanical access solutions and electronic security solutions and engineered fastening systems) since January 2013. Previously, he was the Executive Vice President and COO, a position he held since the beginning of 2009, first with Stanley Works (a worldwide manufacturer and marketer of tools, hardware and specialty hardware products for home improvement, consumer, industrial and professional use) and subsequently since the merger of Stanley and Black & Decker, which was completed in March 2010. Before that, Mr. Loree served as Executive Vice President and CFO of Stanley, having joined the company in 1999 from General Electric (a diversified infrastructure, finance and media company) where he served for almost 20 years, including as Vice President for Finance and Strategic Planning within GE Capital (a global provider of an array of financial products and services).

Mr. Loree brings an in-depth knowledge of the manufacturing and industrial services industries and a well developed understanding of the business issues and risks facing a global business in today’s environment, as a result of his many years with Stanley Black & Decker and General Electric and his senior leadership roles within both companies. Mr. Loree’s financial acumen is also of benefit to our Board.

Committee Memberships: Audit (Chairman); Nominating.

			2010

A. J. Sordoni, III	69

Chairman of Sordoni Construction Services, Inc. (a building construction and management services company) since 1978, and has been employed by that company since 1967. Director of Aqua America, Inc.

Mr. Sordoni is an experienced, independent Director who has served as a director of public companies for more than 40 years and as a member of our Board for nearly 25 years. Mr. Sordoni’s public company experience has included tenures in the banking, energy and utility fields, service which allows him to bring notable, multi-industry experience to the Board. Mr. Sordoni’s experience in the construction industry makes him particularly suited to serve as a Director of the Company. Finally, Mr. Sordoni’s prior service on numerous public and private boards gives him valuable knowledge and perspective, which enhances his contributions to the Board.

Committee Memberships: Nominating; Compensation.

			1988

R. C. Wilburn	69	Distinguished Service Professor at Carnegie Mellon University and Principal of The Wilburn Group (a management consulting firm) since 2009. Former President of The Gettysburg Foundation (a nonprofit educational institution) between 2000 and 2009. Former President and CEO of the Colonial Williamsburg Foundation (a historic preservation organization with resort facilities) between 1992 and 1999. Other former positions include President of Carnegie Institute and Carnegie Library, and Secretary of Budget and Administration and Secretary of Education for the Commonwealth of Pennsylvania. Mr. Wilburn served as President of Indiana University of Pennsylvania and has held several senior positions at Chase Manhattan Bank. He is a director of Erie Indemnity Company. Mr. Wilburn has served as a Trustee at St. Vincent College since 2001. He is also the director of the Gettysburg Foundation, director at the Education Policy and Leadership Center (EPLC) and a director at Fort Ligonier.	1986

Name	Age	Position with the Company, Prior Business Experience and Qualifications, Attributes and Skills	Director of the Company Since

Mr. Wilburn is our longest-serving Board member, providing over 25 years of Board experience as well as extensive knowledge of our business. This, combined with his service on numerous public boards and chairmanship of two audit committees, three compensation committees and two nominating committees over his illustrious career, provide Mr. Wilburn with well-rounded, Board-level leadership capabilities that would be difficult to duplicate. Mr. Wilburn’s leadership skills and business experience have enabled him to be a particularly effective Board member who has been able to strongly contribute to the Board. Mr. Wilburn also has extensive government experience at both the state and national level and has led a distinguished career in finance and education.

Committee Memberships: Nominating; Compensation.

NON-EMPLOYEE DIRECTOR COMPENSATION

The general policy of our Board is that compensation for non-employee Directors should be comprised of a mix of cash and equity. Our Nominating Committee annually reviews market data regarding comparable director compensation programs. This data is prepared by management utilizing several broad board compensation studies completed within one year of the Nominating Committee’s review.

Annual compensation for non-employee Directors for 2012 consisted of the following components:

Annual Retainer:	$50,000

Non-Executive Chairman Fee (Annual):	$40,000(1)

Lead Director Fee (Annual):	$20,000(2)

Audit Committee Chair Fee (Annual):	$12,250

Management Development and Compensation Committee Chair Fee (Annual):	$10,000

Nominating and Corporate Governance Committee Chair Fee (Annual):	$ 7,500

Board Meeting Fee (Per Meeting):	$ 1,500

Committee Meeting Fee (Per Meeting):	$ 1,500

Other Meetings and Duties (Per Day):	$ 1,500

Telephonic Board Meeting Fee (Per Meeting):	$ 1,500

Telephonic Committee Meeting Fee (Per Meeting):	$ 750

Restricted Stock Units:	Restricted stock units equal to a dollar value of $90,000 annually, issued at a grant price equal to the average of the high and low market price on the date of grant.

Plan Participation:	Deferred Compensation Plan for Non-Employee Directors

(1)	The position of Non-Executive Chairman was created in September 2012. Henry W. Knueppel was paid the prorated amount of $10,000 for his service as Non-Executive Chairman during 2012.

(2)	The position of Lead Director was eliminated in September 2012. Kathy G. Eddy was paid the prorated amount of $13,750 for her service as Lead Director during 2012.

In addition to the above listed compensation, Directors are reimbursed for reasonable travel expenses related to attendance at Board or committee meetings.

Our Board has instituted a stockholding requirement for Board members equal to five times their annual retainer. Board members have three years from the date they join the Board to comply with this requirement. Vested and unvested restricted stock units, which must be held until termination of service, as well as phantom shares acquired through deferral of Director fees (as described below), are included for purposes of determining compliance with Director stockholding requirements. At December 31, 2012, all of our non-employee Directors who had served for at least three years were in compliance with Director stockholding requirements.

Restricted stock units are granted under the 1995 Non-Employee Directors’ Stock Plan (the “Director Plan”). Each restricted stock unit vests at the close of business on the earlier of (i) the first anniversary of the grant date or (ii) the annual meeting of stockholders in the year immediately following the year of grant, subject to accelerated vesting in full if service as a Director terminates due to death, disability or under a mandatory retirement policy, and subject to pro rata vesting in the event of termination of service in other circumstances. Each restricted stock unit will be settled by issuance of a share of our common stock upon termination of the individual’s service as a Director. Dividend equivalents on the restricted stock units are not credited prior to vesting, but are credited thereafter.

The Deferred Compensation Plan for Non-Employee Directors allows each non-employee Director to defer all or a portion of his or her Director compensation until some future date selected by the Director. Pursuant to the Director’s election, the accumulated deferred compensation is held in either an interest-bearing account or a Company phantom share account. The interest-bearing deferred account accumulates notional interest on the account balance at a rate equal to the five-year United States Treasury Note yield rate in effect from time to time. Contributions to the phantom share account are recorded as notional shares of the Company’s common stock. Deferred amounts are credited to the Director’s account quarterly on the 15th of February, May, August and November. The number of phantom shares recorded is equal to the number of shares of common stock that the deferred compensation would have purchased at the market price of the stock on the day the account is credited. Dividend equivalents are earned on the phantom shares and are credited to the account as additional phantom shares. All phantom shares are non-voting and payments out of the account are made solely in cash, based upon the market price of the common stock on the date of payment selected by the Director. Under certain circumstances, the accounts may be paid out early upon termination of directorship following a change in control.

Directors who are actively employed by us receive no additional compensation for serving as Directors, and we do not pay consulting or professional service fees to Directors.

2012 Director Compensation

The table below details the compensation earned by our non-employee Directors for 2012 (except for Mr. Knueppel, who served for part of 2012 as Interim Chairman and CEO; Mr. Knueppel’s named executive officer and Director compensation is reported in the 2012 Summary Compensation Table below):

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	All Other Compensation ($)	Total ($)
James F. Earl	37,750	-0-	-0-	-0-	37,750
Kathy G. Eddy	105,750	86,084	-0-	-0-	191,834
David C. Everitt	86,000	86,084	-0-	-0-	172,084
Stuart E. Graham	93,500	86,084	-0-	-0-	179,584
Terry D. Growcock	105,000	86,084	-0-	-0-	191,084
James M. Loree	92,188	86,084	-0-	-0-	178,272
Andrew J. Sordoni, III	91,250	86,084	-0-	-0-	177,334
Robert C. Wilburn	94,250	86,084	-0-	-0-	180,334

(1)	Includes fees associated with chairing a Board committee as well as fees relating to Board and committee meetings and other duties.

(2)	The amounts shown in this column represent the aggregate grant date fair value of the restricted stock units granted to each non-employee Director in 2012, computed in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718. Each non-employee Director, except Mr. Earl and Mr. Knueppel, was granted 3,990 restricted stock units on May 1, 2012. Mr. Knueppel was granted 2,688 restricted stock units for his service as a non-employee Director during a portion of 2012 on December 4, 2012. The restricted stock units granted to non-employee Directors in 2012 are expected to vest on April 23, 2013 and are payable in common stock within 60 days following the termination of the non-employee Director’s service as a Director. The information in this column does not reflect an estimate for forfeitures, and none of these awards has been forfeited as of March 1, 2013. See Note 13, “Stock-Based Compensation” to Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2012 for a discussion of the assumptions used to calculate share-based compensation expense under FASB ASC Topic 718.

As of December 31, 2012, non-employee Directors held the following restricted stock units, all of which were vested except for those granted in 2012: Mr. Earl, 0; Ms. Eddy, 19,626; Mr. Everitt, 6,593; Mr. Graham, 10,926; Mr. Growcock, 13,185; Mr. Knueppel, 9,624; Mr. Loree, 6,593; Mr. Sordoni, 20,834; and Mr. Wilburn, 20,834. As of December 31, 2012, Mr. Sordoni and Mr. Wilburn each held 4,000 stock options, all of which were fully vested and exercisable.

SHARE OWNERSHIP OF DIRECTORS, MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information with respect to the beneficial ownership of our outstanding voting securities, stock options and other stock equivalents by: (1) our CEO, our former CEO, our Interim CFO, our former CFO and the other four current and former executive officers named in the 2012 Summary Compensation Table, who we refer to collectively as our named executive officers; (2) each Director; (3) all current Directors and executive officers as a group; and (4) certain beneficial owners of more than 5% of our common stock. All of our outstanding voting securities are common stock.

Beneficial ownership information in the table is as of March 1, 2013, except the number of shares beneficially owned by beneficial owners of more than 5% of the common stock is as of the dates stated in footnotes (10) and (11) to the table (percentages are calculated assuming continued beneficial ownership at March 1, 2013).

	Number of Shares Beneficially Owned(1)		Percent of Class	Number of Exercisable Options(2)	Number of Other Stock Equivalents(3)
Named Executive Officers
P. K. Decker	-0-		*	-0-	5,985
B. E. Malamud	10,544		*	-0-	7,070	(5)
G. J. Claro	22,704		*	-0-	12,002
S. H. Gerson	7,109		*	-0-	17,455	(5)
M. E. Kimmel	33,458		*	-0-	10,402	(5)
H. W. Knueppel	35,828		*	-0-	9,681	(6)
S. D. Fazzolari(4)	106,721		*	-0-	-0-
S. J. Schnoor(4)	12,735		*	-0-	877	(5)

Directors who are not Named Executive Officers
J. F. Earl	-0-		*	-0-	-0-
K. G. Eddy	2,000		*	-0-	19,756	(7)
D. C. Everitt	-0-		*	-0-	6,615	(7)
S. E. Graham	5,000	(8)	*	-0-	10,983	(7)
T. D. Growcock	1,000		*	-0-	13,955	(7)
J. M. Loree	-0-		*	-0-	6,615	(7)
A. J. Sordoni, III	212,958	(9)	*	4,000	20,974	(7)
R. C. Wilburn	7,000		*	4,000	24,567	(7)
All current Directors and executive officers as a group (16 persons in total, including those listed above)	350,433		*	8,000	170,426

More than 5% Beneficial Owners
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355(10)	4,235,496		5.25%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022(11)	4,226,063		5.24%

*	Less than one percent.

(1)	Includes, in the case of Messrs. Malamud, Kimmel, Gerson and all current Directors and executive officers as a group, 6,239 shares, 2,468 shares, 4,542 shares and 18,406 shares, respectively, pursuant to our qualified Retirement Savings and Investment Plan (“RSIP”), in respect of which such persons have shared voting power and sole investment power.

(2)	Represents all stock options exercisable within 60 days of March 1, 2013. The stock options were awarded under our 1995 Executive Incentive Compensation Plan (the “1995 Plan”), and the Director Plan. Unexercised stock options have no voting power.

(3)	Stock equivalents include unvested restricted stock units.

(4)	Mr. Fazzolari resigned as Chairman, President and CEO of the Company effective February 23, 2012. Mr. Schnoor resigned as Senior Vice President, Chief Financial Officer and Treasurer of the Company effective November 16, 2012, but remained an active employee of the Company through December 31, 2012.

(5)	Includes non-voting phantom shares held under the Supplemental Retirement Benefit Plan, which will ultimately be paid out in cash based upon the value of shares of common stock at the time of the payout, as well as non-voting phantom shares held in our Non-Qualified Retirement Savings and Investment Plan (“NQ RSIP”).

(6)	Includes restricted stock units that were granted under the Director Plan in the period 2008—2012 as compensation for service as a non-employee Director.

(7)	Certain Directors have elected to defer a portion of their directors’ fees in the form of credits for non-voting phantom shares under the terms of our Deferred Compensation Plan for Non-Employee Directors. These phantom shares are included. They will ultimately be paid out in cash based upon the value of the shares at the time of payout. Also includes restricted stock units that were granted under the Director Plan in the period 2004—2012.

(8)	Mr. Graham holds his shares indirectly as trustee of a grantor retained annuity trust.

(9)	Includes 42,600 shares as to which Mr. Sordoni shares voting and investment power with his spouse.

(10)	The information for The Vanguard Group is derived from a Schedule 13G/A filing by such entity with the SEC in February 2013, reporting sole voting power over 58,867 shares, shared dispositive power over 55,467 shares and sole dispositive power over 4,180,029 shares at December 31, 2012.

(11)	The information for BlackRock, Inc. is derived from a Schedule 13G filing by such entity with the SEC in January 2013, reporting sole voting power over 4,226,063 shares and sole dispositive power over 4,226,063 shares at December 31, 2012.

Except as otherwise stated, each individual or entity has sole voting and investment power over the shares set forth opposite his, her or its name. None of the Directors and executive officers individually beneficially owned 1% or more of our common stock, and our current Directors and executive officers as a group beneficially owned less than 1% of our outstanding common stock.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is composed of five Directors, each of whom is considered independent under the rules of the NYSE Euronext and the SEC. Mr. Knueppel served as Chairman of the Audit Committee until February 23, 2012, when he became Interim Chairman and CEO of the Company. The Board has determined that Kathy G. Eddy, a certified public accountant and former Chairman of the AICPA, who has been a member of the Audit Committee since September 28, 2004, qualifies as a “financial expert” as that term is defined under the rules promulgated by the SEC.

The Audit Committee operates pursuant to a written charter that complies with the guidelines established by the NYSE Euronext.

The Audit Committee is responsible for monitoring our financial reporting processes and system of internal controls, supervising our internal auditors and overseeing the independence and performance of the independent auditors. In carrying out these responsibilities, the Audit Committee meets with our internal auditors and our independent auditors to review the overall scope and plans for their respective audits of our financial statements. The Audit Committee also meets privately (and in separate meetings) with members of management, our independent auditors and our internal auditors following each Audit Committee meeting and as may otherwise be needed. The Audit Committee meets with management and with the independent auditors each quarter to review and discuss our Annual Report on Form 10-K and quarterly reports on Form 10-Q prior to their being filed with the SEC, and also meets with management and our independent auditors to review and discuss our quarterly earnings prior to their release.

While the Audit Committee and the Board monitor our financial record keeping and controls, management is ultimately responsible for our financial reporting process, including our system of internal controls, disclosure control procedures and the preparation of the financial statements. The independent auditors support the financial reporting process by performing an audit of our financial statements and issuing a report thereon.

The Audit Committee has reviewed and discussed with management and the independent auditors the audited consolidated financial statements for the year ended December 31, 2012 and related periods. These discussions focused on the quality, not just the acceptability, of the accounting principles used by us, key accounting policies followed in the preparation of the financial statements and the reasonableness of significant judgments made by management in the preparation of the financial statements and alternatives that may be available.

In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1., AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including the quality of our accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee has also received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent auditors the independent auditors’ independence.

Based on the review and discussions referred to above, the Audit Committee’s review of the representations of management and the report of the independent auditors, the Audit Committee recommended to the Board that the audited financial statements be included (and the Board approved such inclusion) in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE:

J. M. Loree, Chairman

J. F. Earl

K. G. Eddy

D. C. Everitt

S. E. Graham

FEES BILLED BY THE INDEPENDENT AUDITORS FOR AUDIT AND NON-AUDIT SERVICES

The following table sets forth the amount of audit fees, audit-related fees, tax fees and all other fees billed or expected to be billed by PricewaterhouseCoopers LLP, our principal auditor for the fiscal years ended December 31, 2012 and December 31, 2011.

	Amount 2012	Amount 2011
Audit Fees(1)	$4,800,884	$5,393,950	(5)
Audit-Related Fees(2)	$87,809	$500,347	(5)
Tax Fees(3)	$592,102	$1,762,554
All Other Fees(4)	$8,820	$14,848
Total Fees	$5,489,615	$7,671,699	(5)

(1)	Includes fees related to the integrated audit of the consolidated financial statements and internal controls over financial reporting as well as statutory audits and quarterly reviews.

(2)	Includes fees related to due diligence procedures, audits of employee benefit plans and accounting consultations.

(3)	Includes fees related to income tax services other than those directly related to the audit of the income tax accrual, such as tax compliance and tax planning services. The aggregate fees for tax compliance services performed by PricewaterhouseCoopers LLP were $55,300 and $799,662 in 2012 and 2011, respectively.

(4)	Includes fees related to trainings and surveys as well as licensing fees for software products.

(5)	2011 amounts represent decreases of $181,901 and $10,500 for audit and audit-related fees, respectively, reflecting reallocations of amounts previously included for 2011 that were attributable to years prior to 2011, partially offset by the inclusion of amounts attributable to 2011 that had not been identified as of the date of the proxy statement for the 2012 Annual Meeting of Stockholders.

The Audit Committee has considered the possible effect of non-audit services on the auditors’ independence and pre-approved the type of non-audit services that were rendered. The Audit Committee has adopted a policy authorizing the pre-approval of certain audit, non-audit and tax services (and related fees) to be provided by the independent auditors. The services to be provided are to be reviewed with the Audit Committee and approval is given for a specific dollar amount and for a period of not greater than 12 months. Services that are not pre-approved in this manner must be pre-approved on a case-by-case basis throughout the year. Additionally, if the pre-approved fee is exceeded, the Audit Committee must be advised of such overruns. In making its decision regarding the approval of services, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence, whether the independent auditor is best positioned to provide such services and whether the services might enhance the Company’s ability to manage or control risk or improve audit quality. No services were provided during the last two fiscal years pursuant to the de minimis safe harbor exception from the pre-approval requirements.

All of the fees included in the table above were pre-approved by the Audit Committee.

PROPOSAL 2: APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed PricewaterhouseCoopers LLP as independent auditors to audit our financial statements for the fiscal year ending December 31, 2013. Although not required to do so, the Board has determined to submit the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our independent auditors to stockholders for ratification as a matter of good corporate governance. In the absence of contrary direction from stockholders, all proxies that are submitted will be voted in favor of the ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our independent auditors.

If this proposal is not ratified by at least a majority of the shares of our outstanding common stock present in person or by proxy and entitled to vote on matters at the Annual Meeting, the appointment of the independent auditors will be reevaluated by the Audit Committee. Due to the difficulty and expense of making any substitution of auditors, it is unlikely that their appointment for the audit of the financial statements for the fiscal year ending December 31, 2013 would be changed. However, the Audit Committee may review whether to seek new independent auditors for the fiscal year ending December 31, 2014.

A representative of PricewaterhouseCoopers LLP will attend the Annual Meeting, with the opportunity to make a statement and answer questions of stockholders.

The Board recommends that stockholders vote “FOR” the ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2013.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis (“CD&A”) provides information regarding our executive compensation philosophy, the elements of our executive compensation program and the factors that were considered in making compensation decisions for our named executive officers (“NEOs”) in 2012. Our Compensation Committee was responsible for establishing the 2012 executive compensation program, including the program’s underlying philosophy and related policies.

The following five executive officers were serving in key positions with the Company at the end of 2012 and are considered NEOs for purposes of this proxy statement:

•	Patrick K. Decker, our President and CEO;

•	Barry E. Malamud, our Vice President, Corporate Controller and Interim Chief Financial Officer (“CFO”);

•	Galdino J. Claro, our Executive Vice President and Group CEO of Harsco Metals & Minerals;

•	Mark E. Kimmel, our Senior Vice President and President of Harsco Infrastructure; and

•	Scott H. Gerson, our Vice President and Group President of Harsco Industrial.

In addition, due to executive officer transitions during 2012, three of our former executive officers are also considered NEOs for purposes of this proxy statement:

•	Henry W. Knueppel, our Non-Executive Chairman of the Board, who served for just over six months as our Interim Chairman and CEO;

•	Salvatore D. Fazzolari, our former Chairman, President and CEO; and

•	Stephen J. Schnoor, our former Senior Vice President, CFO and Treasurer.

2012 Executive Officer Transitions

As noted above, we experienced several executive officer transitions during 2012. On February 23, 2012, Mr. Fazzolari resigned his position as Chairman, President and CEO and as a director of the Company. Mr. Knueppel, one of our directors, agreed to serve as Interim Chairman and CEO during our transition to a new CEO and served in this position until September 10, 2012, on which date Mr. Decker commenced serving as our President and CEO, and Mr. Knueppel transitioned to a new role as Non-Executive Chairman of the Board. Mr. Decker was elected to our Board of Directors on October 29, 2012. On May 22, 2012, Mr. Ivor J. Harrington resigned his position as Executive Vice President and Group CEO of Harsco Infrastructure and was succeeded by Mr. Kimmel, our then-Senior Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary and current Senior

Vice President and President of Harsco Infrastructure. On November 16, 2012, Mr. Schnoor resigned his position as Senior Vice President, CFO and Treasurer and was succeeded in the role of CFO on an interim basis by Mr. Malamud. Mr. Schnoor remained an employee of the Company until December 31, 2012, pursuant to the terms of his separation agreement.

As a result of these transitions, our CD&A and the related compensation tables and narratives cover eight NEOs for 2012 and analyze a variety of compensation decisions and actions, some of which were made specifically in reaction to these transition events. Not all of the NEOs participated in or received all of the compensation elements described in this CD&A. For example, Mr. Knueppel received a focused interim CEO compensation package for his limited service to us during the year, and did not participate in some of the programs in which our other NEOs participated. In addition, Mr. Fazzolari did not participate in many of the programs described below due to his departure in early 2012, and Mr. Decker is participating in compensation programs resulting specifically from the pay package he negotiated when he joined us in late Summer 2012. When discussing each compensation element in this CD&A, we will explain the degree to which each NEO participated in or was eligible for the standard program. In general, any compensation decisions that our Compensation Committee makes for our executive officers for 2013 are expected to affect only Messrs. Decker, Malamud, Claro, Kimmel and Gerson, among our current NEOs, as well as any new executive officers added as NEOs during 2013.

Executive Summary

2012 Financial and Operational Performance

We provide industrial services and engineered products to global industries that are fundamental to worldwide economic growth and infrastructure development. Our operations fall into four reportable segments: (1) Harsco Metals & Minerals; (2) Harsco Infrastructure; (3) Harsco Rail; and (4) Harsco Industrial. We have locations in approximately 50 countries, including the United States, and we were incorporated over 55 years ago.

Although we entered 2012 with cautious optimism, we continued to face economic challenges during the year. Our dedicated team adjusted to these economic realities and refocused our path as the year progressed in order to maximize our financial and operational performance. We believe that responsible actions were taken in the area of executive leadership and compensation to reflect these difficult conditions and to further tie compensation to the improvement of free cash flow and overall financial performance. As we look ahead to 2013, we intend to continue our focus on cost management, operating efficiency and disciplined capital allocation, towards attractive growth and to further strengthen our performance.

The compensation decisions and actions discussed in this CD&A are aligned with our financial and operational performance during 2012, the key takeaways from which are:

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Revenues for the Company totaled $3.0 billion and $3.3 billion for 2012 and 2011, respectively. As expected, the Company generated lower revenues for 2012 due to several actions taken to increase long-term returns and invest capital more effectively. These actions included exiting underperforming contracts in the Harsco Metals & Minerals Segment and ceasing operations in certain countries in the Harsco Infrastructure Segment, which together accounted for $129 million of the year-over-year revenue decline. 2012 revenues also reflected decreased global steel production, which affected our Harsco Metals & Minerals Segment, and decreased volumes in our Harsco Infrastructure Segment that were partially offset by increased demand for products in our Harsco Rail and Harsco Industrial Segments. Foreign currency translation decreased revenues by $123 million for 2012 in comparison with last year;

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The operating results for 2012 include a $265 million non-cash goodwill impairment charge for the Harsco Infrastructure Segment as a result of the Company’s annual goodwill impairment testing. While the Infrastructure business is demonstrating improved operating performance in the face of a prolonged market downturn, particularly in Europe, it was determined that a goodwill impairment charge was required at this time. Including this charge, there was an operating loss from continuing operations for 2012 of $175 million compared with operating income from continuing operations of $88 million for 2011. 2012 operating results reflect the continued realization of cost savings from our 2011-2012 restructuring efforts and prior cost savings initiatives, as well as improved natural gas and industrial grating markets. Foreign currency translation decreased operating income by $10.3 million for 2012 in comparison with last year;

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Including the non-cash goodwill impairment charge noted above of $3.29 per share, the 2012 loss per share from continuing operations was $3.15. Excluding the non-cash goodwill impairment charge, 2012 earnings per share would have been $0.14, compared with a loss per share of $0.12 for 2011. This improvement was primarily driven by the continued realization of cost savings from our 2011-2012 restructuring efforts and prior cost savings initiatives, as well as improved natural gas and industrial grating markets, as noted above;

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Our Harsco Metals & Minerals Segment results reflect lower global steel production and demand. Results for 2012 also reflect the impact of our decision to exit underperforming contracts, as well as start-up costs for new contracts that are expected to generate improved operating margins in future periods. These impacts were partially offset by overall cost reductions from our 2011-2012 restructuring efforts;

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In addition to the goodwill impairment charge noted above, our Harsco Infrastructure Segment’s results were negatively impacted by lower service volumes and the overall softness in commercial construction markets. These impacts were partially offset by the realization of expected cost savings resulting from restructuring initiatives implemented in 2010 and 2011-2012, as well as exiting unprofitable countries. As part of exiting certain unprofitable countries, this segment recognized non-cash cumulative currency translation adjustment gains of $11 million in 2012;

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Our Harsco Rail Segment had operating income for 2012 that was lower than 2011 principally due to a pre-tax reduction of estimated costs of approximately $8 million that occurred in 2011 related to the first phase of our large equipment order from the Ministry of Railways of China. Operating income was positively impacted in 2012 by the volume and timing of equipment orders; and

•	Our Harsco Industrial Segment experienced increased market demand with gains in market share principally in the energy-related markets, and increased demand for industrial grating.

While overall 2012 results were generally in line with our expectations, the decline in global steel production impacting the Metals & Minerals Segment and the prolonged downturn in the European markets in our Harsco Infrastructure Segment did not allow us to achieve our targeted improvements.

Despite continued uncertainties throughout several major global economies, particularly in non-residential construction markets in the United Kingdom and certain Western European countries, as well as lower global steel production, we believe we are well-positioned to capitalize on opportunities in the short to long term based on our solid balance sheet and difficult decisions made that put us on more pragmatic footing.

Key 2012 Compensation Decisions and Actions

Overview of Incentive Compensation Results (Pay-For-Performance)

In 2012, we once again linked payouts for incentive awards to our actual performance, which is consistent with our pay-for-performance philosophy. Although our corporate-level 2012 financial results were not to the level we expected in our business plans, the financial results for certain of our business units did meet or exceed target levels. As a result, our NEOs received a wide range of payouts under our annual incentive compensation program – from 63% below target to 30% above target – representing results that were both below and above 2011 payouts depending upon the particular NEO.

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Annual Incentive Plan Awards: Based on the Economic Value Added (“EVA”®) performance metrics achieved under our 2012 cash-based incentive compensation program (which we refer to as the “Annual Incentive Plan” or “AIP”), Messrs. Decker, Schnoor and Malamud earned payouts for Company-level achievement of 62% of their target awards, while Messrs. Claro, Kimmel and Gerson earned payouts of 37%, 94% and 130%, respectively, of their target awards for both Company-level and business unit-level achievement, weighted equally. Mr. Knueppel did not participate in the 2012 AIP due to his status as a director and Mr. Fazzolari did not participate in the 2012 AIP due to his departure from the Company.

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Payout of Long-Term Incentive Awards in 2012: At the end of 2012, the three-year cycle relating to the incentive award granted in 2010 ended. Based on the EVA performance metrics achieved, no payout of the performance-based portion of the award (representing 50% of the total award opportunity) was made to Messrs. Schnoor, Malamud, Kimmel, Claro and Gerson. Each of these officers vested in the time-based portion of the award (representing the other 50% of the total award opportunity), as further described and analyzed below. Messrs. Decker and Knueppel did not receive a long-term incentive award in 2010, as neither was employed as an executive officer at the time of grant. Mr. Fazzolari forfeited his 2010 award opportunity as a result of his departure from the Company, and in lieu thereof received a cash severance payment equal to the value of a pro-rata payout of the time-based portion of such award.

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Grant of Long-Term Incentive Awards in 2012: In March 2012, the Compensation Committee granted long-term incentive awards to Messrs. Malamud, Kimmel, Claro, Gerson and Schnoor, with approximately 70% of the total award value granted in the form of stock-settled stock appreciation rights (“SARs”) and the remaining total award value granted in the form of restricted stock units (“RSUs”). The SARs vest in annual 20% increments, and the RSUs vest in full after three years. Mr. Knueppel did not receive a 2012 long-term incentive award due to his status as a director and Mr. Fazzolari did not receive a 2012 long-term incentive award due to his departure from the Company. Mr. Schnoor forfeited his 2012 long-term incentive award opportunity due to his departure from the Company, and Mr. Decker received a pro-rated award when he joined us.

Overview of Other 2012 Compensation Decisions and Actions

In 2012, the non-incentive based elements of our NEOs’ compensation either did not increase or increased moderately to reflect unique circumstances. More specifically:

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Base Salary: At the beginning of 2012, NEO base salaries were frozen at 2011 levels (however, total salary received by most of our NEOs in 2012 exceeded their received salaries in 2011 given the timing of prior increases). Certain limited exceptions were made during 2012 to reflect evolving roles and responsibilities for our NEOs, as noted below:

¡

Effective January 2, 2012, Mr. Malamud received a 9% base salary increase to $240,000 per year, representing the second half of a phased-in base salary increase awarded to him in connection with his promotion to the position of Corporate Controller in June 2011. Effective November 19, 2012, Mr. Malamud received an additional 15% base salary increase to $276,000 per year based on the increased responsibilities in his assignment as Interim CFO;

¡	Mr. Knueppel received a base salary of $75,000 per month when he assumed the duties of our Interim Chairman and CEO; and

¡	Mr. Decker received a base salary of $825,000 per year when he joined us in September 2012.

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Discretionary Award: Separate and apart from the amount earned under the 2012 AIP, a discretionary bonus of $96,462 was awarded to Mr. Decker by the Compensation Committee in February 2013, which discretionary bonus was paid in March 2013. The Compensation Committee determined the value of this discretionary bonus by equating it in value to 38% of Mr. Decker’s target award opportunity under the 2012 AIP. This discretionary amount was paid in recognition of certain bonus amounts that Mr. Decker forfeited when departing his previous employer as well as the limited amount of time he had to influence Company-level decisions and actions during 2012 regarding our relative achievement of Company performance goals during the year. The Compensation Committee’s goal with the payment was that Mr. Decker receive for 2012, total short-term cash compensation equal to his base salary plus 100% of his pro-rated target annual incentive opportunity for 2012.

•	All Other Compensation (as reported in the 2012 Summary Compensation Table): Except as follows, “All Other Compensation” received by our NEOs was modest in absolute level. In particular:

¡	Mr. Decker received relocation benefits in connection with beginning service as our President and CEO in September 2012; and

¡	Messrs. Fazzolari and Schnoor received separation packages in connection with their departures from the Company.

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New CEO Pay Package: In addition to Mr. Decker’s base salary described above, he was granted participation in the 2012 AIP (on a pro rata basis) and is eligible to receive future AIP awards. He also received a pro rata 2012 long-term incentive award based on a target value equal to 200% of his base salary. Mr. Decker received four weeks of annual paid vacation, eligibility for our standard health and welfare benefits, and relocation benefits and payments under our relocation policy. Finally, Mr. Decker entered into our standard form of change in control severance agreement, as further described below. The Compensation Committee also awarded Mr. Decker a discretionary bonus of $96,462 in February 2013 as described above and further below.

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Change in Pension Value and Nonqualified Deferred Compensation Earnings (as reported in the 2012 Summary Compensation Table): Our executive pension plan is fully frozen. Accordingly, amounts reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the 2012 Summary Compensation Table reflect changes in the present value of the pensions for each of Messrs. Malamud, Kimmel, Gerson, Fazzolari and Schnoor rather than increases in compensation or additional service credits.

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Special One-Time Equity Awards: Mr. Malamud received a grant of 5,000 RSUs in November 2012 in light of his assumption of additional duties and responsibilities as Interim CFO, and Mr. Gerson received a grant of 15,000 RSUs in January 2012 as a retention incentive.

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Interim CEO Pay Package: In addition to Mr. Knueppel’s base salary described above, his pay package for service as our Interim Chairman and CEO primarily consisted of two quarterly awards of approximately $400,000 each in unrestricted Company shares as well as an initial pro-rated share award with a value equal to $145,044 (granted in March 2012). These awards were designed to compensate Mr. Knueppel in lieu of participation in our 2012 AIP and 2012 long-term incentive plan award programs. The other benefits to which Mr. Knueppel was entitled under his pay package are described below.

Executive Compensation Program Policies and Practices

Continuing Policies

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Significant performance-based awards: Our compensation programs focus on good corporate governance and pay-for-performance, and incentivize as well as reward management for achievement of our annual performance goals, which are specifically designed to reinforce the creation and enhancement of stockholder value. The programs utilize short-and long-term compensation arrangements, a majority of which are payable only if certain financial and individual business objectives are achieved and/or our stock price appreciates. At target performance levels, these performance-based arrangements represented 53% of Mr. Decker’s total compensation and, on average, 46% of total compensation for our other NEOs who remained employed by us as of December 31, 2012. See our disclosure regarding compensation mix below for further information.

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Emphasis on stockholder value: Our compensation programs emphasize stockholder value. One hundred percent (100%) of long-term incentive award annual value delivery for the NEOs is in the form of equity vehicles, the ultimate value of which to our NEOs is tied directly to our stock price performance.

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Stock ownership guidelines: Our NEOs are subject to robust stock ownership guidelines, which further align the interests of our NEOs with our stockholders and encourage our NEOs to manage from an owner’s perspective.

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Market median compensation for target-level performance: The Compensation Committee establishes target levels of all elements of total direct compensation, earnable for target-level performance, with reference to market medians. While individual compensation levels vary from median levels based on an NEO’s experience, potential to impact Company results and other factors (discussed below), the average target total direct compensation of our NEOs serving at December 31, 2012 was determined by the Compensation Committee to be 10% below market median levels.

•	Appropriate Compensation Committee discretion: The Compensation Committee exercises discretion in taking compensation actions when necessary as a result of extraordinary changes in the economy, unusual events or significant changes in overall Company performance. This discretion was evident most notably during 2012 following Mr. Fazzolari’s departure, both with the Compensation Committee’s redesign of the 2012 AIP and 2012 long-term incentive awards and with the new compensation packages provided for Messrs. Knueppel and Decker upon their assumption of principal executive officer duties.

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Avoidance of tax gross-ups: The severance agreements with our NEOs, as applicable, do not provide for Internal Revenue Code Section 280G tax gross-ups, and we generally do not provide our NEOs with tax gross-ups for other compensation elements. (See our discussion below regarding Mr. Knueppel’s interim CEO pay package for more information.)

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Independent consultants: The Compensation Committee engaged an outside, independent executive compensation consultant, Pearl Meyer & Partners (or PM&P), to advise and counsel on key compensation decisions and actions during 2012.

Actions Taken to Further Improve Our Executive Compensation Program; Impact on Say on Pay Advisory Voting

We conducted our second advisory vote on NEO compensation in April 2012 and received approximately 74% approval for our NEO compensation program. This result demonstrated increased stockholder support for our NEO compensation program from 2011, when our initial advisory vote on NEO compensation received approximately 69% approval. Some of the significant actions taken by the Compensation Committee in 2011 and 2012 to ensure our executive compensation programs foster good governance, appropriately reflect our pay-for-performance philosophy, focus on the long term and align NEO interests with those of stockholders include:

•	Base salaries: Except in the limited case of our officer transitions, as described above, the NEOs’ base salaries were frozen through all of 2012;

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Short-term incentive awards: In support of aligning pay with overall Company performance, the Compensation Committee increased the impact that Company-wide EVA performance has on our NEOs who lead our business units. Under the 2012 AIP, Messrs. Claro, Kimmel and Gerson’s award opportunities were based 50% on Company-wide EVA performance and 50% on the EVA performance of the business unit for which each such NEO was directly responsible. In contrast, under our 2011 AIP structure, business unit leaders’ award opportunities were based 20% on Company-wide EVA performance and 80% on the EVA performance of the business units for which the NEO was directly responsible;

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Long-term incentive awards: Our long-term incentive awards for the three-year cycle beginning in 2011 contained both time-based and performance-based vesting requirements, with performance metrics based on free cash flow and relative total stockholder return. In 2012, the Compensation Committee modified our awards program to further increase the performance-based component of long-term incentive awards, such that roughly 70% of the 2012 long-term incentive awards are comprised of SARs (which have no value to our NEOs unless our stock price increases), with the remaining 30% comprised of time-based RSUs. The Compensation Committee determined that this structure helps maintain the linkage between long-term incentives, performance, executive retention and the creation of long-term stockholder value;

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CEO compensation: Prior to Mr. Decker joining the Company, the Compensation Committee undertook a comprehensive review of his pay package to ensure that it would be well aligned with the market (based on data provided by PM&P and Towers Watson) and embrace best practices. Mr. Knueppel’s pay package was also determined by the Compensation Committee following its review of research provided by PM&P, as described further below;

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Stockholder outreach: We have engaged in ongoing correspondence and direct interaction with our largest institutional stockholders, with the goal of communicating improvements to and soliciting constructive feedback regarding our executive compensation practices;

•	Clawback policy: We adopted, on a voluntary basis and in advance of final Dodd-Frank Act clawback rules, a clawback policy that applies to our incentive compensation;

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Double-trigger change in control provisions: Each of the change in control severance agreements that we maintain with our NEOs provide for “double-trigger” payments or benefits, which means that a qualifying termination of employment within a specified period of time after a change in control is required before payments and benefits are received;

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Insider trading policy changes and features: We adopted, on a voluntary basis and in advance of final Dodd-Frank Act hedging rules, changes to our insider trading policy to prohibit our directors, officers and employees from engaging in hedging or monetization transactions involving our securities, such as prepaid variable forward contracts, equity swaps, collars or exchange funds. In addition, our insider trading policy prohibits our directors, officers and employees from pledging Company securities, except in cases where an individual wishes to pledge securities as collateral for a loan and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities;

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Repricing/reloads: We adopted changes to our current equity compensation plan on a voluntary basis to prohibit both the repricing of underwater stock options and SARs (without stockholder approval) and reload options. We note that we are seeking stockholder approval of a new 2013 Equity and Incentive Compensation Plan at the 2013 Annual Meeting, and that such plan contains similar prohibitions; and

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Specific performance goals: We will continue our practice of providing robust disclosure about our programs in this and upcoming proxy statements to demonstrate strong linkages between our incentive pay programs and performance.

Pay for Performance: Aligning CEO Compensation with Total Stockholder Return (“TSR”)

This CD&A and the tables and narratives that follow disclose CEO compensation in compliance with required SEC reporting rules. However, such compensation disclosures may obscure the degree to which pay and performance were linked in any given year. In assessing our pay programs and making compensation determinations, it is important to note that the Compensation Committee evaluates the pay for performance link by assessing the relationship of pay that would be earned — especially equity award values actually generated — to our business performance for the corresponding year or period. The Compensation Committee believes that this view of realizable pay more precisely demonstrates the link between pay and performance than relying on pay numbers generated, for example, by accounting values established upfront for equity awards or yearly increases in potential pension amounts largely driven by changes in interest rates.

The following chart demonstrates the link between realizable pay and TSR with respect to both Mr. Fazzolari’s non-severance compensation and Messrs. Knueppel and Decker’s compensation over the last three years:

Although our relative TSR results for the 2009-2011 and 2010-2012 performance periods lagged that of most of our Peer Group companies (see Impact of the Consideration of Market Data section for Peer Group details), Messrs. Fazzolari, Knueppel and Decker’s aggregate realizable compensation over those same periods also lagged that of the Peer Group’s CEOs and was aligned with our TSR results. While the Compensation Committee’s compensation decisions are intended to motivate our CEO and our other NEOs to achieve meaningful results with respect to our key metrics and goals and drive long-term stockholder value, this alignment of pay and performance demonstrates that when our executives have been unable to deliver target results, their realizable pay has tracked that performance, resulting in actual compensation well below both their potential pay opportunities and market medians.

Core Compensation Philosophy and Objectives

The major objectives of our NEO compensation program and the ways in which these objectives are achieved remained consistent from 2011 to 2012, and are described in the following table:

Compensation Objective	How Objective is Achieved

Rewarding NEOs for sustained financial performance

•   AIP awards are based on achievement of EVA performance metrics, to closely align pay with performance;

•   Approximately 70% of the long-term incentive plan (“LTIP”) award program is comprised of SARs, which are inherently performance-based equity awards whose ultimate value is determined solely by stock price performance; and

•   A larger portion of the NEOs’ total compensation is based on performance as they assume increasingly senior responsibilities within the Company.

Aligning the interests of NEOs with the interests of stockholders

•   The Compensation Committee increased the impact that Company-wide EVA performance has on the compensation opportunity for our NEOs who lead business units;

•   New LTIP for 2012 focuses on time-based equity awards, the ultimate value of which to our NEOs is tied directly to our stock price performance over the vesting period, with approximately 30% of the total award value denominated in RSUs with three-year “cliff” vesting and approximately 70% of the total award value denominated in SARs with five-year ratable vesting; and

•   Stock ownership requirements are in place for all NEOs at levels ranging from a minimum of two times salary to a maximum of five times salary (for our CEO), with most NEOs subject to a requirement of three times salary, and with increases tied to seniority of position.

Compensation Objective	How Objective is Achieved

Attracting and retaining highly motivated and talented NEOs

•    During 2012, we focused more intently on retention considerations to help us attract and maintain a strong executive team during our significant executive officer transitions;

•    All compensation elements are referenced to market median compensation levels based on general industry Survey Data and Peer Group data (subject to variance based on an NEO’s experience, potential to impact Company results and other factors);

•    Pay-for-performance emphasis attracts NEOs that are innovative and willing to risk a larger share of their compensation on their respective business unit’s performance and our overall Company performance; and

•    LTIP grants have multi-year, time-based vesting elements and provide for general forfeiture of unvested awards if an NEO departs.

Determining 2012 Named Executive Officer Compensation

General Process

Executive compensation decisions at the Company are the product of several factors, in each case subject to modification by the Compensation Committee as it may deem necessary in its reasonable discretion, and also depend on whether the decisions are made in the normal pay setting cycle or under special circumstances (such as for a newly appointed or hired executive). For 2012, the predominant factors influencing pay determinations for our NEOs who were serving as officers at the beginning of the year included:

•	key financial measurements consisting of EVA, revenues and earnings;

•	strategic initiatives such as business restructurings and implementation of lean process improvements;

•	achievement of specific operational goals relating to the sphere of influence led by the applicable NEO; and

•	compensation reflected in Survey Data and Peer Group data.

While the pay packages for Messrs. Knueppel and Decker were prepared outside of our typical annual pay setting process, the decisions impacting those packages were primarily based on the Compensation Committee’s review of Survey Data and Peer Group data, as further described below.

Role of Compensation Committee. For 2012, all members of the Compensation Committee were independent directors, enabling them to be objective representatives of our stockholders. The Compensation Committee oversaw the design and development of our 2012 NEO compensation program and determined CEO compensation consistent with the overall objectives of the program, as described above, plus special consideration of our executive officer transitions during 2012. The Compensation Committee also approved all incentive compensation plans and approved or revised recommendations made by the CEO for compensation decisions affecting the other NEOs.

Role of CEO. Our former, interim and new CEOs, assisted by our Human Resources department, were responsible for the implementation and administration of the NEO compensation program throughout the organization during 2012. Prior to and during early 2012, Mr. Fazzolari met with the Compensation Committee and compensation consultants to consider and recommend the overall structure for our NEO compensation programs, to set and evaluate 2012 AIP metrics, and to make specific recommendations regarding the form and amount of compensation opportunities for the other NEOs. During 2012, Mr. Knueppel met periodically with the Compensation Committee and compensation consultants to consider and recommend changes to our NEO compensation programs (especially in the light of Mr. Fazzolari’s departure), to set and evaluate revised 2012 AIP metrics, and to make specific recommendations regarding the form and amount of any changes to the compensation opportunities for the other NEOs. Mr. Decker also met with the Compensation Committee to review the structure of our compensation programs and to begin to evaluate the performance of the other NEOs who were still employed by us as officers at the end of 2012. The ultimate decisions regarding NEO compensation were, however, made by the Compensation Committee.

Role of Compensation Consultants

Independent Compensation Committee Consultant

For 2012, our Compensation Committee again engaged an outside, independent executive compensation consultant, PM&P, to advise and counsel the Compensation Committee. PM&P was engaged by the Compensation Committee because of its broad expertise in many executive compensation areas and for its fit with the overall philosophy and makeup of the Compensation Committee. The Compensation Committee also conducted its annual evaluation of PM&P and assessed its service to be of excellent quality and support. In 2012, in addition to providing the Compensation Committee with an overview of executive compensation trends and regulatory developments, PM&P reviewed draft materials for the Company’s 2012 proxy disclosure and conducted various proxy compensation, peer group, realizable pay and severance analyses. PM&P also helped the Compensation Committee develop the specific separation arrangements for Messrs. Fazzolari and Schnoor, the interim CEO compensation package for Mr. Knueppel and the new CEO pay package for Mr. Decker. PM&P provided no services to the Company other than those provided directly to or on behalf of the Compensation Committee.

At the Compensation Committee’s direction, during 2012, management provided all Compensation Committee materials to PM&P and discussed such materials and any recommendations relating thereto with the consultant in advance of each Compensation Committee meeting. PM&P considered and discussed the information with the Compensation Committee chairperson, specifically identifying any issues or concerns. The

Compensation Committee considered PM&P’s input as part of its decision-making processes. PM&P attended five Compensation Committee meetings in 2012, either in person or via teleconference.

Management Consultants

Our Human Resources department retained Buck Consultants during 2012 to provide long-term incentive planning services because of its broad level of expertise and its expansive knowledge of relevant market data in that area. Buck Consultants attended one telephonic Compensation Committee meeting in 2012 regarding the redesign of our 2012 LTIP award program. Our Human Resources department also used various survey data compiled by Towers Watson to provide information to the Compensation Committee as part of its decision-making processes. Towers Watson did not meet with the Compensation Committee in 2012.

EVA Consultant

Stern Stewart & Co. (“Stern Stewart”) was again selected and engaged by management in 2012 to provide assistance in developing both annual and long-term EVA goals because of its expertise in working with economic value-added programs. From a compensation standpoint, the information provided by Stern Stewart was utilized as part of our 2012 AIP program design. Stern Stewart attended one Board meeting in 2012.

Non-Compensation Related Services

In 2012, Towers Watson again provided pension plan-related and other similar advice to our Human Resources and Finance groups as well as measurement support for various casualty exposures. The decision to engage Towers Watson for these non-compensation related services was made by management.

No Compensation Consultant Conflicts of Interest

The Compensation Committee has considered and assessed all relevant factors, including but not limited to those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Securities Exchange Act of 1934, that could give rise to a potential conflict of interest with respect to any of the compensation consultants described above. Based on this review, we are not aware of any conflict of interest that has been raised by the work performed by Towers Watson, PM&P, Buck Consultants or Stern Stewart.

Impact of Market Data

Based on our compensation philosophy, we sought to establish pay levels for each of our NEOs at or near the 50th percentile of market levels for executives in similar positions. We compete against companies in many industries for executive talent. Because we believe that our most direct competitors for executive talent are not necessarily limited to the companies that would be included in our Peer Group (explained below), for 2012 we used general industry national survey data of companies that are of a similar size to us based on revenue to establish market pay levels (we refer to this as Survey Data) and reviewed compensation programs and compensation levels of the 14 publicly-traded companies that the Compensation Committee and management agreed were peer companies (we refer to this group as our Peer Group) to provide an equally-weighted perspective on pay competitiveness. The Survey Data was gathered from Towers Watson and the Peer Group data was prepared by PM&P.

The Survey Data and the Peer Group data were the primary sources of information used by the Compensation Committee to establish the pay packages for Messrs. Knueppel and Decker (for our other NEOs, this data was considered in connection with the other factors listed above in the description of our general pay-setting process). After reviewing the Survey Data and the Peer Group data, the Compensation Committee targeted both the interim CEO’s and the new CEO’s pay level at the lower range of competitive CEO market data in recognition of the interim nature of the position (in Mr. Knueppel’s case) and new assumption of a CEO-level position (in Mr. Decker’s case). In addition, the method chosen to deliver Mr. Knueppel’s pay (a monthly salary and quarterly stock awards) was designed to provide maximum flexibility for the duration of Mr. Knueppel’s tenure in the interim assignment and to reinforce that his responsibility was to focus on key organizational and turnaround issues rather than to achieve short-term financial goals.

Survey Data and Peer Group Data

In determining 2012 NEO compensation, the Compensation Committee reviewed benchmarking data prepared by PM&P. Specifically, NEO compensation was benchmarked against data from the Peer Group, which as indicated above consisted of a group of 14 publicly-traded companies that the Compensation Committee and management agreed were similarly situated to the Company in terms of type of business, annual revenue and revenue from outside the United States (in other words, their multinational status). As we are a diversified industrial services company, no other company perfectly matches our profile. Companies included in the Peer Group were companies that had one or more business aspects that corresponded with one or more of the following aspects of our business: Metals & Minerals, Infrastructure, Rail and Industrial. For the Peer Group, median revenues for 2011 (2011 data was utilized to determine 2012 NEO compensation) were approximately $4.1 billion (as compared to the Company’s 2011 revenues of approximately $3.3 billion) and median market capitalization as of December 31, 2011 was approximately $2.7 billion (as compared to the Company’s 2011 market capitalization of approximately $1.7 billion).

Performance and compensation data for the Peer Group was tracked by PM&P and provided to the Compensation Committee as part of the 2012 executive compensation review process. In addition to competitive pay levels, the Compensation Committee also considered Peer Group data when determining its compensation practices.

The 14 Peer Group companies used during the 2012 executive compensation review process were:

• AMETEK Inc.	• Kennametal Inc.
• Commercial Metals Company	• The Manitowoc Company Inc.
• Cooper Industries, Ltd.	• Minerals Technologies Inc.
• Dover Corporation	• Sauer-Danfoss Inc.
• EMCOR Group, Inc.	• SPX Corp.
• Flowserve Corporation	• Teleflex Incorporated
• Jacobs Engineering Group Inc.	• United Rentals, Inc.

The Compensation Committee also used Towers Watson annual Survey Data as an equally-weighted component in its NEO compensation decisions for 2012. The Survey Data utilized a broad, industry-wide benchmarking database of approximately 435 companies, and is a standard product offering of Towers Watson (rather than any sort of survey gathering project specifically requested by the Company). In completing its analysis for each of our NEOs, our Human Resources department began by screening the Towers Watson database for compensation data related to positions with duties and responsibilities similar to those of our NEOs. This data was then subjected to a regression analysis, which helped define the relationship between revenue and an executive’s compensation. The regression analysis was then used to calculate a compensation level for each NEO consistent with our total revenues. The compensation data subjected to this regression analysis, and not the identity of the individual companies participating in the survey, was the material factor influencing the ultimate decisions made by the Compensation Committee with respect to our 2012 NEO compensation program.

For 2012, the Compensation Committee set each NEO’s total direct annual compensation with reference to the median range for comparable positions in the Survey Data and in our Peer Group, and sought to drive Company financial performance consistent with that in the upper quartile of our Peer Group. The Compensation Committee structured our overall NEO compensation program so that outstanding performance as measured against our compensation plans’ metrics and associated goals would generate total direct annual compensation at or above the median range, while achievement below compensation plan metrics and goals would generate total direct annual compensation below the median range, all in support of our pay-for-performance philosophy.

The Compensation Committee had discretion to establish or set a component of any NEO’s pay or total direct annual compensation above or below the market median range to acknowledge the experience and value the individual brings to the role, sustained high-level performance and/or demonstrated success in meeting key financial and other business objectives. The differences in compensation levels among our NEOs are attributable both to the differences in the median range of compensation for similar positions in the Survey Data and our Peer Group data and the Compensation Committee’s assessment of each NEO’s internal value.

In mid-2012, the Compensation Committee conducted a review of the current Peer Group and determined that certain revisions were appropriate to ensure the Peer Group continued to include companies that were similarly situated to the Company in terms of type of business, annual revenue and multinational status. As a result of this review, the Compensation Committee, PM&P and management established a new group of 18 publicly-traded companies that will serve as peer companies beginning in 2013 (this new peer group was not used for any 2012 compensation decisions). Companies included in the new peer group continue to have one or more business aspects that correspond with one or more of the following aspects of our business: Metals & Minerals, Infrastructure, Rail and Industrial. Also, for the new peer group, median revenues for 2012 were approximately $3.6 billion (as compared to the Company’s 2012 revenues of approximately $3.0 billion) and median market capitalization as of December 31, 2012 was approximately $3.5 billion (as compared to the Company’s approximately $1.9 billion). The 18 new peer group companies, which will be discussed more in our proxy statement for the 2014 Annual Meeting, are:

• AMETEK Inc.	• The Manitowoc Company Inc.
• Briggs & Stratton Corp.	• Meritor Inc.
• Chicago Bridge & Iron Co. NV	• Pentair Inc.
• Crane Co.	• Sauer-Danfoss Inc.
• Flowserve Corp.	• Snap-On Incorporated
• Foster Wheeler AG	• SPX Corp.
• Gardner Denver Inc.	• United Rentals Inc.
• ITT Corp	• Valmont Industries Inc.
• Kennametal Inc.	• Xylem Inc.

Initial Benchmarking

In reviewing salaries, target total-cash compensation and target total direct compensation for 2012, the Compensation Committee initially targeted each NEO’s compensation opportunity at the 50th percentile of the Survey Data. The Compensation Committee believes that NEOs should not be compensated at either the high or low end of compensation as compared to the market, but rather should receive a reasonable level of compensation based on both the Company’s overall performance and their individual performance when target performance levels are achieved. The Compensation Committee then sets final compensation amounts either above or below the initial benchmarks, taking specifically into account:

•	differences in the scope of responsibilities held by the NEOs;

•	performance (specifically the effect of what the Compensation Committee viewed as exceptional performance) of duties during an NEO’s tenure with us;

•	market requirements; and

•	length of service with us in specific positions.

While past performance is considered by the Compensation Committee in setting current year compensation opportunities, the effect of performance is much more significant in determining the level at which those compensation opportunities are earned and paid out. Our program provides each NEO an opportunity to earn a competitive level of compensation each year if we achieve our pre-established objectives, with an opportunity to earn greater amounts by helping us exceed those targets or lesser amounts when performance falls short of targets. The Compensation Committee believes that we will be impaired in our ability to recruit and retain quality executives if compensation opportunities are not set at levels that reasonably reflect market medians, and therefore the extent to which we reduce compensation opportunities based on below-target performance in a past year is limited. Rather, our total compensation opportunities are designed to reduce the actual compensation earned and paid out if performance in a given year or over a multi-year period falls below target levels.

Impact of NEO Individual Performance on 2012 Compensation

As described above, in determining NEO compensation for 2012, the Compensation Committee considered both our overall corporate performance and the individual performance of each of the NEOs during the course of the year, as evaluated by the Compensation Committee in the case of Mr. Decker, and by Mr. Decker and the Compensation Committee in the case of our other NEOs who were still serving as officers at the end of 2012. The Compensation Committee also considered the performance of our divisions in the case of the NEOs who lead such divisions.

In general, the Compensation Committee has discretion to reduce payouts or compensation levels for individuals who underperform, and discretion is used to reduce, but not increase, final awards for the NEOs under the AIP and other incentive programs if and when the Compensation Committee deems appropriate. The Compensation Committee has discretion to either increase or decrease non-incentive compensation elements based on individual NEO performance or other factors. For example, separate and apart from the amount earned under the 2012 AIP, a discretionary bonus of $96,462 was awarded to Mr. Decker by the Compensation Committee in February 2013, which discretionary bonus was paid in March 2013. The Compensation Committee determined the value of this discretionary bonus by equating it in value to 38% of Mr. Decker’s target award opportunity under the 2012 AIP. This discretionary amount was paid in recognition of certain bonus amounts that Mr. Decker forfeited when departing his previous employer as well as the limited amount of time he had to influence Company-level decisions and actions during 2012 regarding our relative achievement of Company performance goals during the year. The Compensation Committee’s goal with the payment was that Mr. Decker receive for 2012, total short-term cash compensation equal to his base salary plus 100% of his pro-rated target annual incentive opportunity for 2012.

For 2012, the Compensation Committee specifically considered the following individual performance and other quantifiable and non-quantifiable factors (including financial performance factors involving particular divisions within an NEO’s area of responsibility) when making compensation decisions for the following NEOs other than Mr. Decker (in the case of compensation decisions in early 2012, these factors reflected performance in 2011 and earlier years):

•	For Mr. Malamud: Overall guidance for as well as interim leadership of the finance function;

•	For Mr. Claro: EVA improvement; overall growth in revenues and earnings for Harsco Metals & Minerals; reorganization of certain operations and methods of doing business within Harsco Metals & Minerals; and management succession and development for Harsco Metals & Minerals;

•

For Mr. Kimmel: Management of the legal function; development of proactive legal strategies as well as sound risk mitigation for the many and varied actions taken by the Company; leadership of the Company’s mergers and acquisitions efforts; and leadership of Harsco Infrastructure (as of June 5, 2012);

•

For Mr. Gerson: EVA improvement; overall growth in revenues and earnings for Harsco Industrial; reorganization of certain operations and methods of doing business within Harsco Industrial; focus on innovation; and management succession and development for Harsco Industrial; and

•	For Mr. Schnoor: Improvement in overall Company financial performance, including growth in revenues and earnings and EVA improvement.

As a result of these considerations, based on the Survey Data and Peer Group data, we determined that, with respect to our NEOs continuing to serve as our officers as of December 31, 2012:

•	their 2012 salaries ranged from 40% below to 53% above market median levels for comparable positions, with an average of 2% above market median levels;

•	their target 2012 AIP award opportunities ranged from 64% below to 48% above market median levels for comparable positions, with an average of 10% below market median levels;

•	their 2012 LTIP award opportunities ranged from 75% below to 32% above market median levels for comparable positions, with an average of 14% below market median levels;

•	their target total cash compensation for 2012 ranged from 50% below to 51% above market median levels for comparable positions, with an average of 3% below market median levels; and

•

their target total direct compensation for 2012 (excluding all special one-time grants) ranged from 63% below to 41% above market median levels for comparable positions, with an average of 10% below market median levels.

Elements of 2012 Named Executive Officer Compensation Program

The elements of our 2012 NEO compensation program are described in the following table:

Component	Description

Base Salary	Fixed annual cash amount based on competitive salary data

Annual Incentive (AIP Awards)	Variable annual cash payment based on the achievement of independently pre-established EVA goals, both at a Company and business unit level (as applicable)

Component	Description

Discretionary Award	A discretionary amount awarded to Mr. Decker to recognize certain bonus amounts that Mr. Decker forfeited when departing his previous employer as well as the limited amount of time he had to influence Company-level decisions and actions during 2012 regarding our relative achievement of Company performance goals during the year

Long-Term Incentive (LTIP Awards)	Time-based incentive awards provided with approximately 30% of the total award value denominated in RSUs (three-year “cliff” vesting) and approximately 70% of the total award value denominated in SARs (five-year ratable vesting)

Perquisites and Personal Benefits	Limited non-cash compensation designed to attract and retain NEOs and provide a competitive compensation package

Retirement Benefits	Defined contribution plans and pension plan benefits similar in form to benefits available to our other employees

Post-Employment Payments	Contingent in nature and payable only if an NEO’s employment is terminated as specified under the terms of various plans and arrangements

Compensation Mix

In 2012, as reflected in the following charts, the Compensation Committee awarded a significant amount of each NEO’s total direct pay opportunity in the form of:

•	Long-term compensation (2012 LTIP awards); and

•	Performance-based compensation (2012 AIP awards and 2012 time-based SARs).

The charts above include 2012 base salary, as disclosed in the 2012 Summary Compensation Table, as well as 2012 target AIP award opportunity and 2012 LTIP awards reflected at their grant date fair value, as disclosed in the 2012 Grants of Plan-Based Awards Table. The Average Other NEOs Target Total Direct Compensation Mix chart includes data for those NEOs (other than the CEO) serving at December 31, 2012, including Mr. Schnoor, who resigned as an officer of the Company on November 16, 2012, but who remained an employee of the Company until and terminated services on December 31, 2012.

Analysis of 2012 Executive Compensation Decisions and Actions

2012 Base Salaries

Considering the continuing overall economic challenges in our business climate, and without regard to any comparison to the Survey Data or Peer Group data, the Compensation Committee chose to freeze the base salaries of our NEOs who started 2012 as our employees at the following 2011 year-end levels: Mr. Fazzolari, $915,000; Mr. Claro, $675,000; Mr. Schnoor, $450,000; Mr. Kimmel, $445,000; and Mr. Gerson, $265,000. Mr. Malamud’s base salary was increased by $20,000 (or 9%) to $240,000 per year as part of a phased-in increase awarded to him in connection with his promotion to the position of Corporate Controller in June 2011. Mr. Malamud’s base salary was ultimately increased by an additional $36,000 (or 15%) to $276,000 per year shortly after his assumption of duties as Interim CFO in November 2012, based on his increased responsibilities in that assignment.

Executive officer transitions resulted in several other base salary changes during 2012. When Mr. Knueppel assumed the duties of our Interim Chairman and CEO in February 2012, his base salary was established at $75,000 per month. Prior to that time, Mr. Knueppel did not receive a salary. When Mr. Decker joined us in September 2012 as our President and CEO, his annual base salary was established at $825,000. As described above under “Impact of Market Data,” the Compensation Committee primarily relied on its review of the Survey Data and the Peer Group data to establish the pay packages for Messrs. Knueppel and Decker.

2012 AIP Awards

Introduction

Prior to 2012, EVA had been the sole performance metric underlying the AIP. As previously disclosed, for 2012 the Compensation Committee initially adopted a structure that supplemented the use of EVA with other performance metrics as a guide for determining final NEO payouts under the 2012 AIP. Under this modified structure, an overall financial goal of 2012 positive cash flow provided by operations was established as a payment gate for funding of the AIP. If the overall financial goal was achieved, then the 2012 AIP would fund based on overall Company and business unit year-over-year improvement in EVA performance. Final payouts were to be determined based on four measurement components, including the Company’s overall year-over-year improvement in EVA performance, key operational performance indicators (such as expense and cost savings and reduced liability claims costs), key financial performance indicators (such as operating margin and operating income targets), and key individual performance indicators, subject in all cases to the negative discretion of the Compensation Committee.

After the departure of our former CEO, Mr. Fazzolari, in February 2012, our interim CEO, Mr. Knueppel, determined with the Compensation Committee that, in a time of transition, a return to EVA as the sole performance metric for the AIP was the more prudent structure for 2012. In March 2012, the Compensation Committee approved this revised structure for the 2012 AIP so that it operated substantially as described in prior years, with EVA at the overall Company and business unit levels as the applicable performance metrics. AIP award opportunities for 2012 were communicated to the NEOs under this revised structure consistent with prior years.

Setting 2012 AIP Award Opportunities

The 2012 AIP award payouts for NEOs were based on a formula that multiplied each NEO’s annual base salary by a predetermined bonus percentage, and then multiplied this resulting amount by the percentage of target performance achieved in 2012. For purposes of the formula, the dollar amount calculated as annual base salary times the bonus percentage represents the NEO’s target annual incentive opportunity. This annual incentive opportunity was established by the Compensation Committee based on the NEO’s level of responsibilities and his ability to impact our overall results.

As discussed above, the Compensation Committee established improvement in EVA as the applicable performance metric underlying the 2012 AIP. The target levels of performance required — which would correspond to a 100% payout of the target AIP opportunity — represented aggressive goals established based on EVA improvement targets calculated by our outside consultant, Stern Stewart. Achievement of less than 100% of the pre-established EVA improvement target would result in a limited payout or no payout under the 2012 AIP, while achievement exceeding the EVA improvement target would result in a payout of up to 200% of the target AIP opportunity. The 2012 performance goals for Mr. Decker, Mr. Kimmel (prior to June 5, 2012), Mr. Schnoor and Mr. Malamud were based 100% on Company-wide EVA performance, while the 2012 performance goals for Mr. Claro, Mr. Kimmel (after June 5, 2012) and Mr. Gerson were based 50% on Company-wide EVA performance and 50% on the EVA performance of the business units for which they were directly responsible. Mr. Knueppel did not participate in the 2012 AIP due to his status as a director and Mr. Fazzolari did not participate in the 2012 AIP due to his departure from the Company.

Approximately 1% and 200% of target were set as the threshold and maximum payout levels for the 2012 AIP based on recommendations by Stern Stewart, and our desire to keep incentive payments within a particular range. We set the EVA performance goals with the intent that there would be roughly a 20% probability that either an award of approximately 1% or 200% would be achieved. The Compensation Committee was also given discretion to reduce (but not increase) the final payout amounts for the NEOs.

The threshold, target and maximum 2012 AIP opportunities (as a percent of base salary) established for the NEOs were as follows:

Named Executive Officer	Threshold	Target	Maximum
Mr. Decker	1%	100%	200%
Mr. Claro	0.70%	70%	140%
Mr. Kimmel	0.65%	65%	130%
Mr. Malamud	0.45%	45%	90%
Mr. Gerson	0.45%	45%	90%
Mr. Schnoor	0.70%	70%	140%
Mr. Fazzolari	N/A	N/A	N/A
Mr. Knueppel	N/A	N/A	N/A

For the period from 2007 to 2012, we used EVA improvement as the sole financial performance metric underlying our annual incentive awards. The table below shows actual EVA performance since 2007 on an overall Company basis. While performance has lagged since the global financial crisis began in 2008, payouts for officers have been in line with that performance, as was the design of the AIP consistent with our pay for performance philosophy:

Calendar Year	EVA Performance	Annual Bonus Payout for Corporate-Level Officers
2007	193%	193% of Target
2008	19%	19% of Target
2009	0%	0% of Target
2010	15%	15% of Target
2011	84%	84% of Target
2012	62%	62% of Target

Actual annual incentive award payouts to the NEOs are detailed in the 2012 Summary Compensation Table.

2012 AIP Performance Metrics, Goals and Actual Results

EVA is a measure of after-tax profit that takes into account the cost of capital used by management to achieve that profit, and thus serves as a useful guide for determining the extent to which management has effectively used the capital invested by stockholders to generate profit for the Company. To calculate EVA, we start with net operating profit after tax (which is similar to operating earnings less taxes) and subtract a charge for capital employed in the particular business. The charge for capital is the amount of capital used by the business multiplied by our cost of capital.

Our annual incentive EVA goals are set as a level of “improvement” in EVA compared with a base EVA level. EVA improvement is a measure related to the future growth prospects of the Company, which growth prospects are already reflected in the Company’s current market value. EVA improvement at a given level represents the amount that EVA must improve each year in order for our current operations’ value to increase in line with the expected growth reflected in our market value. We set EVA improvement goals at levels that give an incentive to management to make effective use of our capital to add to profitability, which should increase the value of our current operations and, correspondingly, the market value of the Company, thereby enhancing returns to stockholders.

The 2012 EVA improvement targets were developed using calculations provided by Stern Stewart and approved by the Compensation Committee based on the principles outlined above. Threshold and maximum EVA improvement goals were established as equal amounts (each referred to as an EVA interval) below and above the EVA improvement targets.

For 2012, the Company-wide EVA improvement target (in other words, the amount that would result in a target annual incentive payout under the 2012 AIP) was set at $12,533,000, and the EVA interval for the Company as a whole was set at $42,000,000.

An example of how the EVA improvement goals (company-level) correspond to threshold, target and maximum 2012 AIP payouts is provided below:

Degree of Company-Wide EVA Improvement	2012 AIP Award Payout

Negative $29.467 million or below (below threshold)	0%

Greater than negative $29.467 million but less than $12.533 million	Interpolated payout between 0% and 100% of target payout amount

$12.533 million (target)	100% target payout amount

Greater than $12.533 million but less than $54.533 million	Interpolated payout between 100% and 200% of target payout amount

$54.533 million or above (maximum)	200% of target payout amount

The table below sets forth the EVA improvement targets and intervals established for the 2012 AIP, EVA improvement levels achieved in 2012 and the resulting payouts under the 2012 AIP:

	2012 EVA Improvement Target	2012 EVA Interval	2012 Results – EVA Improvement Achieved	2012 Results – Incentive % Achieved	Basis for Determining AIP Payout to NEOs	2012 AIP Payout to NEOs (% of Target)
Total Company (Messrs. Decker, Malamud and Schnoor; Mr. Kimmel prior to June 5)	$12,533,000	$42,000,000	($3,502,000)	62%	100% Company	62%

Metals & Minerals (Mr. Claro)	$4,813,000	$28,000,000	($19,784,000)	12%	50% Company / 50% Business Unit	37%

Infrastructure (Mr. Kimmel after June 5)	$7,008,000	$34,700,000	$31,925,000	172%	50% Company / 50% Business Unit	94%

Industrial (Mr. Gerson)	$358,000	$8,000,000	$8,160,000	198%	50% Company / 50% Business Unit	130%

Discretionary Award

In February 2013, the Compensation Committee exercised its discretion to award Mr. Decker a bonus payment equal to $96,462, which discretionary bonus was paid in March 2013. The Compensation Committee determined the value of this discretionary bonus by equating it in value to 38% of Mr. Decker’s target award opportunity under the 2012 AIP. This discretionary amount was paid in recognition of certain bonus amounts that Mr. Decker forfeited when departing his previous employer as well as the limited amount of time he had to influence Company-level decisions and actions during 2012 regarding our relative achievement of Company performance goals during the year. The Compensation Committee’s goal with the payment was that Mr. Decker receive for 2012, total short-term cash compensation equal to his base salary plus 100% of his pro-rated target annual incentive opportunity for 2012.

Long-Term Incentive Awards

LTIP Awards – A Key Component of Our Named Executive Officer Compensation Program

LTIP awards remained a key part of our NEO compensation program in 2012. Our primary purpose in granting LTIP awards is to drive outstanding stockholder returns, to closely align the interests of management with the interests of stockholders, and to motivate key executives to remain with us over a long-term period. With respect to retention specifically, the Compensation Committee believes that, when structured correctly, LTIP awards play a critical role in encouraging talented NEOs to remain in service to the Company rather than seek positions elsewhere. In addition, the Compensation Committee recently examined the structure of pay at competitors and concluded that the Company’s failure to include a significant service-based component within its long-term incentive program differed from market practice and may put the Company at a competitive disadvantage in terms of maintaining key executive talent. As a result, over the last few years the Compensation Committee has made certain revisions to the Company’s long-term incentive award program to ensure that LTIP awards are structured to not only reward NEOs for creating stockholder value over a multi-year period (which we typically refer to as an award cycle), but also to provide NEOs with an opportunity to earn cash or shares based on service during the award cycle.

We believe that the modified structure of our long-term incentive award program, as embodied by the 2012 LTIP awards described below, ensures an appropriate balance between performance-based and service-based pay and helps us achieve our goals by:

•	Rewarding the NEOs for the creation of sustained stockholder value, with compensation varying in line with performance;

•	Encouraging ownership of our stock by management, including via our stock ownership guidelines;

•	Fostering teamwork; and

•	Providing us with a means to retain and motivate high-caliber executives.

Award Opportunities and Compensation Realized

For the LTIP award cycle beginning in 2012, the Compensation Committee and the Board established the grant level for each NEO as a percentage of that NEO’s actual salary. As discussed above at page 41, the Compensation Committee and the Board set target values for the 2012 LTIP awards with the intent that each NEO’s total direct compensation opportunity fall within a reasonable range of the market median for the NEO’s position.

The distinction between compensation opportunity and compensation realized is crucial to an understanding of our LTIP compensation program. In order for us to be able to hire highly capable executives and retain them in long-term service, we must offer them an opportunity each year to earn compensation that is comparable to the compensation of other executives with similar skills and similar responsibilities. We provide this opportunity, but do so with what we consider to be inherently performance-based awards (the SARs portion of the LTIP awards) that will enable the executive to realize the compensation only to the degree that the Company’s performance, namely stock price performance, is strong. Accordingly, whether our program aligns executive pay with performance should not be judged by looking at the performance achieved in a particular year and concluding that pay opportunities should have been reduced, but should be judged by looking at the compensation actually earned by our NEOs and whether it was in line with the results achieved over the performance period.

Our LTIP award payouts in the past five years have closely tracked our performance. From 2008 on, our performance has not met our expectations, a reflection of the lingering effects of the world-wide financial crisis and continuing turmoil in key end markets for our products and services in our two largest business segments. Payouts for LTIP awards in this period have corresponded closely to that performance.

Our historical use of cumulative EVA improvement as a performance goal for our LTIP awards proved to be unusually challenging and significantly impacted our ability to utilize the LTIP awards as a retention device. With goals set at the beginning of an award cycle, weak EVA performance in any one year (particularly in an early year) was shown to be difficult to reverse. For example, for the 2010—2011 award cycle, below-target performance results in 2010 combined with a much stronger performance result in 2011 ultimately resulted in only a 7% payout for the two-year cycle. Due to the extreme turbulence experienced across the world’s economies during 2008 and 2009, as well as continued weakness in some of the key end markets for our products and services, our performance during those years was negatively impacted and the performance goals underlying the LTIP awards in effect during the period were substantially not achieved. As a result, we made no payouts to our NEOs for the 2007—2009 award cycle, 2008—2010 award cycle and 2009—2011 award cycle, and paid out the 2010—2011 award cycle at only 7% of target.

Based on this recent experience, and intending to achieve a better balance between performance-based and service-based pay in the overall design of the LTIP awards (and thereby strengthen the retention effect of such awards), over the last few years the Compensation Committee has made certain revisions to the LTIP awards granted to our executive officers. For the 2010—2012 award cycle, the LTIP awards granted to executive officers included a service-based element, with 50% of the award granted in the form of performance-based RSUs (with the underlying performance goal continuing to be cumulative EVA improvement) and the other 50% granted in the form of time-based RSUs. As described above, using cumulative EVA improvement as a performance metric for a long-term incentive award has some inherent disadvantages. With that in mind, the LTIP awards granted to executive officers for the 2011—2013 award cycle were again granted in the form of 50% performance-based RSUs and 50% time-based RSUs, but the performance goal underlying the performance-based portion of the awards was changed from cumulative EVA improvement to a combination of free cash flow and TSR, as described in more detail below.

In 2012, the Compensation Committee continued its ongoing review of the effectiveness of recent LTIP awards in meeting our overall compensation goals. As a result of its review, the Compensation Committee determined to place greater emphasis on the performance-based component of the LTIP awards for 2012. Accordingly, rather than granting one RSU award subject in equal parts to time-based and performance-based vesting conditions, in March 2012, the Compensation Committee granted Messrs. Malamud, Kimmel, Claro, Gerson and Schnoor a combination of performance-based SAR awards and time-based RSU awards, with SARs comprising approximately 70% of the overall grant and RSUs comprising just 30% of the grant. The Compensation Committee and its compensation advisers view SARs as inherently performance-based awards because their value is directly tied to the performance of our stock price, thus ensuring that NEOs are incentivized to achieve sustained stock price increases. Accordingly, we believe SARs are an appropriate replacement for the performance-based RSUs granted under prior years’ long-term incentive awards.

Due to abbreviated periods of Company service, Messrs. Knueppel and Fazzolari did not receive LTIP awards in 2012, and Mr. Decker received a pro-rated award when he joined us in September. Mr. Schnoor forfeited his 2012 LTIP award opportunity in connection with his departure from the Company.

Previously-Granted LTIP Cycles

2010—2012 Award Cycle. As indicated above, for the 2010—2012 award cycle, the performance goal underlying the performance-based portion of the LTIP award (50% of the award) was cumulative EVA improvement, with threshold and target performance levels established based on recommendations from Stern Stewart. Compensation earnable under this LTIP award was denominated in cash and payable in shares, except that an NEO whose share ownership met Company guidelines would receive a cash payout for the performance-based portion of the award.

The threshold and target performance levels for cumulative EVA improvement and the actual results achieved over the 2010—2012 award cycle were as follows:

	(in millions)		Results Achieved
Performance Goal	Threshold (0% Payout)	Target (100% Payout)	Performance	Payout
Cumulative EVA Improvement 2010—2012	$(324.9)	$(171.9)	$(338.1)	0%

Based on the EVA performance metrics achieved, no payout of the performance-based portion of the 2010—2012 long-term incentive award was made to Messrs. Schnoor, Malamud, Kimmel, Claro and Gerson. Each of these officers vested in the time-based portion of the 2010—2012 long-term incentive award (representing the other 50% of the total award opportunity). Messrs. Decker and Knueppel did not receive a long-term incentive award in 2010, as neither was employed as an executive officer at the time of grant. Mr. Fazzolari forfeited his 2010—2012 award opportunity as a result of his departure from the Company, and in lieu thereof received a cash severance payment equal to the value of a pro-rata payout of the time-based portion of such award.

2011—2013 Award Cycle. For the 2011—2013 award cycle, the performance goal underlying the performance-based portion of the LTIP award (50% of the award) is based one-half on free cash flow and one-half on the Company’s TSR as compared to the TSR of companies in the S&P MidCap 400 index, provided that no payouts will be made for the performance-based portion of the award if generally accepted accounting principles-based earnings per share (“GAAP EPS”) over the award cycle is not positive. If positive GAAP EPS is achieved, the Compensation Committee will then assess performance based on the principal performance goals, but will retain discretion to approve payouts that may be lower than the precise payout level corresponding to the free cash flow and relative TSR performance achieved. Compensation earnable under this LTIP award is denominated in cash and payable in shares, except that an NEO whose share ownership meets Company guidelines will receive a cash payout for the performance-based portion of the award. The time-based portion of the 2011—2013 LTIP award (50% of the award) is not subject to the GAAP EPS threshold and will be paid out in shares provided the NEO remains employed by us at the end of the award cycle.

For purposes of the 2011—2013 award cycle, free cash flow is defined as cash from operations less capital expenditures, adding back proceeds from the sale of assets and a strategic partner’s portion of capital expenditures related to major strategic venture investments. TSR reflects annualized stock price growth over a three-year period (with beginning and end points based on the average closing price over the first and last 10 trading days of the period, respectively) with dividends reinvested monthly. Relative TSR is based on the Company’s three-year TSR percentile performance relative to each company’s three-year TSR performance within the S&P MidCap 400 Index. For example, if the Company’s TSR is better than the TSR of 59.9% of those other companies over the award cycle, it will be at the 60th percentile, representing an above-target performance.

The threshold, target and maximum performance levels for free cash flow and relative TSR performance and the interim results achieved to date are as follows:

Performance Goal	Threshold (0% Payout)	Target (100% Payout)	Maximum (150% Payout)	Interim Results Achieved Through 2012(1)
Free cash flow – 2011—2013	$400 million	$600 million	$800 million	$26 million
Relative TSR – 2011—2013	25th percentile	50th percentile	75th percentile	below 25th percentile

(1)	This shows the free cash flow through two years of the award cycle, as well as the Company’s relative TSR positioning versus the companies in the S&P MidCap 400 index for 2011.

Messrs. Fazzolari and Schnoor forfeited their 2011—2013 LTIP award opportunities as a result of their departures from the Company, but each received a cash severance payment equal to the value of a pro-rata payout of the time-based portion of such award.

2012 LTIP Awards

For the 2012 LTIP awards, as described above, the Compensation Committee established target award levels with the intent that each NEO’s total direct compensation opportunity fall within a reasonable range of the market median for the NEO’s position. Approximately 30% of the total value of each NEO’s 2012 LTIP award was provided in the form of RSUs that “cliff” vest after three years, with the remaining 70% of the total award value provided in the form of stock-settled SARs that vest ratably over five years, resulting in the following LTIP awards for the NEOs:

Named Executive Officer	RSUs	SARs
Mr. Decker*	5,985	43,058
Mr. Claro	12,002	86,343
Mr. Kimmel	7,385	53,128
Mr. Malamud	1,963	14,122
Mr. Gerson	2,168	15,593
Mr. Schnoor**	8,802	63,319
Mr. Fazzolari	N/A	N/A
Mr. Knueppel	N/A	N/A

*	Mr. Decker’s award was prorated to reflect his start date of September 10, 2012.
**	Mr. Schnoor forfeited his award opportunity due to his departure from the Company.

The exercise price for the SARs is $23.73, which is the average of the high and low sales prices of our stock on the grant date of March 16, 2012 (except with respect to Mr. Decker, whose pro-rated award was granted on September 10, 2012, and for whom the exercise price for the SARs is $21.37). Compensation earnable under the 2012 LTIP award is payable in shares.

2012 Service-Based Awards

As noted above, Mr. Knueppel did not participate in our 2012 AIP or our 2012 LTIP award programs during his service as our interim CEO. In lieu of participation in these programs, Mr. Knueppel received two quarterly awards of approximately $400,000 each in unrestricted Company shares as well as an initial pro-rated share award equal in value to $145,044 (granted in March 2012). These awards were designed to align Mr. Knueppel’s compensation interests during his tenure as interim CEO with those of the Company’s stockholders. This portion of Mr. Knueppel’s pay package was determined by the Compensation Committee based on its review of Survey Data and Peer Group data, as described above under “Impact of Market Data.” Overall, the value of Mr. Knueppel’s grants, on an annualized basis, was below the median of market data. Mr. Knueppel also was granted 2,688 RSUs for his service as a non-employee Director during a portion of 2012 on December 4, 2012. These RSUs are expected to vest on April 23, 2013 and are payable in common stock within 60 days following the termination of his service as a Director.

In addition to the grants made to Mr. Knueppel, Messrs. Malamud and Gerson were also provided special one-time grants of time-based RSUs during 2012. Mr. Gerson was provided a grant of 15,000 RSUs on January 24, 2012, as a retention incentive to help ensure his ongoing assistance in driving the continued overall growth in revenues and earnings for Harsco Industrial. These RSUs vest in full after three years. Mr. Malamud was provided a grant of 5,000 RSUs on November 16, 2012, as additional compensation in connection with his assumption of additional duties and responsibilities as Interim CFO. These RSUs also vest in full after three years.

Other Compensation Elements

During 2012, we provided our NEOs (other than Mr. Knueppel) with the following broad-based employee benefits on the same terms that apply to our non-executive U.S. employees:

•	Health insurance;

•	Disability insurance;

•	A term life insurance benefit equal to two times the individual’s salary up to a maximum benefit of $500,000;

•	Defined benefit pension plan participation (frozen as to the four participating NEOs; four NEOs were not eligible to participate because they joined the Company after 2008); and

•	401(k) Savings Plan participation.

Under the terms of his interim CEO pay package, Mr. Knueppel elected not to participate in any of our health and welfare, retirement or other employee benefit programs or plans, and was provided only the limited perquisites and personal benefits described below.

Two of the current NEOs (Messrs. Kimmel and Malamud) and two of the former NEOs (Messrs. Fazzolari and Schnoor) were eligible to participate in the Supplemental Retirement Benefit Plan (the “SERP”) during 2012, as discussed in more detailed below under the section “Retirement Plans.” We continue to note that amounts reported in the 2012 Summary Compensation Table as changes in pension values do not reflect increases in compensation or additional service credits for the NEOs, but instead reflect a change in the present value of the pensions for Messrs. Malamud, Kimmel, Fazzolari and Schnoor. Both the SERP, which supplements the qualified pension plan, and the pension plan itself were “frozen” in 2008, and the retirement benefit payable under those programs has not increased since that time. The changes reported for 2012 resulted mainly from a reduction in the prevailing interest rates used to calculate the present value of the NEOs’ pension benefit at the end of 2012, and to a small extent reflect the fact that present value increased as the NEOs aged. Changes in the NEOs’ pension values for 2011 and 2010 likewise resulted entirely from changes in present values and not from accruals of service credits or increases in compensation used to calculate the pension.

Our NEOs are also eligible to participate in the NQ RSIP, which supplements the RSIP with respect to contributions that could not be made because of Internal Revenue Service compensation and contribution limitations.

We provided other benefits to certain of our NEOs during 2012, including coverage under the change in control severance agreements described below. Mr. Fazzolari was entitled to personal use of a car we provided during his tenure as an officer in 2012, and the Board of Directors maintains a policy regarding our CEO’s personal use of our corporate aircraft. Our CEO is taxed on the imputed income attributable to personal use of our aircraft, and none of our CEOs received a tax gross-up from us with respect to such imputed amounts. Under the terms of his interim CEO pay package, we reimbursed Mr. Knueppel for his temporary living and commuting expenses in recognition of both the temporary and sudden nature of his executive assignment and as an inducement to him to accept the assignment. Mr. Decker received modest relocation assistance from us during 2012, including home sale assistance and payment of other relocation expenses, plus limited tax reimbursement related to such relocation. This relocation assistance was provided for Mr. Decker’s transition to our corporate headquarters.

Our philosophy in providing perquisites and other personal benefits to our NEOs is to position the aggregate of these benefit amounts at levels that are competitive with those provided by our Peer Group companies as well as a larger group of companies within our general industry that are similarly situated to us in terms of overall size and relative performance. We believe that the other benefits we provided to our NEOs were necessary to help us attract and retain our senior executive team, and that the values of these benefits were reasonable, competitive and consistent with the overall executive compensation program.

For more information on the perquisites and certain other benefits provided to the NEOs in 2012, see the All Other Compensation Table that serves as a supplement to the 2012 Summary Compensation Table below.

Employment Arrangements with Certain NEOs

Notification Letter; Offer Letter

In March 2012, we provided Mr. Knueppel with a notification letter confirming the compensation package we would be providing to him for his service as our Interim Chairman and CEO. Under this package, Mr. Knueppel received a base salary at a rate of $75,000 per month. In addition, in lieu of participating in our 2012 AIP or our 2012 LTIP award programs, Mr. Knueppel received the equity awards described above under “2012 Service-Based Awards.” Mr. Knueppel was also entitled to three weeks of paid vacation, in addition to the other perquisites and personal benefits described above.

In July 2012, we provided Mr. Decker with an offer letter detailing his pay package as our new President and Chief Executive Officer. Under this package, Mr. Decker received an annual base salary of $825,000, which was determined by the Compensation Committee to be at the low end of the competitive market range in recognition of Mr. Decker’s new assumption of a CEO-level position. In addition, Mr. Decker participated in the 2012 AIP on a pro-rated basis based on his hire date of September 10, 2012. He also received a pro-rated 2012 long-term incentive award based on a target value equal to 200% of his base salary, four weeks of annual paid vacation, eligibility for our standard health and welfare benefits, and standard relocation benefits and payments under our relocation policy. Mr. Decker also entered into our standard form of change in control severance agreement, as further described below. The Compensation Committee determined these payments and benefits to be in line with market practice.

The Company does not have any employment agreements with any current NEOs beyond Mr. Decker’s above-described offer letter.

Potential Payments upon Change in Control and Other Potential Post-Employment Payments

Change in Control Severance Agreements

We are currently a party to change in control severance agreements with Messrs. Decker, Malamud, Claro, Kimmel and Gerson, and we were a party to change in control severance agreements with Messrs. Fazzolari and Schnoor prior to their departures from the Company. We have never been a party to a change in control severance agreement with

Mr. Knueppel. During 2012, these change in control severance agreements reflected what we believe to be a market-based approach to a potential change in control scenario and incorporated several stockholder-favored compensation practices, including:

•	“double-trigger” payment provisions that require a qualifying termination of employment after a change in control before benefits and payments are received; and

•

no excise tax gross-ups on severance benefits (each NEO will either pay the excise taxes on his severance benefits or the severance benefits will be reduced to a point where the excise tax does not apply, depending on which result is more favorable to the executive).

In general, under the change in control severance agreements, each of Messrs. Fazzolari and Decker is entitled to receive (or was entitled to receive in the case of Mr. Fazzolari) double-trigger severance benefits equal to three times his highest base salary in effect during the period beginning 90 days prior to the change in control through the date of termination, plus three times his target annual bonus for the year of termination, and each of Messrs. Schnoor, Kimmel, Claro and Gerson is entitled to receive (or was entitled to receive in the case of Mr. Schnoor) double-trigger severance benefits equal to two times his highest base salary in effect during the period beginning 90 days prior to the change in control through the date of termination, plus two times his target annual bonus for the year of termination. Mr. Malamud’s change in control severance agreement provides that he is entitled to receive double-trigger severance benefits equal to one times his highest base salary in effect during the period beginning 90 days prior to the change in control through the date of termination, plus one times his target annual bonus for the year of termination. Each change in control severance agreement provides for a rolling three-year term that renews each year, subject to certain exceptions.

The change in control severance agreements are reviewed on a regular basis, though not necessarily as part of the annual compensation review.

The Compensation Committee believes that the change in control severance agreements serve the following purposes:

•	assure that we have the continued dedication and full attention of certain key employees prior to and after the consummation of a change in control event;

•

ensure that, if a possible change in control should arise and a change in control officer should be involved in deliberations or negotiations in connection with the possible change in control, such officer would be in a position to consider as objectively as possible whether the possible change in control transaction is in our best interest as well as the best interests of our stockholders, without concern for his position or financial well-being; and

•	protect us by retaining key talent in the face of corporate changes.

Separation Arrangements

On March 9, 2012, in connection with Mr. Fazzolari’s departure from the Company, we entered into a Separation and Release Agreement with Mr. Fazzolari to establish the terms of his separation effective February 23, 2012. Under the Separation and Release Agreement,

Mr. Fazzolari received or will receive:

•

$3,843,000, representing two times his base salary and target 2012 AIP award opportunity, plus an additional cash payment of $1,173,583 representing a pro rata payout for the time-based portion of his 2010—2012 and 2011—2013 LTIP awards;

•	health insurance continuation coverage in the form of the Company’s payment of health insurance premiums for Mr. Fazzolari, his spouse and his covered dependents for up to two years;

•	payment of all amounts earned or accrued as a result of Mr. Fazzolari’s employment with the Company (including $87,981 in payment of earned and unused vacation time); and

•	transfer of ownership from us of the automobile, tablet device and cellular phone he used during his employment (see the “All Other Compensation” column of the 2012 Summary Compensation Table below).

Under the Separation and Release Agreement, all of Mr. Fazzolari’s other outstanding equity compensation awards were forfeited without additional consideration, and Mr. Fazzolari is subject to certain non-disparagement and confidentiality provisions as well as restrictions preventing him from competing against us or soliciting our customers or employees for two years. Mr. Fazzolari also executed a general release of claims against us, and we agreed to release Mr. Fazzolari from claims to the extent they were suspected or known to the Board as of March 9, 2012. Mr. Fazzolari agreed to make himself available to his successor as reasonably requested for a period of two years to assist with the transition of his role.

On December 5, 2012, in connection with Mr. Schnoor’s departure from the Company, we also entered into a Separation Agreement with Mr. Schnoor to establish the terms of his separation effective December 31, 2012. Under the Separation Agreement, Mr. Schnoor received or will receive:

•

$765,000, representing one times his base salary and target 2013 AIP award opportunity, plus an additional cash payment of $220,000 representing a pro rata payout for the time-based portion of his 2011—2013 LTIP award;

•	health insurance continuation coverage in the form of the Company’s payment of health insurance premiums for Mr. Schnoor, his spouse and his covered dependents for up to one year;

•	payment of all amounts earned or accrued as a result of Mr. Schnoor’s employment with the Company (including $8,654 in payment of earned and unused vacation time);

•	reimbursement for up to $7,500 in outplacement services; and

•	transfer of ownership from us of the tablet device and cellular phone he used during his employment.

Under the Separation Agreement, all of Mr. Schnoor’s other outstanding equity compensation awards (except for his 2010—2012 time-based RSUs, as described above) were forfeited without additional consideration, and Mr. Schnoor is subject to certain non-disparagement and confidentiality provisions as well as restrictions preventing him from competing against us or soliciting our customers or employees for one year. Mr. Schnoor also executed a general release of claims against us, and agreed to make himself available to his successor as reasonably requested for a period of one year to assist with the transition of his role.

The severance payments and severance-related benefits provided to Mr. Fazzolari and Mr. Schnoor were based on current market practices as reflected in research provided by PM&P and took into specific consideration Mr. Fazzolari’s 30 plus years of service and Mr. Schnoor’s 24 years of service with the Company. The pro-rata payouts of Mr. Fazzolari’s 2010—2012 and 2011—2013 time-based RSUs and Mr. Schnoor’s 2011—2013 time-based RSUs were also provided based on market practices and in recognition of their long tenure with and many contributions to the Company.

Other Potential Post Employment Payments

Upon certain types of terminations of employment not related to a change in control, payments under various Company policies and plans may be paid to NEOs. As described above, Messrs. Fazzolari and Schnoor received separation packages during 2012 under these other Company policies and plans. These events and amounts are more fully explained in the Termination or Change in Control Arrangements section below.

Stock Ownership Guidelines

In 2012, we continued to maintain stock ownership guidelines that applied to the NEOs. Our stock ownership guidelines encourage the retention of stock acquired through our LTIP awards. In 2010, the stock ownership requirements were updated and revised so that no shares may be sold by participants until their applicable ownership guidelines are satisfied, subject to a hardship exception that will be administered by the Compensation Committee. The Compensation Committee determined that the restrictions on sale would not apply to Mr. Knueppel’s service-based award in his capacity as interim CEO, due to the anticipated short duration of the assignment.

The stock ownership guidelines are established as a multiple of each NEO’s base salary and were benchmarked against the stock ownership guidelines for similarly situated executives at Peer Group companies. They were also based on the Board’s determination of appropriate share ownership levels based on our compensation system. Under the guidelines, each NEO is required to own a specific amount of our common stock and is restricted from selling shares until the guideline has been satisfied. The share ownership levels (based on fair market value as measured periodically) for each NEO are as follows:

Current Named Executive Officer	Multiple of Salary
Mr. Decker	Five times salary
Mr. Claro	Three times salary
Mr. Kimmel	Three times salary
Mr. Gerson	Three times salary
Mr. Malamud	Two times salary

Former Named Executive Officer	Multiple of Salary
Mr. Fazzolari	Five times salary
Mr. Knueppel	Five times annual retainer*
Mr. Schnoor	Three times salary

*	As a member of our Board, Mr. Knueppel was subject to our Directors’ stock ownership guidelines during his service as interim CEO, rather than any officer-based stock ownership guideline.

Our NEOs have five years from the date they are first granted LTIP awards to comply with the guidelines. If an NEO is promoted into a position with greater holding requirements,

that individual has five additional years to comply with the new guideline. All common stock held by the NEOs, whether acquired as a result of an LTIP award or otherwise, is included in determining whether they have achieved the applicable ownership guideline. Stock options, RSUs and SARs are not included in calculating whether the guidelines have been met. Failure to meet the guidelines within the applicable five-year period will result in a review by the Compensation Committee to determine the cause of such failure and to develop an appropriate corrective action plan. The Compensation Committee believes that this is a reasonable approach in light of the recent economic downturn and its impact on our stock price.

At December 31, 2012, none of the NEOs owned stock fully meeting the ownership guidelines, but each was within the five-year phase-in period and therefore was in compliance with the guidelines.

Policy Regarding Tax and Accounting Impact on Executive Compensation

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally limits to $1 million the U.S. federal tax deductibility of compensation paid in one year by publicly-traded corporations to their named executive officers (with the exception of the CFO) serving at the end of the fiscal year. Qualified “performance-based compensation” as defined under Section 162(m) is not subject to the limits on deductibility, provided such compensation meets certain requirements, including stockholder approval of the material terms of the compensation.

We intend, to the extent practicable, to preserve this deductibility of compensation paid to our NEOs while maintaining compensation programs that effectively attract and retain exceptional executives in a highly competitive environment. However, on occasion it is not possible to satisfy all conditions of the Internal Revenue Code for deductibility and still meet our compensation needs, and in such limited situations, we may choose to pay compensation that would otherwise not be deductible under Section 162(m) if we believe that it is appropriate and in our best interest.

Compensation Committee Report

The Management Development and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Management Development and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and our Proxy Statement for our 2013 Annual Meeting of Stockholders, for filing with the SEC.

SUBMITTED BY THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

T. D. Growcock, Chairman

D. C. Everitt

A. J. Sordoni, III

R. C. Wilburn

The foregoing report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Securities Exchange Act of 1934.

Compensation Policies and Practices as They Relate to Risk Management

In 2012, similar to 2011, management reviewed our compensation policies and practices for all employees. As a result of that review, our management team concluded that any risks arising from our policies and programs are not reasonably likely to have a material adverse effect on us. In addition, we reviewed the relationship between our risk management policies and practices and the incentive compensation we provide to our NEOs and other key employees to confirm that our incentive compensation does not encourage unnecessary and excessive risks.

The findings of these reviews indicated that:

•	our compensation program provides a balance between our short-term and long-term goals and objectives;

•	under our compensation program, the highest amount of compensation can be achieved through consistent superior performance over sustained periods of time, which discourages short-term risk taking;

•	our goals are appropriately set to avoid targets that, if not achieved, result in a large percentage loss of compensation;

•	three-year performance targets for our 2011—2013 LTIP awards discourage short-term risk taking;

•	incentive awards are capped by the Compensation Committee; and

•	equity ownership guidelines discourage excessive risk taking.

Furthermore, as described above, compensation decisions may include the subjective use of negative discretion, which has the ability to restrain the influence of formulae or objective factors on excessive risk taking.

2012 Summary Compensation Table

The following table presents the compensation provided to our NEOs for services rendered to us in 2010, 2011 and 2012, as applicable:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)(6)	All Other Compensation ($)	Total ($)
Patrick K. Decker	2012	253,846	96,462	114,014	266,960	157,384	-0-	102,036	990,702
President and Chief Executive Officer

Henry W. Knueppel	2012	542,640	-0-	998,631	-0-	-0-	-0-	8,132	1,549,403
Former Interim Chairman and Chief Executive Officer
Salvatore D. Fazzolari	2012	263,942	-0-	-0-	-0-	-0-	189,241	5,219,149	5,672,332
Former Chairman,	2011	902,597	-0-	2,502,500	1,798,500	833,999	426,702	46,157	6,510,455
President and Chief Executive Officer(7)	2010	890,000	-0-	3,199,856	-0-	133,500	332,404	61,353	4,617,113

Barry E. Malamud	2012	244,154	-0-	124,254	103,938	68,119	33,112	28,543	602,120
Vice President, Corporate Controller and Interim Chief Financial Officer

Stephen J. Schnoor	2012	450,000	-0-	188,275	466,028	195,300	137,353	1,067,463	2,504,419
Former Senior	2011	425,192	-0-	742,500	490,500	250,013	113,637	24,936	2,046,778
Vice President, Chief Financial Officer and Treasurer(8)	2010	400,000	-0-	941,785	-0-	39,000	83,929	21,346	1,486,060

Galdino J. Claro	2012	675,000	-0-	256,723	635,484	174,825	-0-	16,247	1,758,279
Executive Vice President and Group CEO, Harsco Metals & Minerals	2011 2010	662,596 650,000	-0- -0-	675,000 1,236,990	490,500 -0-	672,535 688,675	-0- -0-	19,797 69,982	2,520,428 2,645,647

Scott H. Gerson	2012	265,000	-0-	313,524	114,764	155,025	-0-	33,604	881,917
Vice President and Group President, Harsco Industrial

Mark E. Kimmel	2012	445,000	-0-	157,965	391,022	270,765	14,945	43,204	1,322,901
Senior Vice President, President, Harsco Infrastructure	2011 2010	414,239 383,000	-0- -0-	623,000 767,130	490,500 -0-	226,174 37,343	16,672 11,417	25,079 23,147	1,795,664 1,222,037

(1)	The amount shown in this column for Mr. Knueppel includes $54,563 in fees earned or paid in cash to him for his service as a non-employee Director during portions of 2012.

(2)	The amount shown in this column for Mr. Decker represents a discretionary award granted by the Compensation Committee in addition to the pro rata amount he earned under the 2012 AIP for actual performance. For more information about this payment, see “Discretionary Award” in the CD&A above.

(3)	The amounts shown in this column for 2012 represent the grant date fair value (computed in accordance with FASB ASC Topic 718) for the following awards: (a) the RSU portion of the 2012 LTIP awards granted to Messrs. Decker, Malamud, Schnoor, Claro, Gerson and Kimmel; (b) other time-based RSUs granted during 2012 to Messrs. Malamud and Gerson; and (c) the common stock awards granted during 2012 to Mr. Knueppel for his service as our Interim Chairman and CEO ($945,005) and an RSU award granted to him during 2012 for his service as a non-employee Director ($53,626). These RSU awards for the NEOs other than Mr. Knueppel were granted under the 1995 Plan and will be settled by delivery of unrestricted shares. Mr. Knueppel’s RSUs were granted under the Director Plan, and his awards of common stock were granted under the 1995 Plan. The amounts relating to RSUs may not represent actual compensation that will be realized by the NEOs with respect to these awards, but instead represent the grant date fair value of the awards for accounting purposes, as required to be shown in this table by SEC rules. Any amounts that may become payable to the NEOs with respect to the RSUs are subject to the service-based vesting criteria described above under the heading “Long-Term Incentive Awards” in the CD&A or, with respect to Mr. Knueppel’s Director award, subject to the terms of our Director compensation program as described above under “Non-Employee Director Compensation.” The above information does not reflect an estimate for forfeitures. As of November 16, 2012, the RSU award for Mr. Schnoor had been forfeited due to his then-pending departure from the Company. See Note 13, “Stock-Based Compensation,” to the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2012 for a discussion of the assumptions used by us to calculate these grant date fair values.

(4)	The amounts shown in this column for 2012 represent the grant date fair value (computed in accordance with FASB ASC Topic 718) for the SAR portion of the 2012 LTIP awards. These SAR awards were granted under the 1995 Plan and will be settled by delivery of unrestricted shares. These amounts may not represent actual compensation that will be realized by the NEOs with respect to these awards, but instead represent the grant date fair value of the awards for accounting purposes, as required to be shown in this table by SEC rules. In order for each NEO to realize any value upon exercise of the SARs, the market price of our common stock must remain above $21.37 per share in the case of Mr. Decker and $23.73 per share in the case of the other NEOs. Any amounts that may become payable to the NEOs with respect to these awards are also subject to the service-based vesting criteria described above under the heading “Long-Term Incentive Awards” in the CD&A. As of November 16, 2012, the SAR award for Mr. Schnoor had been forfeited due to his then-pending departure from the Company. See Note 13, “Stock-Based Compensation,” to the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2012 for a discussion of the assumptions used by us to calculate these grant date fair values.

(5)	The amounts shown in this column for 2012 reflect the actual 2012 AIP award payout for each NEO, as applicable, as approved by the Compensation Committee in January 2013 under the 1995 Plan based on the achievement of pre-determined EVA goals as further described above in the CD&A.

(6)	The amounts shown in this column for 2012 represent changes in pension values between 2011 and 2012, determined using interest rate and mortality rate assumptions consistent with those used in our financial statements, and include amounts which the NEOs may not currently be entitled to receive because such amounts are not vested. The pension plan has been frozen since December 31, 2008, and participants are no longer credited with additional years of service or increases in final average compensation when calculating pension benefits. Thus, the changes to the pension values shown in this column for 2012 resulted mostly from lower prevailing interest rates used to calculate present value at the end of the plan year. The remainder of the changes generally resulted from the NEO being one year closer to the time benefit payments could commence, which had a smaller effect of increasing the present value of the benefits. There were no above-market or preferential earnings on deferred compensation during 2012.

(7)	Mr. Fazzolari resigned as Chairman, President and CEO effective February 23, 2012.

(8)	Mr. Schnoor resigned as Senior Vice President, Chief Financial Officer and Treasurer effective November 16, 2012, but remained an active employee through December 31, 2012.

All Other Compensation

The following table summarizes the incremental cost of perquisites and other benefits provided to our NEOs in 2012 and describes the benefits included in the “All Other Compensation” column of the 2012 Summary Compensation Table:

		Mr. Decker	Mr. Knueppel	Mr. Fazzolari	Mr. Malamud	Mr. Schnoor	Mr. Claro	Mr. Gerson	Mr. Kimmel
Personal use of corporate aircraft(a)	2012	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Personal use of automobile	2012	-0-	-0-	32,560	-0-	-0-	-0-	-0-	-0-
Relocation and temporary housing expenses(b)	2012	83,345	8,132	-0-	-0-	-0-	-0-	-0-	-0-
Relocation tax reimbursement(c)	2012	15,480	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Our contributions to defined contribution plans(d)	2012	-0-	-0-	10,000	9,497	10,000	-0-	10,000	10,000
Dollar value of life insurance premiums paid by us or on our behalf	2012	340	-0-	-0-	1,020	1,020	1,020	1,020	1,020
Dollar value of health insurance premiums paid by us or on our behalf	2012	2,789	-0-	-0-	15,039	14,856	14,857	14,967	14,967
Dollar value of long-term disability premiums paid by us or on our behalf	2012	82	-0-	-0-	370	370	370	370	370
Our contributions under Non-Qualified Restoration Plan(d)	2012	-0-	-0-	28,991	2,617	18,347	-0-	7,247	16,847
Severance payments and benefits	2012	-0-	-0-	5,144,742	-0-	1,022,870	-0-	-0-	-0-
Electronic devices(e)	2012	-0-	-0-	1,680	-0-	-0-	-0-	-0-	-0-
Electronic devices tax reimbursement(c)	2012	-0-	-0-	1,176	-0-	-0-	-0-	-0-	-0-
Total		102,036	8,132	5,219,149	28,543	1,067,463	16,247	33,604	43,204

(a)	The value of personal use of corporate aircraft is calculated as the incremental cost to us of such use. Incremental costs are calculated based on the variable operating costs to us. Variable operating costs consist of trip-specific costs including fuel, catering, mileage, maintenance, labor and parts, reserve for engines and other service-life limited parts, crew expenses, universal weather monitoring, landing/ramp fees and other miscellaneous variable costs. Incremental cost calculations do not include fixed costs associated with owning our aircraft since we would incur these costs anyway. On certain occasions, an executive’s spouse or other family member may accompany the executive on a flight. During 2012, Mr. Fazzolari’s spouse accompanied him on two business flights on corporate aircraft, but the Company has determined that there was no aggregate incremental cost for her presence on those flights.

(b)	The amounts reported consist of reimbursement for temporary living expenses, such as rent and utilities, paid to an executive on a short-term assignment or as part of his transition to a new work location, as well as relocation expenses incurred by the executive in connection with such transition.

(c)	The amounts reported consist of tax reimbursements for Mr. Decker in connection with his relocation expenses and for Mr. Fazzolari in connection with his receipt from us of a laptop computer.

(d)	In connection with his departure from the Company, Mr. Fazzolari terminated his accounts and received a full payout for all account balances in 2012.

(e)	In connection with their departures from the Company, each of Messrs. Fazzolari and Schnoor was transferred ownership of the tablet device and cellular phone he used during his employment, and we gave Mr. Fazzolari a laptop computer. The Company has determined that there is no incremental cost to us for the transfers of the tablet devices and cellular phones. The incremental cost of the laptop computer is reflected in this table.

2012 Grants of Plan-Based Awards Table

The following table sets forth information concerning grants of plan-based awards made to the NEOs during 2012:

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise Or Base Price Of Option Awards ($)	Closing Market Price on Grant Date ($)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Mr. Decker	—	2,538	253,846	507,692	—	—	—	—	—
	09/10/12	—	—	—	5,985	—	—	—	114,014
	09/10/12	—	—	—	—	43,058	21.37	21.25	266,960

Mr. Knueppel	03/07/12	—	—	—	6,828	—	—	—	145,044
	04/01/12	—	—	—	17,006	—	—	—	399,981
	07/01/12	—	—	—	20,039	—	—	—	399,980
	12/04/12	—	—	—	2,688	—	—	—	53,626

Mr. Fazzolari	—	—	—	—	—	—	—	—	—

Mr. Malamud	—	1,099	109,869	219,738	—	—	—	—	—
	03/16/12	—	—	—	1,963	—	—	—	41,989
	03/16/12	—	—	—	—	14,122	23.73	23.84	103,938
	11/16/12	—	—	—	5,000	—	—	—	82,265

Mr. Schnoor	—	3,150	315,000	630,000	—	—	—	—	—
	03/16/12	—	—	—	8,802	—	—	—	188,275
	03/16/12	—	—	—	—	63,319	23.73	23.84	466,028

Mr. Claro	—	4,725	472,500	945,000	—	—	—	—	—
	03/16/12	—	—	—	12,002	—	—	—	256,723
	03/16/12	—	—	—	—	86,343	23.73	23.84	635,484

Mr. Gerson	—	1,193	119,250	238,500	—	—	—	—	—
	01/24/12	—	—	—	15,000	—	—	—	267,150
	03/16/12	—	—	—	2,168	—	—	—	46,374
	03/16/12	—	—	—	—	15,593	23.73	23.84	114,764

Mr. Kimmel	—	2,893	289,250	578,500	—	—	—	—	—
	03/16/12	—	—	—	7,385	—	—	—	157,965
	03/16/12	—	—	—	—	53,128	23.73	23.84	391,022

(1)	These columns reflect 2012 AIP award opportunities, which awards were made pursuant to our 1995 Plan and are described more fully beginning on page 46 of this Proxy Statement. Target values are equal to the following percentages of each NEO’s base salary: Mr. Decker, 100% (pro rated); Mr. Malamud, 45%; Mr. Claro, 70%; Mr. Gerson, 45%; Mr. Kimmel, 65%; and Mr. Schnoor, 70%. Threshold amounts represent approximately 1% of target values, and maximum amounts represent 200% of target values. Messrs. Fazzolari and Knueppel did not participate in the 2012 AIP. Actual payouts with respect to these awards for 2012 are disclosed in the “Non-Equity Incentive Plan Compensation” column of the 2012 Summary Compensation Table.

(2)

Except as otherwise described in this footnote, this column reflects the time-based RSU component of the 2012 LTIP awards granted to the NEOs, which awards were granted under our 1995 Plan and are described more fully under the heading “Long-Term Incentive Awards” in the CD&A. These RSUs will generally vest in full and be settled after three years. For Mr. Malamud, the second entry in this column, and for Mr. Gerson, the first entry in this column, reflects an additional time-based award of RSUs granted during 2012. These RSUs also will generally vest in full and be settled after three years. For Mr. Knueppel: (a) the entries in this column with grant dates of March 7, 2012, April 1, 2012 and July 1, 2012 reflect grants under our 1995 Plan of fully-vested, unrestricted common stock in connection with his service as Interim Chairman and CEO; and (b) the entry in this column with a grant date of December 4, 2012 reflects RSUs granted under the Director Plan as part of his non-employee Director compensation (these RSUs vest on the date of our 2013 Annual Meeting). Mr. Fazzolari did not receive any RSU awards during 2012. Mr. Schnoor forfeited his awards due to his departure from the Company.

(3)	This column reflects the time-based SAR component of the 2012 LTIP awards granted to the NEOs, which awards were granted under our 1995 Plan and are described more fully under the heading “Long-Term Incentive Awards” in the CD&A. These SARs will generally become exercisable ratably over five years. Messrs. Fazzolari and Knueppel did not receive any SARs awards during 2012. Mr. Schnoor forfeited his awards due to his departure from the Company.

2012 AIP Awards; 2012 LTIP Awards

For additional details regarding our 2012 AIP and LTIP awards, please see the descriptions set forth under the headings “2012 AIP Awards” and “Long-Term Incentive Awards,” respectively, in the CD&A. For additional details regarding the relationship of salary, short-term incentive compensation and long-term incentive compensation to total compensation, please see the CD&A section of this Proxy Statement.

Outstanding Equity Awards at 2012 Fiscal Year-End Table

The following table sets forth information concerning the outstanding equity awards for the NEOs as of December 31, 2012:

	Option Awards(1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Mr. Decker	-0-	43,058	—	21.37	09/09/22	—	—	—	—
	—	—	—	—	—	5,985	140,648	—	—
Mr. Knueppel	—	—	—	—	—	2,688	63,168	—	—
Mr. Fazzolari	—	—	—	—	—	—	—	—	—
Mr. Malamud	-0-	14,122	—	23.73	03/15/22	—	—	—	—
	—	—	—	—	—	12,858	302,163	3,481	81,804
Mr. Schnoor	—	—	—	—	—	14,043	330,011	—	—
Mr. Claro	-0-	45,000	—	31.75	01/24/18	—	—	—	—
	-0-	86,343	—	23.73	03/15/22	—	—	—	—
	—	—	—	—	—	47,109	1,107,062	14,362	337,507
Mr. Gerson	-0-	35,000	—	31.75	01/24/18	—	—	—	—
	-0-	15,593	—	23.73	03/15/22	—	—	—	—
	—	—	—	—	—	24,565	577,278	3,670	86,245
Mr. Kimmel	-0-	45,000	—	31.75	01/24/18	—	—	—	—
	-0-	53,128	—	23.73	03/15/22	—	—	—	—
	—	—	—	—	—	32,048	753,128	13,255	311,493

(1)	These columns reflect the following awards: (a) for Mr. Decker, the time-based SARs granted on September 10, 2012; and (b) for Mr. Malamud (the sole entry in these columns) and for Messrs. Claro, Gerson and Kimmel (the second entry in these columns), the time-based SARs granted on March 16, 2012. The SARs will generally vest and become exercisable in five equal installments on the first five anniversaries of the date of grant. For Messrs. Claro, Gerson and Kimmel, the first entry in these columns reflects stock options granted January 25, 2011, which options will generally vest and become exercisable three years after the grant date. The exercise prices for the SARs and options are equal to the average of the high and low price of our common stock on the date of grant. The grants were made pursuant to the 1995 Plan.

(2)	The stock awards reflected in this column consist of:

(a) the following number of RSUs granted to Mr. Decker on September 10, 2012 and to Messrs. Malamud, Claro, Gerson and Kimmel on March 16, 2012, which in each case will “cliff” vest three years after the grant date: Mr. Decker, 5,985 RSUs; Mr. Malamud, 1,963 RSUs; Mr. Claro, 12,002 RSUs; Mr. Gerson, 2,168 RSUs; and Mr. Kimmel, 7,385 RSUs;

(b) the following number of RSUs granted to Messrs. Malamud and Gerson on November 16, 2012 and January 24, 2012, respectively, which in each case will “cliff” vest three years after the grant date: Mr. Malamud, 5,000 RSUs; and Mr. Gerson, 15,000 RSUs; and

(c) an estimate of the number of shares issuable in settlement of LTIP awards for the 2010 — 2012 and 2011 — 2013 award cycles. During the award cycle, these LTIP awards are denominated in dollars rather than in a pre-set number of shares. The additional number of shares included in this column was determined by dividing 50% of the dollar amount of the LTIP awards by $23.50, the closing market price of our stock on December 31, 2012. For the 2010 — 2012 award cycle, the estimated number of unvested shares included in this column is as follows: Mr. Malamud, 2,414; Mr. Schnoor, 14,043; Mr. Claro, 20,745; Mr. Gerson, 3,727; and Mr. Kimmel, 11,408. (These represent the time-based portion of the LTIP awards for the 2010 — 2012 award cycle, which was approved by the Compensation Committee and vested on January 29, 2013; the average of the high and low sales prices on that date was $25.30, resulting in actual payouts of a lower number of shares than the estimated number included in this column.) For the 2011 — 2013 award cycle, for which the time-based portion of the LTIP award is expected to vest at the time the Compensation Committee meets in early 2014, the estimated number of unvested shares included in this column is as follows: Mr. Malamud, 3,481; Mr. Claro, 14,362; Mr. Gerson, 3,670; and Mr. Kimmel, 13,255. The ultimate number of shares earned and vested for these LTIP awards, assuming Compensation Committee approval and that service-based vesting requirements are met, will be determined following the end of the award cycle by dividing the dollar amount of the time-based portion of the LTIP award by the then-prevailing market price of our common stock. A portion of the LTIP awards will be settled in cash rather than by delivery of shares if the NEO has met applicable stock ownership guidelines at the time; and

(d) for Mr. Knueppel, RSUs granted on December 4, 2012 under the Director Plan as part of his non-employee Director compensation (these RSUs vest on the date of our 2013 Annual Meeting).

(3)	The market value was computed by multiplying the closing market price of our stock on December 31, 2012 ($23.50) by the number of RSUs and estimated shares in the previous column.

(4)

The stock awards reflected in this column consist of an estimate of the number of shares issuable in settlement of LTIP awards for the 2010 — 2012 and 2011 — 2013 award cycles. During the award cycle, these LTIP awards are denominated in dollars rather than in a pre-set number of shares. The number of shares included in this column was determined by dividing 50% of the dollar amount of the LTIP awards by $23.50, the closing market price of our stock on December 31, 2012. For the 2010 — 2012 award cycle, no shares are included in this column because the performance-based portion of the LTIP award was not achieved and resulted in no delivery of shares to the NEOs for the award cycle. For the 2011 — 2013 award cycle, for which the performance-based portion of the LTIP award is expected to vest and be earned, if at all, at the time the Compensation Committee meets in early 2014, the estimated number of unearned and unvested shares included in this column is as follows: Mr. Malamud, 3,481; Mr. Claro, 14,362; Mr. Gerson, 3,670; and Mr. Kimmel, 13,255. The ultimate number of shares earned and vested for these LTIP awards, assuming Compensation Committee approval and that performance-based vesting requirements are met, will be determined following the end of the award cycle by dividing the dollar amount of the performance-based portion of the LTIP award by the then-prevailing market price of our common stock. A portion of the LTIP awards will be settled in cash rather than by delivery of shares if the NEO has met applicable stock ownership guidelines at that time.

2012 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Mr. Decker	-0-	-0-	-0-	-0-
Mr. Malamud	-0-	-0-	167	3,700
Mr. Claro	-0-	-0-	630	12,591
Mr. Gerson	-0-	-0-	608	13,048
Mr. Kimmel	-0-	-0-	3,888	84,935
Mr. Knueppel	-0-	-0-	2,524	54,354
Mr. Fazzolari	-0-	-0-	8,904	192,413
Mr. Schnoor	-0-	-0-	2,345	50,482

(1)	The number of shares in this column consists of: for Messrs. Malamud, Gerson, Kimmel, Fazzolari and Schnoor, the one-third portion of the RSUs granted in 2009 that vested on January 27, 2012; for Messrs. Claro, Gerson, Kimmel, Fazzolari and Schnoor, shares earned in settlement of the performance-based portion of the LTIP award for the 2010 — 2011 award cycle, which vested on January 24, 2012; and for Mr. Knueppel, his 2011 director grant of 2,524 RSUs that vested on April 24, 2012. The fair market value of the portion of the 2009 RSU grant that vested in 2012 was $22.155 per share, based on the average of the high and low sales prices of our common stock on January 27, 2012. The fair market value of the performance-based portion of the LTIP award for the 2010 — 2011 award cycle was $19.985 per share, based on the average of the high and low sales prices of our common stock on January 24, 2012. The fair market value of Mr. Knueppel’s RSU award was $21.535 per share, based on the average of the high and low sales prices of our common stock on April 24, 2012.

2012 Pension Benefits Table

The following table describes pension benefits provided to the NEOs:

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Mr. Decker	Harsco Employees Pension Plan	N/A	N/A	N/A
	Supplemental Retirement Benefit Plan	N/A	N/A	N/A

Mr. Knueppel	Harsco Employees Pension Plan	N/A	N/A	N/A
	Supplemental Retirement Benefit Plan	N/A	N/A	N/A

Mr. Fazzolari	Harsco Employees Pension Plan	23.333	-0-	805,225
	Supplemental Retirement Benefit Plan	23.333	-0-	2,351,022

Mr. Malamud	Harsco Employees Pension Plan	11.750	146,822	-0-
	Supplemental Retirement Benefit Plan	11.750	37,025	-0-

Mr. Schnoor	Harsco Employees Pension Plan	15.667	461,294	-0-
	Supplemental Retirement Benefit Plan	15.667	365,606	-0-

Mr. Claro	Harsco Employees Pension Plan	N/A	N/A	N/A
	Supplemental Retirement Benefit Plan	N/A	N/A	N/A

Mr. Gerson	Harsco Employees Pension Plan	N/A	N/A	N/A
	Supplemental Retirement Benefit Plan	N/A	N/A	N/A

Mr. Kimmel	Harsco Employees Pension Plan	2.417	58,395	-0-
	Supplemental Retirement Benefit Plan	2.417	40,397	-0-

(1)	The disclosed amounts are estimates only and do not necessarily reflect the actual amounts that will be paid to the NEOs, which will only be known at the time that they become eligible for payment.

Retirement Plans

All of the NEOs, with the exception of Messrs. Decker, Knueppel, Claro and Gerson, are covered under the Harsco Employees Pension Plan (the “HEPP”) and the Supplemental Plan. As described below, pension benefits were frozen effective December 31, 2008 under the HEPP and the Supplemental Plan. Messrs. Decker, Claro and Gerson, and all other U.S.-based officers, are now covered by the RSIP, as described in the narrative disclosure to the 2012 Nonqualified Deferred Compensation Table. Mr. Knueppel does not participate in any of our retirement plans.

The HEPP and the Supplemental Plan (collectively, the “Plans”), are defined benefit plans providing for normal retirement at age 65. Early retirement may be taken commencing with the first day of any month following the attainment of age 55, provided at least 15 years of service have been completed. Early retirement benefits commencing prior to age 65 are generally reduced, although the Plans provide for unreduced pension benefits if retirement occurs after age 62, provided at least 30 years of service have been completed. The Plans also provide for a pre-retirement death benefit payable to a beneficiary designated by the participant for participants who die after qualifying for benefits. The Supplemental Plan also includes provisions which fully vest participants upon termination of employment following a “change in control” of the Company, as defined in the Supplemental Plan.

Total pension benefits are based on final average compensation and years of service. The normal retirement benefit under the HEPP is equal to a total of 1.2% times final average compensation times years of service, up to a maximum of 33 years (the initial product), plus 1.5% times the initial product times years of service in excess of 33 years, but not in excess of 40 years. The normal retirement benefit under the Supplemental Plan is equal to a total of 0.8% of final average compensation up to the “Social Security Covered Compensation,” plus 1.5% of final average compensation in excess of the “Social Security Covered Compensation,” multiplied by up to 33 years of service (as defined in the Supplemental Plan), reduced by benefits payable under the HEPP. Final average compensation under both the Supplemental Plan and the HEPP is defined as the aggregate compensation (base salary plus non-discretionary incentive compensation) for the 60 highest consecutive months out of the last 120 months prior to the date of retirement or termination of employment.

Effective January 1, 2003, both the HEPP and the Supplemental Plan were amended to reduce the amount of non-discretionary incentive compensation included in aggregate compensation from 100% to 50% for benefit amounts paid on or after that date. The amendments also reduced the multiplier applied to average compensation under the HEPP from 1.3% to 1.2%, and reduced the multiplier applied to average compensation in excess of the “Social Security Covered Compensation” under the Supplemental Plan from 1.6% to 1.5%. Notwithstanding these amendments, no participant’s retirement benefit under either of the Plans was reduced below the amount of benefit accrued at December 31, 2002.

The Plans were amended again on December 31, 2003 to provide that no additional years of service would be credited to any of our salaried employees after that date, provided, however, that compensation earned for services performed after December 31, 2003 would continue to be included in determining final average compensation under the Plans. The Plans were further amended effective December 31, 2008 to provide that compensation earned after that date would not be included in determining final average compensation. As a result of this action and the December 31, 2003 freeze on pension benefit accrual service, the Plans’ accrued pension benefits were frozen as of December 31, 2008. We do not provide retiree medical or retiree life insurance benefits to our executive officers.

2012 Nonqualified Deferred Compensation Table

The following table describes the nonqualified deferred compensation of the NEOs:

Name	Plan Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Mr. Decker(4)	Supplemental Retirement Benefit Plan	-0-	-0-	-0-	-0-	-0-
	Non-Qualified Restoration Plan	-0-	-0-	-0-	-0-	-0-
Mr. Knueppel(4)	Supplemental Retirement Benefit Plan	-0-	-0-	-0-	-0-	-0-
	Non-Qualified Restoration Plan	-0-	-0-	-0-	-0-	-0-
Mr. Fazzolari(5)	Supplemental Retirement Benefit Plan	-0-	-0-	9,823	86,159	-0-
	Non-Qualified Restoration Plan	-0-	28,991	4,023	208,230	-0-
Mr. Malamud	Supplemental Retirement Benefit Plan	-0-	-0-	-0-	-0-	-0-
	Non-Qualified Restoration Plan	-0-	2,617	-0-	-0-	2,617
Mr. Schnoor	Supplemental Retirement Benefit Plan	-0-	-0-	3,232	-0-	20,431
	Non-Qualified Restoration Plan	-0-	18,347	11,439	-0-	112,599
Mr. Claro(4)	Supplemental Retirement Benefit Plan	-0-	-0-	-0-	-0-	-0-
	Non-Qualified Restoration Plan	-0-	-0-	-0-	-0-	-0-
Mr. Gerson	Supplemental Retirement Benefit Plan	-0-	-0-	-0-	-0-	-0-
	Non-Qualified Restoration Plan	-0-	7,247	2,276	-0-	17,865
Mr. Kimmel	Supplemental Retirement Benefit Plan	-0-	-0-	-0-	-0-	-0-
	Non-Qualified Restoration Plan	-0-	16,847	14,164	-0-	74,289

(1)	This column reflects amounts contributed by us to the bookkeeping account maintained for each applicable NEO under our NQ RSIP. The NQ RSIP is an unfunded plan, and contributions are made in the form of credits of non-qualified deferred compensation to bookkeeping accounts maintained as a record of the benefits to which participants are entitled. Amounts credited to the NQ RSIP are treated as if allocated to the same investment fund(s) that the participant selected under the RSIP. The amounts reported in this column are reported as compensation for 2012 in the 2012 Summary Compensation Table under the “All Other Compensation” column. We stopped making additional contributions to the phantom share accounts established under the Supplemental Plan on December 31, 2002.

(2)

Aggregate earnings in 2012 include: (a) earnings on the bookkeeping account maintained for the applicable NEO under the NQ RSIP, credited at the same rates of return as those applicable to the investment fund(s) selected by the NEO under the RSIP; (b) earnings on the phantom share account maintained for the applicable NEO under the Supplemental Plan, credited at the same rate of return as that applicable to the Company’s common stock; and (c) dividend equivalents credited to the phantom share account maintained for the applicable NEO, which dividend equivalents are deemed to be reinvested in additional phantom shares. The investment options available under the Supplemental Plan and the NQ RSIP are substantially consistent with those available under the RSIP. Because there were no preferential earnings on deferred compensation during fiscal year 2012, none of the amounts reported in this column are reported as compensation for 2012 in the 2012 Summary Compensation Table.

(3)	Amounts reflect: (a) the value of the bookkeeping account maintained for each applicable NEO under the NQ RSIP, determined based on the value of the investment fund(s) to which such account is deemed to be allocated; and (b) the value of the phantom share account maintained for each applicable NEO under the Supplemental Plan, determined based on a closing price for our stock on December 31, 2012 of $23.50 per share. None of the amounts reported in this column were reported as compensation in prior Summary Compensation Tables.

(4)	Messrs. Decker, Knueppel and Claro did not participate in any of our U.S.-based nonqualified deferred compensation plans during 2012.

(5)	In connection with his departure from the Company, Mr. Fazzolari terminated his accounts and received a full payout for all account balances in 2012.

Nonqualified Deferred Compensation

Supplemental Retirement Benefit Plan

Prior to January 1, 2003, we made contributions to the Supplemental Plan to replace the 401(k) matching contributions lost due to government limitations on such contributions under our tax-qualified plan. The replacement contributions were made in the form of credits to a phantom share account. Although we stopped making additional contributions to the phantom share accounts under the Supplemental Plan on December 31, 2002, we maintain such accounts for those individuals, including some of our NEOs, who participated in the Supplemental Plan prior to that date.

Retirement Savings and Investment Plan

Under the RSIP, we make matching contributions to the account of each participating employee equal to 100% of the first 3% of such employee’s contributions and 50% of the next 2% contributed by such employee. In addition, the RSIP provides for a discretionary contribution, as decided by the Company each year, to the account of each eligible employee who remains an active employee as of December 31 of such plan year. Under the NQ RSIP, we provide the matching and discretionary contributions, if any, that would otherwise be made under the qualified portion of the RSIP for salaried employees’ contributions, but for Internal Revenue Code limitations under Section 402(g), Section 401(a)(17), Section 415 or Section 401(m). Company contributions to the NQ RSIP are made in the form of credits of non-qualified deferred compensation to bookkeeping accounts maintained as a record of the benefits to which employees are entitled.

Termination or Change in Control Arrangements

We have entered into agreements with and maintain plans that will require us to provide compensation to certain of our NEOs in the event of a termination of employment, including as the result of a change in control.

Set forth below are tables, one for each NEO who remained an officer as of December 31, 2012, showing our payment obligations following the termination of the officer’s employment with us, including as the result of a change in control. The amounts disclosed below in each table are estimates only and do not necessarily reflect the actual amounts that would be paid to the officers, which would only be known at the time that they become eligible for payment and, in the case of payments related to a change in control, would only be payable if a change in control were to occur. The tables reflect the amounts that would be payable under various arrangements assuming that the termination event occurred on December 31, 2012.

Termination as a Result of
	Change in Control (3)	For Cause or Voluntary (4)	Involuntary not for Cause (5)	Death or Disability (6)		Retirement (8)
Compensation:
Unpaid base salary through date of termination	X	X	X	X		X
Unpaid non-equity incentive plan compensation	X		X	X		X
Unpaid long-term incentives:
LTIP awards (service-based)	X
Restricted Stock Units
Vested	X	X	X	X		X
Unvested and accelerated(1)	X			X		X
Stock Options
Vested	X	X	X	X		X
Unvested and accelerated(2)	X
Stock Appreciation Rights
Vested	X	X	X	X		X
Unvested and accelerated(1)	X			X		X
Unpaid deferred compensation	X	X	X	X		X
Multiple of base salary and target incentive award	X
Benefits and perquisites:
Defined benefit pension plan	X	X	X	X		X
401(k) savings plan	X	X	X	X		X
Supplemental retirement benefit plan	X	X	X	X		X
Life insurance proceeds				X	(7)
Accrued but unpaid vacation	X	X	X	X		X

(1)	Pursuant to the terms of each RSU and SAR award agreement, RSUs and SARs granted to our NEOs immediately vest and become non-forfeitable upon the executive’s death or disability, a change in control (as defined in the 1995 Plan) or the executive’s retirement at the specified retirement age (age 62).

(2)	The stock options granted to certain of our NEOs in 2011 automatically accelerate and become vested upon a change in control.

(3)	In accordance with the terms of the change in control severance agreements entered into by and between us and certain of our NEOs (each, a “CIC Agreement”), Messrs. Decker, Malamud, Claro, Gerson and Kimmel will be entitled to the payments described below if such executive’s employment is terminated by us or by them under the circumstances described below during the three-year period following the date on which a “change in control” (as defined in the CIC Agreement) occurs (which we refer to as the “Protection Period”):

•

Termination due to death or disability (as defined in the CIC Agreement): the CIC Agreement will terminate without further obligations other than those accrued or earned and vested (if applicable) as of the date of termination, including:

¡

the executive’s full base salary through the date of termination at the rate in effect on the date of termination or, if higher, at the highest rate in effect at any time from the 90-day period preceding the effective date of the change in control through the date of termination (the “Highest Base Salary”);

¡	a pro-rata target annual incentive compensation payment for the year of termination; and

¡

any compensation previously deferred by the executive (together with any accrued interest) and not yet paid by us and any accrued vacation pay not yet paid by us (we refer to the amounts in these three sub-bullets as the “Accrued Obligations”);

•

Termination for “cause” (as defined in the CIC Agreement): the CIC Agreement will terminate without further obligations other than the obligation to pay to the executive the Highest Base Salary through the date of termination plus the amount of any compensation previously deferred by the executive (together with any accrued interest) and not yet paid by us;

•

Termination by the executive other than for “good reason” (as defined in the CIC Agreement), including by reason of retirement: the CIC Agreement will terminate without further obligations other than those accrued or earned and vested (if applicable) through the date of termination, including the executive’s base salary through the date of termination at the rate in effect on the date of termination plus the amount of any compensation previously deferred by the executive (together with any accrued interest) and not yet paid by us; and

•	Termination by us (other than for “cause,” death or disability) or termination by the executive for “good reason”: we shall pay the executive the aggregate of the following amounts:

¡

the executive’s full base salary and vacation pay accrued through the date of termination at the rate in effect on the date of termination plus pro-rated annual incentive compensation through the date of termination at the same percentage rate applicable to the calendar year immediately prior to the year in which the date of termination occurs, plus all other amounts to which the executive is entitled under any of our compensation plans, programs, practices or policies in effect at the time such payments are due;

¡	any compensation previously deferred by the executive (together with any accrued interest) and not yet paid by us; and

¡

a lump sum severance payment in an amount equal to a multiple of the executive’s Highest Base Salary and target annual incentive compensation in effect for the year in which the date of termination occurs. The multiple is three times base salary and target incentive compensation in the case of Mr. Decker, two times base salary and target incentive compensation in the case of Messrs. Claro, Gerson and Kimmel, and one times base salary and target incentive compensation in the case of Mr. Malamud.

The payments described above and shown in the individual tables below may be subject to reduction to avoid the imposition of golden parachute excise taxes in certain cases. No downward adjustments have been estimated or reflected in the individual tables below. No NEO is entitled to a gross-up payment to offset any golden parachute excise taxes or related taxes that may be owed as a result of the NEO’s receipt of compensation from the Company.

The individual tables below set forth the present value of lump sum payments for Accrued Obligations and the other payments described above based on 2012 salaries and 2012 target annual incentive compensation, assuming the triggering event occurred on December 31, 2012 during a Protection Period.

In addition to the benefits provided under the CIC Agreements, following a qualifying change in control, each of our NEOs would be entitled to the following benefits under existing plans and arrangements:

•	Accelerated vesting of restricted stock units, stock options and SARs, in accordance with the terms of each officer’s award agreements; and

•

Accelerated vesting of the service-based portion of LTIP awards for the 2010 — 2012 and 2011 — 2013 award cycles, under the terms of the 1995 Plan (the performance-based portion of LTIP awards is not subject to automatic acceleration).

(4)	The individual tables below set forth the present value of the lump sum payments for each executive officer assuming (a) the executive officer was terminated for cause or voluntarily on December 31, 2012 and (b) that such termination took place either prior to a change in control or following the Protection Period (as defined above and as applicable to the NEO). In the case of a voluntary termination, both qualified pension plan and SERP benefits are payable, except with respect to Mr. Malamud, for whom SERP benefits are payable only in connection with a change in control based on his status as a designated non-officer key employee under the SERP.

(5)	The individual tables below set forth the present value of the lump sum payments for each executive officer assuming (a) the executive officer was terminated involuntarily without cause on December 31, 2012 and (b) that such termination took place either prior to a change in control or following the Protection Period (as defined above and as applicable to the named executive).

(6)	The individual tables below set forth the present value of the lump sum payments for each executive officer assuming (a) the executive’s death or disability occurred on December 31, 2012 and (b) that such death or disability took place either prior to a change in control or following the Protection Period (as defined above and as applicable to the named executive).

(7)	Life insurance proceeds are payable only in the event of the executive’s death (not disability).

(8)	The individual tables below set forth the present value of the lump sum payments for each executive officer assuming (a) the executive officer retired on December 31, 2012 and (b) that such retirement took place either prior to a change in control or following the Protection Period (as defined above and as applicable to the named executive).

The following table describes the potential compensation upon termination or a change in control for Patrick K. Decker, our President and CEO, assuming such events occurred at December 31, 2012:

	Termination as a Result of
	Change in Control — Voluntary ($)	Change in Control — Involuntary not for Cause / for Good Reason ($)	Cause or Voluntary ($)(1)	Involuntary not for Cause ($)	Death ($)(2)	Disability ($)(2)	Retirement ($)
Executive Benefits and Payments Upon Termination
Compensation
Unpaid Base Salary	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Unpaid Non-Equity Incentive Plan Compensation(3)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Unpaid Long-Term Incentives(4):
LTIP awards (service-based)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
RSUs	140,648	140,648	-0-	-0-	140,648	140,648	-0-
SARs	91,714	91,714	-0-	-0-	91,714	91,714	-0-
Multiple of Base Salary	-0-	2,475,000	-0-	-0-	-0-	-0-	-0-
Multiple of Non-Equity Incentive Plan Compensation	-0-	761,538	-0-	-0-	-0-	-0-	-0-
Deferred Compensation
NQ RSIP and Unpaid Deferred Compensation	-0-	-0-	-0-	-0-	-0-	-0-	-0-
RSIP	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Benefits and Perquisites
Pension	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Life Insurance Proceeds	-0-	-0-	-0-	-0-	500,000	-0-	-0-
Total:	232,362	3,468,900	-0-	-0-	732,362	232,362	-0-

(1)	If Mr. Decker were terminated during the Protection Period for cause, he would receive the payment shown above for termination as a result of cause in a non-change in control scenario, plus payout of long-term incentives (triggered by the change in control) as shown above for a “Change in Control — Voluntary” termination.

(2)	The amounts payable to Mr. Decker due to his death or disability during the Protection Period would match the amounts payable to him for such occurrences outside of the Protection Period.

(3)	Assumes all non-equity incentive plan compensation earned for 2012, as disclosed in the “Non-Equity Incentive Plan Compensation” column of the 2012 Summary Compensation Table, has been earned as of December 31, 2012, and thus is not additional compensation resulting from the termination scenarios described in this table.

(4)	Vesting of these awards accelerates upon a change in control without regard to termination of employment.

The following table describes the potential compensation upon termination or a change in control for Barry E. Malamud, our Vice President, Corporate Controller and Interim Chief Financial Officer, assuming such events had occurred at December 31, 2012:

	Termination as a Result of
	Change in Control — Voluntary ($)	Change in Control — Involuntary not for Cause / for Good Reason ($)	Cause or Voluntary ($)(1)	Involuntary not for Cause ($)		Death ($)(2)	Disability ($)(2)	Retirement ($)
Executive Benefits and Payments Upon Termination
Compensation
Unpaid Base Salary	-0-	-0-	-0-	-0-		-0-	-0-	-0-
Unpaid Non-Equity Incentive Plan Compensation(3)	-0-	-0-	-0-	-0-		-0-	-0-	-0-
Unpaid Long-Term Incentives(4):				-0-
LTIP awards (service-based)	138,533	138,533	-0-	-0-		-0-	-0-	-0-
RSUs	163,631	163,631	-0-	117,500	(5)	163,631	163,631	-0-
Stock Options	-0-	-0-	-0-	-0-		-0-	-0-	-0-
SARs	-0-	-0-	-0-	-0-		-0-	-0-	-0-
Multiple of Base Salary	-0-	276,000	-0-	-0-		-0-	-0-	-0-
Multiple of Non-Equity Incentive Plan Compensation	-0-	109,869	-0-	-0-		-0-	-0-	-0-
Deferred Compensation
NQ RSIP and Unpaid Deferred Compensation	2,617	2,617	2,617	2,617		2,617	2,617	2,617
RSIP	625,337	625,337	625,337	625,337		625,337	625,337	625,337
Benefits and Perquisites
Pension	120,499	120,499	97,071	97,071		60,368	97,071	97,071
Life Insurance Proceeds	-0-	-0-	-0-	-0-		500,000	-0-	-0-
Total:	1,050,617	1,436,486	725,025	842,525		1,351,953	888,656	725,025

(1)	If Mr. Malamud were terminated during the Protection Period for cause, he would receive the payment shown above for termination as a result of cause in a non-change in control scenario, plus payout of long-term incentives (triggered by the change in control) as shown above for a “Change in Control — Voluntary” termination.

(2)	The amounts payable to Mr. Malamud due to his death or disability during the Protection Period would match the amounts payable to him for such occurrences outside of the Protection Period.

(3)	Assumes all non-equity incentive plan compensation earned for 2012, as disclosed in the “Non-Equity Incentive Plan Compensation” column of the 2012 Summary Compensation Table, has been earned as of December 31, 2012, and thus is not additional compensation resulting from the termination scenarios described in this table.

(4)	Vesting of these awards accelerates upon a change in control without regard to termination of employment.

(5)	Pursuant to the terms of his Restricted Stock Units Agreement, the 5,000 RSUs granted to Mr. Malamud on November 16, 2012 will immediately vest and become non-forfeitable in the event his employment is terminated by the Company for any reason other than for cause.

The following table describes the potential compensation upon termination or a change in control for Galdino J. Claro, our Executive Vice President and Group CEO, Harsco Metals & Minerals, assuming such events had occurred at December 31, 2012:

	Termination as a Result of
	Change in Control — Voluntary ($)	Change in Control — Involuntary not for Cause / for Good Reason ($)	Cause or Voluntary ($)(1)	Involuntary not for Cause ($)	Death ($)(2)	Disability ($)(2)	Retirement ($)
Executive Benefits and Payments Upon Termination
Compensation
Unpaid Base Salary	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Unpaid Non-Equity Incentive Plan Compensation(3)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Unpaid Long-Term Incentives(4):
LTIP awards (service-based)	825,015	825,015	-0-	-0-	-0-	-0-	-0-
RSUs	282,047	282,047	-0-	-0-	282,047	282,047	-0-
Stock Options	-0-	-0-	-0-	-0-	-0-	-0-	-0-
SARs	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Multiple of Base Salary	-0-	1,350,000	-0-	-0-	-0-	-0-	-0-
Multiple of Non-Equity Incentive Plan Compensation	-0-	945,000	-0-	-0-	-0-	-0-	-0-
Deferred Compensation
NQ RSIP and Unpaid Deferred Compensation	-0-	-0-	-0-	-0-	-0-	-0-	-0-
RSIP	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Benefits and Perquisites
Pension	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Life Insurance Proceeds	-0-	-0-	-0-	-0-	500,000	-0-	-0-
Total:	1,107,062	3,402,062	-0-	-0-	782,047	282,047	-0-

(1)	If Mr. Claro were terminated during the Protection Period for cause, he would receive the payment shown above for termination as a result of cause in a non-change-in-control scenario, plus payout of long-term incentives (triggered by the change in control) as shown above for a “Change in Control — Voluntary” termination.

(2)	The amounts payable to Mr. Claro due to his death or disability during the Protection Period would match the amounts payable to him for such occurrences outside of the Protection Period.

(3)	Assumes all non-equity incentive plan compensation earned for 2012, as disclosed in the “Non-Equity Incentive Plan Compensation” column of the 2012 Summary Compensation Table, has been earned as of December 31, 2012, and thus is not additional compensation resulting from the termination scenarios described in this table.

(4)	Vesting of these awards accelerates upon a change in control without regard to termination of employment.

The following table describes the potential compensation upon termination or a change in control for Mark E. Kimmel, our Senior Vice President, President, Harsco Infrastructure, assuming such events had occurred at December 31, 2012:

	Termination as a Result of
	Change in Control — Voluntary ($)	Change in Control — Involuntary not for Cause / for Good Reason ($)	Cause or Voluntary ($)(1)	Involuntary not for Cause ($)	Death ($)(2)	Disability ($)(2)	Retirement ($)
Executive Benefits and Payments Upon Termination
Compensation
Unpaid Base Salary	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Unpaid Non-Equity Incentive Plan Compensation(3)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Unpaid Long-Term Incentives(4):
LTIP awards (service-based)	579,581	579,581	-0-	-0-	-0-	-0-	-0-
RSUs	173,548	173,548	-0-	-0-	173,548	173,548	-0-
Stock Options	-0-	-0-	-0-	-0-	-0-	-0-	-0-
SARs	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Multiple of Base Salary	-0-	890,000	-0-	-0-	-0-	-0-	-0-
Multiple of Non-Equity Incentive Plan Compensation	-0-	578,500	-0-	-0-	-0-	-0-	-0-
Deferred Compensation
NQ RSIP and Unpaid Deferred Compensation	74,289	74,289	74,289	74,289	74,289	74,289	74,289
RSIP	743,485	743,485	743,485	743,485	743,485	743,485	743,485
Benefits and Perquisites
Pension	86,990	86,990	51,528	86,990	64,195	86,990	86,990
Life Insurance Proceeds	-0-	-0-	-0-	-0-	500,000	-0-	-0-
Total:	1,657,893	3,126,393	869,302	904,764	1,555,517	1,078,312	904,764

(1)	If Mr. Kimmel were terminated during the Protection Period for cause, he would receive the payment shown above for termination as a result of cause in a non-change in control scenario, plus payout of long-term incentives (triggered by the change in control) as shown above for a “Change in Control — Voluntary” termination. In the case of a “Voluntary” termination, the total pension present value is $86,990.

(2)	The amounts payable to Mr. Kimmel due to his death or disability during the Protection Period would match the amounts payable to him for such occurrences outside of the Protection Period.

(3)	Assumes all non-equity incentive plan compensation earned for 2012, as disclosed in the “Non-Equity Incentive Plan Compensation” column of the 2012 Summary Compensation Table, has been earned as of December 31, 2012, and thus is not additional compensation resulting from the termination scenarios described in this table.

(4)	Vesting of these awards accelerates upon a change in control without regard to termination of employment.

The following table describes the potential compensation upon termination or a change in control for Scott H. Gerson, our Vice President and Group President, Harsco Industrial, assuming such events had occurred at December 31, 2012:

	Termination as a Result of
	Change in Control — Voluntary ($)	Change in Control — Involuntary not for Cause / for Good Reason ($)	Cause or Voluntary ($)(1)	Involuntary not for Cause ($)	Death ($)(2)	Disability ($)(2)	Retirement ($)
Executive Benefits and Payments Upon Termination
Compensation
Unpaid Base Salary	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Unpaid Non-Equity Incentive Plan Compensation(3)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Unpaid Long-Term Incentives(4):
LTIP awards (service-based)	173,830	173,830	-0-	-0-	-0-	-0-	-0-
RSUs	403,448	403,448	-0-	-0-	403,448	403,448	-0-
Stock Options	-0-	-0-	-0-	-0-	-0-	-0-	-0-
SARs	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Multiple of Base Salary	-0-	530,000	-0-	-0-	-0-	-0-	-0-
Multiple of Non-Equity Incentive Plan Compensation	-0-	238,500	-0-	-0-	-0-	-0-	-0-
Deferred Compensation
NQ RSIP and Unpaid Deferred Compensation	17,865	17,865	17,865	17,865	17,865	17,865	17,865
RSIP	154,249	154,249	154,249	154,249	154,249	154,249	154,249
Benefits and Perquisites
Pension	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Life Insurance Proceeds	-0-	-0-	-0-	-0-	500,000	-0-	-0-
Total:	749,392	1,517,892	172,114	172,114	1,075,562	575,562	172,114

(1)	If Mr. Gerson were terminated during the Protection Period for cause, he would receive the payment shown above for termination as a result of cause in a non-change in control scenario, plus payout of long-term incentives (triggered by the change in control) as shown above for a “Change in Control — Voluntary” termination.

(2)	The amounts payable to Mr. Gerson due to his death or disability during the Protection Period would match the amounts payable to him for such occurrences outside of the Protection Period.

(3)	Assumes all non-equity incentive plan compensation earned for 2012, as disclosed in the “Non-Equity Incentive Plan Compensation” column of the 2012 Summary Compensation Table, has been earned as of December 31, 2012, and thus is not additional compensation resulting from the termination scenarios described in this table.

(4)	Vesting of these awards accelerates upon a change in control without regard to termination of employment.

Separation Arrangements for NEOs Departing During 2012

On March 9, 2012, in connection with Mr. Fazzolari’s departure from the Company, we entered into a Separation and Release Agreement with Mr. Fazzolari to establish the terms of his separation effective February 23, 2012. Under the Separation and Release Agreement, Mr. Fazzolari received or will receive:

•

$3,843,000, representing two times his base salary and target 2012 AIP award opportunity, plus an additional cash payment of $1,173,583 representing a pro rata payout for the time-based portions of his 2010 — 2012 and 2011 — 2013 LTIP awards;

•	health insurance continuation coverage in the form of the Company’s payment of health insurance premiums for Mr. Fazzolari, his spouse and his covered dependents for up to two years;

•	payment of all amounts earned or accrued as a result of Mr. Fazzolari’s employment with the Company (including $87,981 in payment of earned and unused vacation time); and

•	transfer of ownership from us of the automobile, tablet device and cellular phone he used during his employment (see the “All Other Compensation” column of the 2012 Summary Compensation Table above).

Under the Separation and Release Agreement, all of Mr. Fazzolari’s other outstanding equity compensation awards were forfeited without additional consideration, and Mr. Fazzolari is subject to certain non-disparagement and confidentiality provisions as well as restrictions preventing him from competing against us or soliciting our customers or employees for two years. Mr. Fazzolari also executed a general release of claims against us, and we agreed to release Mr. Fazzolari from claims to the extent they were suspected or known to the Board as of March 9, 2012. Mr. Fazzolari agreed to make himself available to his successor as reasonably requested for a period of two years to assist with the transition of his role.

On December 5, 2012, in connection with Mr. Schnoor’s departure from the Company, we also entered into a Separation Agreement with Mr. Schnoor to establish the terms of his separation effective December 31, 2012. Under the Separation Agreement, Mr. Schnoor received or will receive:

•

$765,000, representing one times his base salary and target 2013 AIP award opportunity, plus an additional cash payment of $220,000 representing a pro rata payout for the time-based portion of his 2011 — 2013 LTIP award;

•	health insurance continuation coverage in the form of the Company’s payment of health insurance premiums for Mr. Schnoor, his spouse and his covered dependents for up to one year;

•	payment of all amounts earned or accrued as a result of Mr. Schnoor’s employment with the Company (including $8,654 in payment of earned and unused vacation time);

•	reimbursement for up to $7,500 in outplacement services; and

•	transfer of ownership from us of the tablet device and cellular phone he used during his employment (see the “All Other Compensation” column of the 2012 Summary Compensation Table above).

Under the Separation Agreement, all of Mr. Schnoor’s other outstanding equity compensation awards (except for his 2010 — 2012 time-based RSUs, as described above) were forfeited without additional consideration, and Mr. Schnoor is subject to certain non-disparagement and confidentiality provisions as well as restrictions preventing him from competing against us or soliciting our customers or employees for one year. Mr. Schnoor also executed a general release of claims against us, and agreed to make himself available to his successor as reasonably requested for a period of one year to assist with the transition of his role.

Severance Benefits Payable Outside of a Change in Control

Severance benefits may be paid to our NEOs upon certain types of employment terminations other than those occurring during the Protection Period. However, the NEOs are not covered by any type of arrangement or general severance plan that would pay severance benefits to them outside of a change in control situation and any severance benefits paid to them would (1) in the case of the CEO, be determined by the Compensation Committee in its discretion and (2) in the case of the other NEOs, be determined by management in its discretion, subject to review and approval by the Compensation Committee. As of December 31, 2012, Mr. Knueppel was not entitled to any additional severance benefits apart from the vesting of his 2012 RSU award on a pro rata basis (or on a full basis in the event of his death or disability).

Benefits and Perquisites

Pension benefits, perquisites and other compensation and benefits payable to our NEOs are discussed in greater detail in the CD&A in this Proxy Statement.

PROPOSAL 3: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

At the Annual Meeting, you will be asked to vote, on a non-binding, advisory basis, to approve the compensation of our NEOs as set forth in this Proxy Statement. This advisory vote, commonly known as the “say-on-pay” vote, is not intended to address any specific element of compensation, but rather provides stockholders an opportunity to express their views regarding the overall compensation of our NEOs and our core compensation philosophy and objectives, guiding principles, policies and practices.

A summary of our core compensation objectives and the compensation policies and practices we used to achieve our objectives in 2012 is provided below. More information regarding these objectives, the elements that comprised our 2012 executive compensation program and the factors that were considered in making compensation decisions for our NEOs in 2012 can be found in the CD&A of this Proxy Statement, beginning on page 26. We strongly encourage you to review the CD&A before voting on this proposal.

Response to Previous Say-on-Pay Votes

The Company began holding annual say-on-pay votes in 2011. Although stockholders approved our executive compensation program in both 2011 and 2012, the support levels achieved were not as high as we would have liked. As a result, we engaged in significant outreach efforts with our largest institutional stockholders to better understand any concerns they might have with our compensation policies and practices. We also analyzed guidance from proxy advisory firms that certain of our institutional stockholders factor into their decision making process, and consulted with the Compensation Committee’s independent compensation consultant regarding evolving market practices.

The outreach efforts undertaken in response to our previous say-on-pay votes provided us with valuable insights regarding stockholders’ views of our compensation program. As a direct result, the Compensation Committee has taken significant action to ensure that the policies and practices we use to achieve our compensation objectives adhere to high standards of corporate governance and appropriately reflect our pay-for-performance philosophy. We conduct our say-on-pay votes annually, and expect to hold the next say-on-pay vote in connection with our 2014 Annual Meeting of Stockholders.

Our 2012 Executive Compensation Program

The key policies and practices underlying our 2012 executive compensation program include the following:

•

Performance-Based Compensation: We link compensation to performance through both our short-term and long-term incentive plans, which are designed to reward NEOs for success in executing our business strategy and creating value for our stockholders.

o	Payouts under our 2012 annual incentive plan were 100% performance based and depended entirely on achievement of predetermined EVA performance metrics. At the Company-level, we achieved EVA improvement below target levels, which resulted in a below-target payout (62%). Payouts for our NEOs who lead business units ranged from 37% to 130% of target, reflecting the relative performance of the business units they lead.

o	We increased the percentage of our 2012 LTIP awards that are performance based from 50% to approximately 70% through the use of SARs, which have no value to our NEOs unless our stock price increases.

o	Payouts from our long-term incentive programs for performance periods through 2012, as in previous years, were closely aligned with the Company’s long-term performance.

•

Base Salary Freeze: At the beginning of 2012, we froze base salaries at 2011 levels for each of our NEOs who was employed by us at the time, other than Mr. Malamud (who received a base salary increase in connection with his promotion to the position of Corporate Controller and a subsequent base salary increase in connection with his assumption of additional responsibilities as our Interim CFO).

•

Target Compensation Levels and Use of Survey and Peer Group Data: We seek to set NEOs’ target compensation at levels within a reasonable range of market medians. To do this, we use Survey Data and data derived from an appropriate Peer Group.

•

Significant Stock Ownership: Each of our NEOs is expected to maintain a significant amount of his accumulated wealth in the form of Company stock. The stock ownership guidelines for our NEOs range from 2 to 5 times annual salary, with stock retention requirements applicable to equity awards to promote compliance.

•	Clawback Provisions: We adopted a clawback policy that requires forfeiture of performance-based incentive payouts in the event of inaccurately reported financial results.

•

Double-Trigger Change in Control Agreements Without Gross-Ups: All of our change in control severance agreements with NEOs contain “double-trigger” provisions, and none provide for gross-up payments for golden parachute excise taxes or related taxes.

•	Comprehensive Insider Trading Policy: Our insider trading policy prohibits our NEOs from engaging in hedging or monetization transactions involving our securities.

•

No Repricing: Our current equity plan prohibits the repricing of underwater stock options and SARs without stockholder approval. Our proposed 2013 Equity and Incentive Compensation Plan contains similar restrictions.

•

Compensation Risk Assessment: We conducted an annual review of our compensation programs for 2012 and concluded that any risks arising from our compensation policies and programs are not reasonably likely to have a material adverse effect on the Company.

•	Independent Consultants: The Compensation Committee engages an independent consultant to advise the Compensation Committee with respect to executive compensation levels and market practices.

Proposed Resolution

The Board believes that the Company’s executive compensation program reflects sound pay practices that are effective in achieving our core objectives. Accordingly, the Board recommends that our stockholders vote in favor of the say-on-pay proposal and approve the following resolution:

RESOLVED, that stockholders approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including in the “Compensation Discussion and Analysis,” the accompanying compensation tables and the related narrative discussion and footnotes.

We highly value the opinions of our stockholders. Accordingly, although the vote is advisory only and not binding on the Company or the Board, the Compensation Committee will consider the outcome of the say-on-pay vote in connection with future executive compensation decisions, as it has done each of the last two years.

The Board of Directors unanimously recommends that stockholders vote “FOR” the advisory vote to approve named executive officer compensation.

PROPOSAL 4: APPROVAL OF THE 2013 EQUITY AND INCENTIVE COMPENSATION PLAN

On March 18, 2013, upon the recommendation of the Compensation Committee, our Board unanimously approved and adopted the 2013 Equity and Incentive Compensation Plan (the “2013 Plan”), subject to the approval of our stockholders at the Annual Meeting.

If approved by our stockholders, the 2013 Plan will replace our 1995 Executive Incentive Compensation Plan (Amended and Restated March 12, 2012), as amended (which we refer to as the 1995 Plan), but not replace our 1995 Non-Employee Directors’ Stock Plan (which we refer to as the Director Plan), which Director Plan will remain available for grants of awards to our non-employee Directors.

Our stockholders previously approved our 1995 Plan and Director Plan. Of these two plans, the 1995 Plan currently allows us to grant stock options, stock appreciation rights, restricted stock, deferred stock (otherwise called restricted stock units), stock granted as a bonus or in lieu of other awards, dividend equivalents, and annual incentive awards to our executive officers and other key employees (and those of our subsidiaries).

In the event that our stockholders approve the 2013 Plan, no future awards will be granted under the 1995 Plan after the date of such approval. In the event that our stockholders do not approve the 2013 Plan, then it will not become effective, no awards will be granted thereunder, and the 1995 Plan will continue in accordance with its terms as previously approved by our stockholders.

The affirmative vote of a majority of the shares of our common stock entitled to vote on this proposal and present in person or by proxy at the Annual Meeting is required to approve the 2013 Plan. In addition, NYSE Euronext rules require that the total votes cast on this proposal must represent greater than 50% of our common stock outstanding as of the record date.

The following summary of the material provisions of the 2013 Plan is not intended to be exhaustive and is qualified in its entirety by the terms of the 2013 Plan, a copy of which is set forth as Appendix A to this Proxy Statement.

Why We Believe You Should Vote for Proposal 4

The 2013 Plan authorizes the Compensation Committee to provide equity-based compensation in the form of stock options, stock appreciation rights (or SARs), restricted stock, restricted stock units (or RSUs), performance shares, performance units, dividend equivalents and other awards for the purpose of providing our officers and other employees, and those of our subsidiaries, and non-employees who perform employee functions, incentives and rewards for performance. The 2013 Plan also authorizes the Compensation Committee to provide cash incentive awards to these same potential participants. Some of the key features of the 2013 Plan that reflect our commitment to effective management of equity and incentive compensation are set forth below in this subsection.

We believe our future success depends in part on our ability to attract, motivate and retain high quality employees and that the ability to provide equity-based and incentive-based awards under the 2013 Plan is critical to achieving this success. We would be at a severe competitive disadvantage if we could not use stock-based awards to recruit and compensate our officers and other employees.

The use of our stock as part of our compensation program is also important to our continued success because we believe it fosters a pay-for-performance culture that is an important element of our overall compensation philosophy. We believe that equity compensation motivates employees to create stockholder value because the value employees realize from equity compensation is based on our stock price performance. Equity compensation also aligns the compensation interests of our employees with the investment interests of our stockholders and promotes a focus on long-term value creation because our equity compensation awards can be subject to vesting and/or performance criteria.

As of March 1, 2013, 1,090,335 shares remained available for issuance under the 1995 Plan and 186,190 shares remained available for issuance under the Director Plan. In 2012, we granted awards under the 1995 Plan to 75 individuals covering 896,371 shares, and we granted awards under the Director Plan to eight non-employee directors covering 30,618 shares of our common stock. We anticipate that our award grants in 2013 will cover the same amount of (or potentially more) shares as those covered by our 2012 grants. Moving forward, we expect that we may expand our equity grant practices to more employees within our organization, and at levels that have not previously received equity grants under the 1995 Plan, to incentivize and encourage more of our employee base. For these reasons, we currently expect to exhaust the share reserves under the 1995 Plan within one year. If the 2013 Plan is not approved, we may be compelled to increase significantly the cash component of our employee compensation, which may not necessarily align employee compensation interests with the investment interests of our stockholders as well as alignment provided by equity-based awards. Replacing equity awards with cash would also increase cash compensation expense and use cash that would be better utilized if reinvested in our businesses or returned to our stockholders.

If approved, the 2013 Plan’s share reserve will increase the number of shares that we may issue pursuant to equity awards by 5,709,665 shares. The remaining shares reserved for issuance under the 2013 Plan will equal the number of shares that are currently reserved and available for issuance under the 1995 Plan as of March 1, 2013, or 1,090,335. In total, if the 2013 Plan is approved, 6,800,000 shares would be available to grant under the 2013 Plan and no further awards will be granted under the 1995 Plan. Based on the closing price for the Company’s common stock on March 1, 2013 of $23.50 per share, the aggregate market value as of March 1, 2013 of the 6,800,000 shares proposed to be issued under the 2013 Plan was $159,800,000.

In determining the number of shares to request for the 2013 Plan’s share authorization, our management team worked with PM&P, the Compensation Committee’s independent compensation consultant, and the Compensation Committee to evaluate our recent share usage, our share availability under the 1995 Plan and the Director Plan, our historical burn rate under the 1995 Plan and the Director Plan, our projected burn rate under the 2013 Plan, the potential cost to shareholders of the new share request under the 2013 Plan, and the overhang cost associated with outstanding equity awards that we granted under the 1995 Plan and the Director Plan.

If the 2013 Plan is approved, we intend to utilize the shares authorized under the 2013 Plan to continue our practice of incentivizing key individuals through annual equity grants. Based on our current projections, we anticipate that the shares requested under the Plan will last for about four years, but could last for a shorter period of time if we expand our equity grant practices to more employees within our organization, and at levels that have not previously received equity grants under the 1995 Plan, to incentivize and encourage more of our employee base.

We believe that we have demonstrated a commitment to sound equity compensation practices in recent years. We recognize that equity compensation awards dilute shareholder equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of stockholder interests, as described above.

In evaluating this Proposal 4, stockholders should consider the factors set forth under “2013 Plan Highlights” below, plus the remaining information in this Proposal 4.

2013 Plan Highlights

Administration. The 2013 Plan will be administered by the Compensation Committee. The Compensation Committee may delegate its authority under the 2013 Plan to a subcommittee. The Compensation Committee or the subcommittee may delegate to one or more of its members or to one or more of our officers, agents or advisors, administrative duties or powers, and may authorize one or more officers to do one or both of the following (subject to certain limitations described in the 2013 Plan):

•	designate employees to receive awards under the 2013 Plan; and

•	determine the size of any such awards.

Reasonable 2013 Plan Limits. Subject to adjustment as described in the 2013 Plan, total awards under the 2013 Plan are limited to 6,800,000 shares, plus any shares recycled into the 2013 Plan as described below. In addition, the 2013 Plan contains a 50% full-value award limit, which means that, subject to adjustment as described in the 2013 Plan, the aggregate number of shares actually issued or transferred by us in connection with “full value awards” (awards other than stock options, stock appreciation rights (SARs) or other awards for which the holder pays the intrinsic value existing as of the date of grant) will not exceed 3,400,000 shares. However, all 6,800,000 shares available for awards under the 2013 Plan may be used for stock options and SARs. These shares may be shares of original issuance or treasury shares or a combination of the foregoing. If approved by our stockholders, the 2013 Plan will become effective and no further awards will be made under the 1995 Plan.

The 2013 Plan also provides that, subject to adjustment as described in the 2013 Plan:

•	the aggregate number of shares of common stock actually issued or transferred upon the exercise of incentive stock options, or ISOs, will not exceed 6,800,000 shares of common stock;

•	no participant will be granted stock options or SARs, in the aggregate, for more than 1,000,000 shares of common stock during any calendar year;

•

no participant will be granted awards of restricted stock, RSUs, performance shares or other stock-based awards that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code, in the aggregate, for more than 500,000 shares of common stock during any calendar year;

•

no participant in any calendar year will receive an award of performance units or other awards payable in cash that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code, other than cash incentive awards, having an aggregate maximum value in excess of $3,000,000;

•

no participant in any calendar year will receive a cash incentive award that is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code having an aggregate maximum value in excess of $3,000,000; and

•

awards that do not comply with the minimum vesting periods provided for in the 2013 Plan (as further described below) will not result in the issuance or transfer of more than 5% of the maximum number of shares of common stock available under the 2013 Plan.

Allowances for Conversion Awards and Assumed Plans. Common stock covered by awards granted under the 2013 Plan will not be counted as used unless and until the shares are actually issued or transferred. However, common stock issued or transferred under awards granted under the 2013 Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, SARs, restricted stock, RSUs or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with us or any of our subsidiaries will not count against the aggregate share limit or other 2013 Plan limits described above. Additionally, shares available under certain plans that we or our subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the 2013 Plan under circumstances further described in the 2013 Plan, but will not count against the aggregate share limit or other 2013 Plan limits described above.

Limited Share Recycling Provisions. Common stock covered by awards granted under the 2013 Plan will not be counted as used unless and until the shares are actually issued or transferred. The 2013 Plan also provides that if any common stock issued or transferred with respect to awards granted under the 2013 Plan is forfeited, or if awards granted under the 2013 Plan expire or are settled for cash, those shares will again be available under the 2013 Plan to the extent of the forfeiture, expiration, or cash settlement. The following shares of common stock will not be added back to the aggregate share limit under the 2013 Plan: (1) shares tendered or withheld in payment of an option’s exercise price; (2) shares withheld by us to satisfy tax withholding obligations; and (3) shares that are repurchased by us with stock option proceeds. Further, all shares of common stock covered by SARs that are exercised and settled in stock, whether or not all shares of common stock covered by the SARs are actually issued to the participant upon exercise, will be considered issued or transferred pursuant to the 2013 Plan.

Minimum Vesting Periods. The 2013 Plan provides that, except for awards under which up to an aggregate of 5% of the maximum number of shares common stock are issued or transferred under the 2013 Plan:

•

Restrictions on restricted stock, RSUs and other share-based awards may not lapse solely by the passage of time sooner than ratably over three years, unless those restrictions lapse sooner (1) by virtue of the retirement, death or disability of a participant or (2) in the event of a change of control where either (A) within a specified period of time a participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (B) such awards are not assumed or converted into replacement awards in a manner described in the applicable award agreement (we refer to any change of control satisfying these conditions as a double-trigger change of control); and

•

Restrictions on restricted stock, RSUs and other share-based awards that lapse upon the achievement of management objectives may not lapse sooner than after one year, and the performance period for cash incentive awards, performance shares and performance units must be at least one year, subject to earlier lapse or modification by virtue of the retirement, death or disability of a participant or a double-trigger change of control.

No Repricing Without Stockholder Approval. We have never repriced underwater stock options or SARs, and the repricing of options and SARs (outside of certain corporate transactions or adjustment events described in the 2013 Plan) is prohibited without stockholder approval under the 2013 Plan.

Change of Control Definition. The 2013 Plan includes a definition of “change of control.” Generally, unless otherwise prescribed by the Committee, a change of control will be deemed to have occurred if:

•	we consummate a consolidation or merger in which we are not the surviving entity or a sale of substantially all of our assets, or upon a liquidation or dissolution;

•

a person or group (excluding certain purchases by us or our employee benefit plans), without the prior consent of the Board (1) buys any of our common stock (or securities convertible into common stock) pursuant to a tender or exchange offer or (2) becomes the beneficial owner of 30% or more of our outstanding voting power; or

•

during any two-year period, individuals who at the beginning of such period constituted our entire Board cease for any reason to constitute at least a majority of our Board, unless their replacements are approved as described in the 2013 Plan.

Other Features.

•	The 2013 Plan also provides that no stock options or SARs will be granted with an exercise or base price less than the fair market value of our common stock on the date of grant; and

•

The 2013 Plan is designed to allow the Committee to grant certain awards made under the 2013 Plan on terms that may qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code (however, non-qualifying awards may also be granted under the 2013 Plan).

If the 2013 Plan is approved, our full dilution level on April 23, 2013 for the 2013 Plan will be 9.00% (assuming no additional equity activity between March 1, 2013 and April 23, 2013). The level of full dilution assumes 6,800,000 shares will actually be issued and become outstanding pursuant to awards granted under the 2013 Plan, the Director Plan and the 1995 Plan (and assuming that outstanding performance-vested awards achieve maximum performance). Our management team, our Board and our Compensation Committee are cognizant of dilution levels and strive to maintain dilution at an appropriate level.

As of March 1, 2013:

•	there were 80,648,802 shares of our common stock outstanding;

•	full-value awards (restricted stock unit awards) covering 128,076 shares of our common stock remained outstanding, assuming that outstanding performance-vested awards achieve maximum performance;

•	stock options and stock appreciation rights to purchase 840,355 shares of our common stock were outstanding, with an average exercise price of $24.95 and an average remaining term of 7.57 years; and

•

1,090,335 shares remained available for issuance under the 1995 Plan and 186,190 shares remained available for issuance under the Director Plan. Upon stockholder approval of the 2013 Plan, a total of 6,800,000 shares would be available for issuance under the 2013 Plan and 186,190 shares would be available for issuance under the Director Plan, while all shares currently available for issuance under the 1995 Plan would be canceled and no longer available for issuance.

The closing price of our common stock on the NYSE on March 1, 2013 was $23.50.

Section 162(m)

The Internal Revenue Code limits to $1 million per year the deduction allowed for federal income tax purposes for compensation paid to the Chief Executive Officer and certain other highly compensated executive officers of public companies (we refer to this limit as the Deduction Limit). The Deduction Limit applies to compensation that does not qualify for any of a limited number of exceptions. The Deduction Limit does not apply to compensation paid under a stockholder-approved plan that meets certain requirements for “qualified performance-based compensation.” Generally, compensation attributable to stock options, stock appreciation rights and other performance-based awards is deemed to satisfy the “qualified performance-based compensation” requirement if:

•	the grant is made by a committee of directors that meets certain criteria;

•

the stockholder-approved plan under which the award is granted states a maximum number of shares with respect to which share-based awards and the maximum amount of cash awards that may be granted to any individual during a specified period of time; and

•

the amount of compensation the individual could receive under the awards is based solely on the achievement of one or more pre-established performance goals which incorporate business criteria approved by stockholders (or, in the case of options or SARs, the increase in the value of the shares after the date of grant).

Summary of the Other Provisions of the 2013 Plan

Eligibility. Our and our subsidiaries’ officers and other employees (estimated to be 76 persons as of March 1, 2013) may be selected by the Compensation Committee to receive awards under the 2013 Plan. Any person who provides services to us or a subsidiary that are equivalent to those typically provided by an employee may also be eligible to participate in the 2013 Plan. The Compensation Committee determines which persons will receive awards and the number of shares subject to such awards.

Stock Options. The Compensation Committee may grant stock options that entitle the optionee to purchase shares of common stock at a price not less than market value per share at the date of grant. The option price is payable

•	in cash, check or wire transfer at the time of exercise,

•	by the transfer to us of common shares owned by the participant having a value at the time of exercise equal to the option price,

•	by a combination of such payment methods, or

•	by such other method as may be approved by the Compensation Committee.

Further, each grant of stock options will specify whether payment of the option price is payable subject to any other conditions or limitations established by the Compensation Committee or our withholding shares of common stock otherwise issuable pursuant to a “net exercise” arrangement.

To the extent permitted by law, the Committee may permit payment of the exercise price in a broker-assisted process by which the proceeds of a sale through a broker of some or all of the option shares are forwarded to the Company in payment of the exercise price.

Stock options will be evidenced by an award agreement containing such terms and provisions, consistent with the 2013 Plan, as the Compensation Committee may approve. No stock option may be exercisable more than ten years from the date of grant. Each grant will specify the period of continuous service with us or any subsidiary that is necessary before the stock options become exercisable. See “2013 Plan Highlights – Minimum Vesting Periods.” A grant of stock options may provide for the earlier vesting of such stock options in the event of the retirement, death or disability of the participant or a double-trigger change of control. Any grant of stock options may specify management objectives (as described below) that must be achieved as a condition to exercising such rights. Stock options granted pursuant to the 2013 Plan may not provide for any dividends or dividend equivalents thereon.

SARs. A SAR is a right, exercisable by the surrender of a related stock option (if granted in tandem with stock options) or by itself (if granted as a free-standing SAR), to receive from us an amount equal to 100%, or such lesser percentage as the Compensation Committee may determine, of the spread between the base price (or option exercise price if a tandem SAR) and the value of our shares of common stock on the date of exercise. Any grant may specify that the amount payable on exercise of a SAR may be paid by us in cash, in shares of common stock, or in any combination of the two.

SARs will be evidenced by an award agreement containing such terms and provisions, consistent with the 2013 Plan, as the Compensation Committee may approve. Any grant of a tandem SAR will provide that it may be exercised only at a time when the related stock option is also exercisable, at a time when the spread is positive, and by surrender of the related stock option for cancellation. Successive grants of a tandem SAR may be made to the same participant regardless of whether any tandem SARs previously granted to the participant remain unexercised. Each grant will specify in respect of each free-standing SAR a base price that may not be less than the market value per share of common stock on the date of grant. Successive grants may be made to the same participant regardless of whether any free-standing SARs previously granted to the participant remain unexercised. No free-standing SAR granted under the 2013 Plan may be exercised more than ten years from the date of grant. Each grant of will specify the period of continuous service with us or any subsidiary that is necessary before the SARs become exercisable. See “2013 Plan Highlights – Minimum Vesting Periods.” A grant of SARs may provide for the earlier exercise of such SARs in the event of the retirement, death or disability of the participant or a double-trigger change of control. Any grant of SARs may specify management objectives (as described below) that must be achieved as a condition to exercising such SARs. SARs granted pursuant to the 2013 Plan may not provide for any dividends or dividend equivalents thereon.

Restricted Stock. A grant of restricted stock involves the immediate transfer by us to a participant of ownership of a specific number of shares of common stock in consideration of the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in such shares of common stock. The transfer may be made without additional consideration or in consideration of a payment by the participant that is less than current market value at the date of grant, as the Compensation Committee may determine.

Restricted stock that vests upon the passage of time must be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Internal Revenue Code for a period no shorter than three years, except that the restrictions may be removed ratably during the three-year period as the Compensation Committee may determine. Each such grant or sale of restricted stock will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the restricted stock will be prohibited or restricted in the manner and to the extent prescribed by the Compensation Committee at the date of grant (which restrictions may include, without limitation, rights of repurchase or first refusal or provisions subjecting the restricted stock to a continuing substantial risk of forfeiture in the hands of any transferee). The Compensation Committee may provide in certain situations for a shorter period during which the forfeiture provisions are to apply in the event of the retirement, death or disability of the grantee or a double-trigger change of control.

Any grant of restricted stock may specify management objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such shares. If the grant of restricted stock provides that management objectives must be achieved to result in a lapse of restrictions, the restrictions cannot lapse sooner than one year, but may be subject to earlier lapse or modification by virtue of the retirement, death or disability of a participant or a double-trigger change of control. The Compensation Committee may grant some awards, including restricted stock, that are not subject to these minimum vesting requirements, so long as the aggregate number of such awards does not exceed 5% of the maximum number of shares of common stock available under the 2013 Plan.

Any grant of restricted stock may also specify, in respect of any applicable management objectives, a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of restricted stock on which restrictions will terminate if performance is at or above the minimum level or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified management objectives. Any such grant must specify that the Compensation Committee must determine that the applicable management objectives have been satisfied before the termination of restrictions.

The Compensation Committee may grant some awards, including restricted stock, that are not subject to the minimum time-based or performance-based vesting requirements, so long as the aggregate number of shares issued or transferred under such awards does not exceed 5% of the maximum number of shares of common stock available under the 2013 Plan.

Any grant or sale of restricted stock may require that any or all dividends or other distributions paid with respect to the restricted stock during the period of restriction be automatically deferred and reinvested in additional shares of restricted stock, which may be subject to the same restrictions as the underlying award. However, dividends or other distributions on restricted stock with restrictions that lapse as a result of the achievement of management objectives will be deferred until and paid contingent upon the achievement of the applicable management objectives.

RSUs. A grant of RSUs constitutes an agreement by us to deliver common shares or cash to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the restriction period as the Compensation Committee may specify. During the applicable restriction period, the participant will have no rights of ownership in the common shares deliverable upon payment of the RSUs and will have no right to vote the common shares. The Compensation Committee may, at the date of grant, authorize the payment of dividend equivalents on RSUs on either a current, deferred or contingent basis, either in cash or in additional shares of common stock. However, dividends or other distributions on shares of common stock underlying RSUs with restrictions that lapse as a result of the achievement of management objectives will be deferred until and paid contingently upon the achievement of the applicable management objectives.

RSUs with a restriction period that lapses only by the passage of time will have a restriction period of at least three years, except that the restriction period may expire ratably during the three-year period as determined by the Compensation Committee. Additionally, the Compensation Committee may provide in certain situations for a shorter restriction period in the event of the retirement, death or disability of the grantee, or a double-trigger change of control. Any grant of RSUs may specify management objectives that, if achieved, will result in termination or early termination of the restriction period applicable to such shares of common stock. If the RSUs have a restriction period that lapses only upon the achievement of management objectives, the restriction period cannot lapse sooner than one year, but may be subject to earlier lapse or modification by virtue of the retirement, death or disability of the grantee or a double-trigger change of control. The Compensation Committee may grant some awards, including RSUs, that are not subject to the minimum time-based or performance-based vesting requirements, so long as the aggregate number of shares issued or transferred under such awards does not exceed 5% of the maximum number of shares of common stock available under the 2013 Plan.

RSUs will be evidenced by an evidence of award containing such terms and provisions, consistent with the 2013 Plan, as the Compensation Committee may approve. Each grant or sale of RSUs may be made without additional consideration or in consideration of a payment by such participant that is less than the market value per share of common stock at the date of grant. Each grant or sale of RSUs will also specify the time and manner of payment of the RSUs that have been earned and will specify that the amount payable with respect to such grant will be paid by us in shares of common stock or cash, or a combination of the two.

Any grant of RSUs may also specify, in respect of any applicable management objectives, a minimum acceptable level of achievement and may set forth a formula for determining the number RSUs for which the restriction period will terminate if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified management objectives. Any such grant must specify that the Compensation Committee must determine that the applicable management objectives have been satisfied before the termination of restrictions.

Cash Incentive Awards, Performance Shares and Performance Units. A cash incentive award is a cash award based on the achievement of management objectives. A performance share is the equivalent of one common share and a performance unit is the equivalent of $1.00 or such other value as determined by the Compensation Committee. A participant may be granted any number of cash incentive awards, performance shares or performance units, subject to the limitations set forth above. The participant will be given one or more management objectives to meet within a specified period, or Performance Period. The specified Performance Period will be a period of time not less than one year, except in certain circumstances in the case of the retirement, death or disability of the grantee, or a double-trigger change of control, if the Compensation Committee so determines. The Compensation Committee may, however, grant some awards, including performance shares, that are not subject to these minimum vesting requirements, so long as the aggregate number of shares issued or transferred under such awards does not exceed 5% of the maximum number of shares of common stock available under the 2013 Plan.

Each grant of cash incentive awards, performance shares or performance units may specify, in respect of the relevant management objectives, a minimum acceptable level or levels of achievement and will set forth a formula for determining the number of performance shares or performance units, or amount payable with respect to cash incentive awards, that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified management objectives. Any such grant must specify that the Compensation Committee must determine that the applicable management objectives have been satisfied before the payment of the award.

To the extent earned, the cash incentive awards, performance shares or performance units will be paid to the participant at the time and in the manner determined by the Compensation Committee. Any grant may specify that the amount payable with respect thereto may be paid by us in cash, shares of common stock, in restricted stock or restricted stock units, or any combination thereof. The Compensation Committee may, at the date of grant of performance shares, provide for the payment of dividend equivalents to a participant either in cash or in additional shares of common stock, subject in all cases to deferral and payment on a contingent basis based on the participant’s earning of the performance shares with respect to which such dividend equivalents are paid.

Cash incentive awards, performance shares and performance units will be evidenced by an award agreement containing such terms and provisions, consistent with the 2013 Plan, as the Compensation Committee may approve. Each grant will specify the amount of cash incentive awards, performance shares or performance units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors.

Other Awards. The Compensation Committee may, subject to limitations under applicable law, grant to any participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock or factors that may influence the value of such shares, including, without limitation:

•	convertible or exchangeable debt securities;

•	other rights convertible or exchangeable into shares of common stock;

•	purchase rights for shares of common stock;

•	awards with value and payment contingent upon our performance or specified subsidiaries, affiliates or other business units of ours or any other factors designated by the Compensation Committee; and

•	awards valued by reference to the book value of shares of common stock or the value of securities of, or the performance of specified subsidiaries or affiliates or other business units of ours.

The Compensation Committee will determine the terms and conditions of the other awards. Shares of common stock delivered pursuant to an award in the nature of a purchase right will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, shares of common stock, other awards, notes or other property, as the Compensation Committee will determine. Cash awards, as an element of or supplement to any other award granted under the 2013 Plan, may also be granted.

If the earning or vesting of, or elimination of restrictions applicable to, other awards is based only on the passage of time rather than the achievement of management objectives, the period of time will be no shorter than three years, except that the restrictions may be removed no sooner than ratably during the three-year period. If the earning or vesting of, or elimination of restrictions applicable to, awards granted under this section of the 2013 Plan is based on the achievement of management objectives, the earning, vesting or restriction period may not terminate sooner than one year. Any grant of an award under this section of the 2013 Plan may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award in certain circumstances in the event of the retirement, death, or disability of the participant, or a double-trigger change of control. The Compensation Committee may grant some awards, including other awards, that are not subject to these minimum vesting requirements, so long as the aggregate number of shares issued or transferred under such awards does not exceed 5% of the maximum number of shares of common stock available under the 2013 Plan.

The Compensation Committee may grant shares of common stock as a bonus, or may grant other awards in lieu of our obligation or a subsidiary’s obligation to pay cash or deliver other property under the 2013 Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Compensation Committee in a manner that complies with Section 409A of the Internal Revenue Code.

Management Objectives. The 2013 Plan requires that the Compensation Committee establish “management objectives” for purposes of performance shares, performance units and cash incentive awards. When so determined by the Compensation Committee, stock options, SARs, restricted stock, RSUs, dividend equivalents or other awards under the 2013 Plan may also specify management objectives. Management objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual participant or of the subsidiary, division, department, region, function or other organizational unit within the company or subsidiary in which the participant is employed. The management objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance criteria themselves. The Compensation Committee may grant awards subject to management objectives that may or may not be intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code. The management objectives applicable to any award intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code to a “covered employee,” within the meaning of 162(m) of the Internal Revenue Code, will be based on one or more, or a combination, of the following criteria:

•	cash flow from operations;

•	free cash flow (cash from operations minus capital expenditures plus asset sales);

•	earnings (including, but not limited to, earnings before interest, taxes, depreciation and amortization);

•	earnings per share, diluted or basic;

•	earnings per share from continuing operations;

•	net asset turnover;

•	inventory turnover;

•	capital expenditures;

•	debt;

•	debt reduction;

•	debt to capital ratio;

•	working capital;

•	return on investment;

•	return on sales;

•	net or gross sales;

•	days sales outstanding;

•	market share;

•	economic value added;

•	cost of capital;

•	change in assets;

•	expense reduction levels;

•	productivity;

•	safety record;

•	stock price;

•	return on equity;

•	total stockholder return;

•	return on capital or return on invested capital;

•	return on assets or net assets;

•	revenue;

•	income or net income;

•	operating income or net operating income;

•	operating profit or net operating profit;

•	gross margin, operating margin or profit margin; and

•	completion of acquisitions, business expansion, product diversification, new or expanded market penetration and other non-financial operating and management performance objectives.

As to each management objective, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles to the extent applicable, but, unless otherwise determined by the Compensation Committee and to the extent consistent with Code Section 162(m), will exclude the effect of certain designate items identified at the time of grant. If the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of our company, or the manner in which we conduct our business, or other events or circumstances render the management objectives unsuitable, the Compensation Committee may in its discretion modify such management objectives or the related minimum acceptable level of achievement, in whole or in part, as the Compensation Committee deems appropriate and equitable, except in the case of an award intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code (other than in connection with a change of control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Internal Revenue Code. In such case, the Compensation Committee will not make any modification of the management objectives or minimum acceptable level of achievement with respect to such award.

Administration. The Compensation Committee may from time to time delegate all or any part of its authority under the 2013 Plan to any subcommittee. To the extent of any such delegation, references in the 2013 Plan to the Compensation Committee will be deemed to be references to such subcommittee.

The interpretation and construction by the Compensation Committee of any provision of the 2013 Plan or of any agreement, notification or document evidencing awards and any determination by the Compensation Committee will be final and conclusive. No member of the Compensation Committee will be liable for any such action or determination made in good faith.

The Compensation Committee or the subcommittee may authorize our officers to do the following on the same basis as the Compensation Committee or the subcommittee:

•	designate employees to receive awards under the 2013 Plan, or

•	determine the size of any such awards.

However, the Compensation Committee or the subcommittee may not delegate such responsibilities to any such officer for awards granted to an employee who is an officer or more than 10% beneficial owner as determined by the Compensation Committee in accordance with Section 16 of the Exchange Act. The resolution providing for such authorization must set forth the total number of shares of common stock any delegated officer may grant and the officer must report periodically to the Compensation Committee or the subcommittee, as the case may be, regarding the nature and scope of the awards granted pursuant to the delegated authority.

Amendments. Our Board may at any time and from time to time amend the 2013 Plan in whole or in part. However, if an amendment to the 2013 Plan:

•	would materially increase the benefits accruing to participants under the 2013 Plan,

•	would materially increase the number of securities which may be issued under the 2013 Plan,

•	would materially broaden eligibility for participation in the 2013 Plan,

•	would materially modify the requirement for stockholder approval of a repricing transaction, or

•	must otherwise be approved by the our stockholders in order to comply with applicable law or the rules of the New York Stock Exchange (or our applicable securities exchange),

then such amendment will be subject to stockholder approval and will not be effective until such approval has been obtained.

If permitted by Section 409A of the Internal Revenue Code and Section 162(m) of the Internal Revenue Code, in case of termination of the employment of a participant by reason of death, disability or retirement, or in the event of a change in control, if a participant holds:

•	a stock option or SAR not immediately exercisable in full,

•	any shares of restricted stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed,

•	any RSUs as to which the applicable restriction period has not been completed,

•	any cash incentive awards, performance shares or performance units which have not been fully earned,

•	any other awards subject to any vesting schedule or transfer restriction, or

•	shares of common stock subject to any transfer restriction imposed by the 2013 Plan,

the Compensation Committee may, in its sole discretion (other than in the event of a change in control), accelerate the time at which:

•	such stock option or SAR or other award may be exercised,

•	such substantial risk of forfeiture or prohibition or restriction on transfer will lapse,

•	such restriction period will end, or

•	such cash incentive awards, performance shares or performance units will be deemed to have been fully earned or the time when such transfer restriction will terminate.

The Compensation Committee may also waive any other limitation or requirement under any such award, other than a limitation or requirement that is mandatory under the 2013 Plan.

The Compensation Committee may amend the terms of any awards granted under the 2013 Plan prospectively or retroactively, except in the case of an award intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code (other than in connection with the participant’s death or disability, or a change of control) where such action would result in the loss of the otherwise available deduction. Except in connection with certain corporate transactions described in the 2013 Plan, no amendment will materially impair the rights of any participant without his or her consent.

Our Board may, in its discretion, terminate the 2013 Plan at any time. Termination of the 2013 Plan will not affect the rights of participants or their successors under any outstanding awards and not exercised in full on the date of termination.

In addition to the provisions in the 2013 Plan regarding acceleration of awards, up to 5% of the maximum number of shares of common stock that may be issued or transferred under the 2013 Plan, as may be adjusted, may be used for stock options, SARs, restricted stock, RSUs, performance shares, performance units and other awards granted under the 2013 Plan that do not comply with the applicable three-year vesting requirements with respect to time-vested awards or the applicable one-year vesting requirements with respect to awards subject to the achievement of performance goals.

No Repricing of Stock Options or SARs. Except in connection with certain corporate transactions described in the 2013 Plan, the terms of outstanding awards may not be amended to reduce the option price of outstanding stock options or the base price of outstanding SARs, or cancel outstanding stock options or SARs that have an exercise price or base price in excess of the current market price of the underlying shares in exchange for cash, other awards or stock options or SARs with an option price or base price, as applicable, that is less than the option price of the original stock options or base price of the original SARs, as applicable, without stockholder approval. This restriction is intended to prohibit the repricing of “underwater” stock options and SARs and will not be construed to prohibit the adjustments in connection with certain corporate transactions provided for in the 2013 Plan. This prohibition may not be amended without approval by our stockholders.

Transferability. Except as otherwise determined by the Compensation Committee (subject to applicable limitations under tax laws), no stock option, SAR, restricted stock, RSU, performance share, performance unit, cash incentive award or other awards granted under the 2013 Plan, or dividend equivalents paid with respect to awards made under the 2013 Plan, will be transferable by the participant except by will or the laws of descent and distribution, and in no event shall any such award granted under the 2013 Plan be transferred for value. Except as otherwise determined by the Compensation Committee, stock options and SARs will be exercisable during the participant’s lifetime only by him or her or, in the event of the participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the participant in a fiduciary capacity under state law and/or court supervision.

The Compensation Committee may provide at the date of grant additional restrictions on transfer for certain common shares earned under the 2013 Plan.

Adjustments. The Compensation Committee shall make or provide for such adjustments in the numbers of shares of common stock covered by outstanding stock options, SARs, RSUs, performance shares and performance units granted under the 2013 Plan and, if applicable, in the number of shares of common stock covered by other awards, in the option price and base price provided in outstanding stock options and SARs, in the kind of stock covered by such awards and in cash incentive awards as the Compensation Committee, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of participants or optionees that otherwise would result from:

•	any stock dividend, stock split, combination of stock, recapitalization or other change in the capital structure of our company;

•

any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, extraordinary dividend of cash or property, issuance of rights or warrants to purchase securities; or

•	any other corporate transaction or event having an effect similar to these events or transactions or that otherwise constitutes an “equity restructuring” within the meaning of FASB ASC Topic 718.

In the event of any such transaction or event or in the event of a change of control, the Compensation Committee, in its discretion, may provide in substitution for any or all outstanding awards under the 2013 Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require the surrender of all awards so replaced in a manner that complies with Section 409A of the Internal Revenue Code.

In addition, for each stock option or SAR with an option price or base price greater than the consideration offered in connection with any such termination or event or change of control, the Compensation Committee may in its sole discretion elect to cancel such stock option or SAR without any payment to the person holding such stock option or SAR. The Compensation Committee shall also make or provide for such adjustments in the total number of shares of common stock available under the 2013 Plan, the per-person award limits expressed in shares and any other share limits under the 2013 Plan as the Compensation Committee, in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described above, subject to applicable requirements under Code Sections 409A and 162(m). However, any adjustment to the number of ISOs that may be granted under the 2013 Plan will be made only if and to the extent that such adjustment would not cause any option intended to qualify as an ISO to fail to so qualify.

Detrimental Activity and Recapture Provisions. Any award agreement may provide for the cancellation or forfeiture of an award or the forfeiture and repayment of any gain related to an award, or other provisions intended to have a similar effect, upon terms and conditions determined by the Compensation Committee, if a participant, either during his or her employment by us or a subsidiary or within a specific period after termination of employment, engages in any “detrimental activity” (as defined in such award agreement). In addition, any award agreement may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to us of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Compensation Committee from time to time or under Section 10D of the Securities Exchange Act of 1934, as amended, or the rules of any national securities exchange or national securities association on which our common stock is traded.

Withholding Taxes. To the extent that we are required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant or other person under the 2013 Plan, and the amounts available to us for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to us for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Compensation Committee) may include relinquishment of a portion of such benefit or the delivery to us of our common stock. In no event shall the market value per share of the common stock to be withheld and delivered to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld, if necessary to avoid additional accounting expense.

Effective Date and Termination. The 2013 Plan will be effective as of the date the 2013 Plan is approved by our stockholders, or Effective Date. No grants will be made under the 1995 Plan after the Effective Date, except that outstanding awards granted under the 1995 Plan will continue unaffected following the Effective Date. Additionally, shares subject to outstanding awards under the 1995 Plan that expire, are forfeited or are settled in cash in lieu of shares will not be available for future grants under the 1995 Plan or the 2013 Plan.

No grant will be made under the 2013 Plan after April 22, 2023, which date is 10 years after the date on which our stockholders will have an opportunity to approve the 2013 Plan, but all grants made on or prior to such date will continue in effect thereafter subject to the terms of the applicable award agreement and the terms of the 2013 Plan. If the 2013 Plan is not approved by stockholders, it will not become effective and no awards thereunder will be granted. In such case, however, the 1995 Plan will remain in effect in accordance with its terms.

Federal Income Tax Consequences

The following is a brief summary of some of the federal income tax consequences of certain transactions under the 2013 Plan based on federal income tax laws in effect. This summary, which is presented for the information of stockholders considering how to vote on this proposal and not for 2013 Plan participants, is not intended to be complete and does not describe federal taxes other than income taxes (such as Medicare and Social Security taxes), state local or foreign tax consequences.

Tax Consequences to Participants

Non-Qualified Stock Options. In general, (1) no income will be recognized by an optionee at the time a non-qualified stock option is granted; (2) at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares of common stock and the fair market value of the shares of common stock, if unrestricted, on the date of exercise; and (3) at the time of sale of shares of common stock acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares of common stock after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares of common stock have been held.

Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an ISO. The exercise of an ISO, however, may result in alternative minimum tax liability. If shares of common stock are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares of common stock is made by such optionee within two years after the date of grant or within one year after the transfer of such shares of common stock to the optionee, then upon sale of such shares of common stock, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of common stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares of common stock at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares of common stock. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

SARs. No income will be recognized by a participant in connection with the grant of a tandem SAR or a free-standing SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock received on the exercise.

Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares of common stock are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Internal Revenue Code (“Restrictions”). However, a recipient may instead elect under Section 83(b) of the Internal Revenue Code within 30 days of the date of transfer of the shares of common stock to have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares of common stock (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

RSUs. No income generally will be recognized upon the award of RSUs. The recipient of a RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of common stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.

Performance Shares and Performance Units. No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock received.

Cash Incentive Awards. Upon payment in respect of the earning of cash incentive awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received.

Tax Consequences to Harsco Corporation or Subsidiary

To the extent that a participant recognizes ordinary income in the circumstances described above, we or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Internal Revenue Code. In this regard, certain types of awards under the 2013 Plan, such as time-vested restricted stock and RSUs, cannot qualify as performance-based awards under Section 162(m), and in other cases awards may fail to qualify if all requirements for qualification are not met in connection with such awards.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of shares of common stock under the 2013 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the 2013 Plan by our stockholders.

Our Board recommends that stockholders vote “FOR” the approval of the 2013 Equity and Incentive Compensation Plan.

New 2013 Plan Benefits

It is not possible to determine the specific amounts and types of awards that may be awarded in the future under the 2013 Plan because the grant and actual pay-out of awards under the 2013 Plan are subject to the discretion of the plan administrator.

Equity Compensation Plan Information (As of December 31, 2012)

Plan category	Number of Securities To Be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	994,760	(1)	$24.86	1,351,934	(2)
Equity compensation plans not approved by security holders	N/A		N/A	N/A
Total	994,760		$24.86	1,351,934	(2)

(1)	Includes outstanding options to purchase 328,000 shares of common stock, 525,287 SARs outstanding and 141,473 RSUs outstanding, in each case as of December 31, 2012. The options and SARs have a weighted average remaining term of 7.56 years. Of the 525,287 SARs outstanding, only 340,508 are in-the-money based on our December 31, 2012 closing stock price of $23.50 per share. Using that price, only 52,634 shares would be issuable for our outstanding SARs as of December 31, 2012.

(2)

Plans include the 1995 Executive Incentive Compensation Plan, as amended, and the 1995 Non-Employee Directors’ Stock Plan, as amended, with 1,165,744 and 186,190 shares available for future issuance under the plans, respectively. All of these shares are available for full-value awards granted under each plan. Upon stockholder approval of the 2013 Equity and Incentive Compensation Plan, a total of 6,800,000 shares would be available for issuance under the 2013 Plan and 186,190 shares would be available for issuance under the 1995 Non-Employee Directors’ Stock Plan, while all 1,165,744 shares currently available for issuance under the 1995 Executive Incentive Compensation Plan would be canceled and no longer available for issuance.

TRANSACTIONS WITH RELATED PERSONS

One of our Directors, David C. Everitt, served as Co-Leader of the Agriculture and Turf division of Deere & Company (the world’s largest manufacturer of agricultural equipment and a major U.S. producer of construction, forestry and lawn and grounds care equipment) until September 2012. During calendar year 2012, our Harsco Rail Segment paid $1,385,000 for products purchased from Deere & Company. The amounts are insignificant for both companies and were incurred in the normal course of business. Our full Board has reviewed and approved these transactions under the policies and procedures described below.

For the fiscal year ended December 31, 2012, there were no other transactions with the Company in which any related person had a direct or indirect material interest that would need to be disclosed pursuant to Item 404 of Regulation S-K, nor were any such transactions planned.

Policies and Procedures Regarding Transactions with Related Persons

Our policies and procedures regarding related person transactions are set forth in writing in the Nominating Committee Charter and in our Code of Conduct. As set forth in its charter, the Nominating Committee is generally responsible for reviewing and approving all material transactions with any related person. Related persons include any of our Directors, Director nominees or executive officers and certain of our stockholders, and their immediate family members. Copies of the Nominating Committee’s Charter and our Code of Conduct are available at the Corporate Governance section of our website at www.harsco.com/about-us. Approval of related person transactions by our full Board may also be warranted under certain circumstances (for example, to allow for approval of a related person transaction by a majority of disinterested Directors).

To identify related person transactions, each year, we submit and require our Directors and officers to complete Directors’ and Officers’ Questionnaires identifying any and all transactions with us in which the officer or Director (or their family members) has an interest. We review related person transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, in any way with our interests. We expect our Directors, officers and employees to act and make decisions that are in our best interests and encourage them to avoid situations which could present a conflict between our interests and their own personal interests.

Our Directors, officers and employees are prohibited from using their position of employment or other relationship with us to influence decisions concerning business transactions between us and a company in which they or a member of their immediate family has a personal interest through ownership, with the exception of investments in publicly-held corporations when the investment results in less than a one percent ownership interest. In addition, Directors, officers and employees must not accept personal favors or benefits from those dealing with us that could influence or could give the impression of influencing their business judgment. Our Code of Conduct, which applies to each of our Directors, officers and employees, sets forth our expectations regarding potential and actual conflicts of interest. The section of the Code of Conduct entitled “Serving our Markets with Integrity” covers the concept of conflicts of interest and our view about when an inappropriate undertaking may be occurring.

EXECUTIVE DEVELOPMENT AND SUCCESSION

The executive development process ensures continuity of leadership over the long term, and it forms the basis on which we make ongoing executive assignments. Through the integration of the performance assessment and executive development processes, position assignments are made based on executives’ qualifications and readiness for the position. Our future leaders are developed through these carefully selected assignments. We believe that consistent and ongoing application of this process meets the long-range requirements of the business and achieves competitive advantage.

Each year, our Compensation Committee reviews our leadership talent development program to ensure good performance and alignment between business strategies and operating plans. The Board annually reviews the results of the leadership capability and succession process with the CEO in executive session.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Everitt, Growcock, Sordoni and Wilburn served as members of our Compensation Committee during 2012. None of them served as one of our officers or employees or as an officer or employee of any of our subsidiaries during that time or in the past, and none of them or any other Director served as an executive officer of any entity for which any of our executive officers serve as a director or a member of its compensation committee.

Among members of our Compensation Committee, Mr. Everitt has a relationship with us that is required to be disclosed under Item 404 of Regulation S-K under the Exchange Act. See the above section entitled “Transactions with Related Persons” for a description of such relationship.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, Directors and more than 10% stockholders to file with the SEC and the NYSE Euronext reports of ownership and changes in ownership in their holdings of our stock. Copies of these reports also must be furnished to us. Based on an examination of these reports and information furnished by these stockholders, all such reports have been timely filed.

OTHER MATTERS

The cost of this solicitation of proxies will be borne by us. In addition to solicitation by use of the mail, our employees may solicit proxies personally or by telephone or facsimile, but they will not receive additional compensation for these services. Arrangements may be made with brokerage houses, custodians, nominees and fiduciaries to send proxies and proxy materials to their principals and we may reimburse them for their expenses in so doing. We have retained Morrow & Co., LLC to assist in the solicitation of proxies at a cost that is not expected to exceed $12,000, plus reasonable out-of-pocket expenses.

Householding of Proxy Materials

We and some brokers “household” the Summary Annual Report to Stockholders and proxy materials, delivering a single copy of each to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate copy of the proxy materials, including the Summary Annual Report to Stockholders, or if you are receiving multiple copies of the proxy materials and wish to receive only one, please notify your broker, if your shares are held in a brokerage account, or us, if you hold registered shares, at which time we will promptly deliver separate copies of the materials to each of the affected stockholders or discontinue the practice, according to your wishes. You can notify us by sending a written request to Harsco Corporation, 350 Poplar Church Road, Camp Hill, PA 17011 or by calling (717) 763-7064.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR PRESENTATION AT 2014 ANNUAL MEETING OF STOCKHOLDERS

The 2014 annual meeting of stockholders is expected to be held on April 22, 2014. If one of our stockholders wishes to submit a proposal for consideration at the 2014 annual meeting of stockholders, such proposal must be received at our executive offices no later than November 22, 2013 to be considered for inclusion in our Proxy Statement and Proxy Card relating to the 2014 annual meeting. Although a stockholder proposal received after such date will not be entitled to inclusion in our Proxy Statement and Proxy Card, a stockholder can submit a proposal for consideration at the 2014 annual meeting in accordance with our by-laws if written notice is given to the Secretary of the Company not less than 60 days nor more than 90 days prior to the annual meeting. In the event that we give less than 70 days notice of the annual meeting date to stockholders, the stockholder must give notice of the proposal within 10 days after the mailing of notice or announcement of the annual meeting date. In order to nominate a candidate for election as a Director at the 2014 annual meeting, a stockholder must provide written notice and supporting information to the Secretary of the Company by personal delivery or mail not later than January 23, 2014.

APPENDIX A

HARSCO CORPORATION

2013 EQUITY AND INCENTIVE COMPENSATION PLAN

1. Purpose. The purpose of this 2013 Equity and Incentive Compensation Plan is to attract and retain officers and other employees of the Company and its Subsidiaries and to provide to such persons incentives and rewards for performance.

2. Definitions. As used in this Plan:

(a) “Appreciation Right” means a right granted pursuant to Section 5 of this Plan, and will include both Free-Standing Appreciation Rights and Tandem Appreciation Rights.

(b) “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right or a Tandem Appreciation Right.

(c) “Board” means the Board of Directors of the Company.

(d) “Cash Incentive Award” means a cash award granted pursuant to Section 8 of this Plan.

(e) “Change in Control” has the meaning set forth in Section 12 of this Plan.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g) “Committee” means the Management Development and Compensation Committee of the Board (or its successor(s)), or any other committee of the Board designated by the Board to administer this Plan pursuant to Section 10 of this Plan consisting solely of no fewer than two Non-Employee Directors.

(h) “Common Stock” means the common stock of the Company, $1.25 par value per share, or any security into which such common stock may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.

(i) “Company” means Harsco Corporation, a Delaware corporation.

(j) “Covered Employee” means a Participant who is, or is determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

(k) “Date of Grant” means the date specified by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units, Cash Incentive Awards or other awards contemplated by Section 9 of this Plan, or a grant or sale of Restricted Stock, Restricted Stock Units, or other awards contemplated by Section 9 of this Plan, will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).

(l) “Director” means a member of the Board.

(m) “Effective Date” means the date this Plan is approved by the stockholders of the Company.

(n) “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the awards granted under the Plan. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(p) “Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right.

(q) “Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

(r) “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares, Performance Units or Cash Incentive Awards or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend equivalents or other awards pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region, function or other organizational unit within the Company or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance objectives themselves. The Committee may grant awards subject to Management Objectives that are either Qualified Performance-Based Awards or are not Qualified Performance-Based Awards. The Management Objectives applicable to any Qualified Performance-Based Award to a Covered Employee will be based on one or more, or a combination, of the following metrics:

(i) cash flow from operations; (ii) free cash flow (cash from operations minus capital expenditures plus asset sales); (iii) earnings (including, but not limited to, earnings before interest, taxes, depreciation and amortization); (iv) earnings per share, diluted or basic; (v) earnings per share from continuing operations; (vi) net asset turnover; (vii) inventory turnover; (viii) capital expenditures; (ix) debt; (x) debt reduction; (xi) debt to capital ratio; (xii) working capital; (xiii) return on investment; (xiv) return on sales; (xv) net or gross sales; (xvi) days sales outstanding; (xvii) market share; (xviii) economic value added; (xix) cost of capital; (xx) change in assets; (xxi) expense reduction levels; (xxii) productivity; (xxiii) safety record; (xxiv) stock price; (xxv) return on equity; (xxvi) total stockholder return; (xxvii) return on capital or return on invested capital; (xxviii) return on assets or net assets; (xxix) revenue; (xxx) income or net income; (xxxi) operating income or net operating income; (xxxii) operating profit or net operating profit; (xxxiii) gross margin, operating margin or profit margin; and (xxxiv) completion of acquisitions, business expansion, product diversification, new or expanded market penetration and other non-financial operating and management performance objectives.

As to each Management Objective, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles to the extent applicable, but, unless otherwise determined by the Committee and to the extent consistent with Code Section 162(m), will exclude the effects of certain designated items identified at the time of grant. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Qualified Performance-Based Award (other than in connection with a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee will not make any modification of the Management Objectives or minimum acceptable level of achievement with respect to such Covered Employee.

(s) “Market Value per Share” means, as of any particular date, the closing price of a share of Common Stock as reported for that date on the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, on any other national securities exchange on which the Common Stock is listed, or if there are no sales on such date, on the next preceding trading day during which a sale occurred. If there is no regular public trading market for the Common Stock, then the Market Value per Share shall be the fair market value as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method provided such method is stated in the Evidence of Award and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(t) “Non-Employee Director” means a person who is a “Non-Employee Director” of the Company within the meaning of Rule 16b-3 promulgated under the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder by the U.S. Department of the Treasury.

(u) “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(v) “Option Price” means the purchase price payable on exercise of an Option Right.

(w) “Option Right” means the right to purchase Common Stock upon exercise of an option granted pursuant to Section 4 of this Plan.

(x) “Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time an officer or other employee of the Company or any Subsidiary. The term “Participant” will also include any person who provides services to the Company or a Subsidiary that are equivalent to those typically provided by an employee.

(y) “Performance Period” means, in respect of a Cash Incentive Award, Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Cash Incentive Award, Performance Share or Performance Unit are to be achieved.

(z) “Performance Share” means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 8 of this Plan.

(aa) “Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Committee.

(bb) “Plan” means this 2013 Equity and Incentive Compensation Plan.

(cc) “Predecessor Plan” means the Harsco Corporation 1995 Executive Incentive Compensation Plan, as amended and restated through the Effective Date.

(dd) “Qualified Performance-Based Award” means any Cash Incentive Award or award of Performance Shares, Performance Units, Restricted Stock, Restricted Stock Units

or other awards contemplated under Section 9 of this Plan, or portion of such award, to a Covered Employee that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.

(ee) “Restricted Stock” means Common Stock granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

(ff) “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 of this Plan.

(gg) “Restricted Stock Units” means an award made pursuant to Section 7 of this Plan of the right to receive Common Stock or cash at the end of a specified period.

(hh) “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Option Price or Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.

(ii) “Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined Voting Power represented by all classes of stock issued by such corporation.

(jj) “Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option Right.

(kk) “Voting Power” means at any time, the combined voting power of the then-outstanding securities entitled to vote generally in the election of Directors in the case of the Company, or members of the board of directors or similar body in the case of another entity.

3. Shares Available Under the Plan.

(a) Maximum Shares Available Under Plan.

(i)

Subject to adjustment as provided in Section 11 of this Plan, the number of shares of Common Stock that may be issued or transferred (A) upon the exercise of Option Rights or Appreciation Rights, (B) as Restricted Stock and released from substantial risks of forfeiture thereof, (C) in payment of Restricted Stock Units, (D) in payment of Performance Shares or Performance Units that have been earned, (E) as awards contemplated by Section 9 of this Plan, or (F) in payment of dividend equivalents paid with respect to awards made under the Plan will not exceed in the aggregate 6,800,000 shares; provided, that notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of shares of Common Stock actually issued or transferred by the Company in connection with awards other than Option Rights or Appreciation Rights granted under this Plan will not exceed 3,400,000 shares. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(ii)

Common Stock covered by an award granted under this Plan will not be counted as used unless and until the shares are actually issued and delivered to a Participant and, therefore, the total number of shares available under this Plan as of a given date will not be reduced by any shares relating to prior awards that have expired or have been forfeited or cancelled. Upon payment in cash of the benefit provided by any award granted under the Plan, any Common Stock that was covered by that award will again be available for issue or transfer hereunder. Notwithstanding anything to the contrary contained herein: (A) if Common Stock is tendered or otherwise used in payment of the Option Price of an Option Right, the total number of shares of Common Stock covered by the Option Right being exercised will reduce the aggregate plan limit described above; (B) Common Stock withheld by the Company to satisfy the tax withholding obligation will reduce the aggregate plan limit described above; and (C) the number of shares of Common Stock covered by an Appreciation Right, to the extent that it is exercised and settled in Common Stock, and whether or not all shares of Common Stock covered by the Appreciation Right are actually issued to the Participant upon exercise of the Appreciation Right, will be considered issued or transferred pursuant to this Plan. In the event that the Company repurchases Common Stock with Option Right proceeds, such Common Stock will not be added to the aggregate plan limit described above. If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for Common Stock based on fair market value, such Common Stock will not count against the aggregate plan limit described above.

(b) Limit on Incentive Stock Options. Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 6,800,000 shares.

(c) Individual Participant Limits. Notwithstanding anything in this Section 3, or elsewhere in this Plan to the contrary, and subject to adjustment as provided in Section 11 of this Plan:

(i)	No Participant will be granted Option Rights or Appreciation Rights, in the aggregate, for more than 1,000,000 shares of Common Stock during any calendar year.

(ii)

No Participant will be granted Qualified Performance-Based Awards of Restricted Stock, Restricted Stock Units, Performance Shares or other awards under Section 9 of this Plan, in the aggregate, for more than 500,000 shares of Common Stock during any calendar year.

(iii)

In no event will any Participant in any calendar year receive a Qualified Performance-Based Award of Performance Units or other awards payable in cash under Section 9 of this Plan having an aggregate maximum value as of their respective Dates of Grant in excess of $3,000,000.

(iv)	In no event will any Participant in any calendar year receive a Qualified Performance-Based Award that is a Cash Incentive Award having an aggregate maximum value in excess of $3,000,000.

(d) Notwithstanding anything in this Plan to the contrary, up to 5% of the maximum number of shares of Common Stock that may be issued or transferred under this Plan as provided for in Section 3(a) of this Plan, as may be adjusted under Section 11 of this Plan, may be used for awards granted under Section 6 through Section 9 of this Plan that do not comply with the three-year or one-year vesting requirements set forth in such sections of this Plan.

4. Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each grant will specify the number of shares of Common Stock to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b) Each grant will specify an Option Price per share, which may not be less than the Market Value per Share on the Date of Grant.

(c) Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Stock owned by the Optionee (or other consideration authorized pursuant to Section 4(d) of this Plan) having a value at the time of exercise equal to the total Option Price, (iii) subject to any conditions or limitations established by the Committee, the Company’s withholding Common Stock otherwise issuable upon exercise of an Option Right pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the Common Stock so withheld will not be treated as issued and acquired by the Company upon such exercise), (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Committee.

(d) To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

(e) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f) Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable. A grant of Option Rights may provide for the earlier exercise of such Option Rights (i) in the event of the retirement, death or disability of a Participant, or (ii) in the event of a Change in Control where either (A) within a specified period the Participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (B) such Option Rights are not assumed or converted into replacement awards in a manner described in the Evidence of Award.

(g) Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

(h) Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(i) The exercise of an Option Right will result in the cancellation on a share-for-share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.

(j) No Option Right will be exercisable more than 10 years from the Date of Grant.

(k) Option Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(l) Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

5. Appreciation Rights.

(a) The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, of Free-Standing Appreciation Rights. A Tandem Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A Free-Standing Appreciation Right will be a right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

(b) Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(i)	Each grant may specify that the amount payable on exercise of an Appreciation Right will be paid by the Company in cash, Common Stock or any combination thereof.

(ii)	Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee at the Date of Grant.

(iii)	Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(iv)

Each grant may specify the period or periods of continuous service by the Participant with the Company or any Subsidiary that is necessary before the Appreciation Rights or installments thereof will become exercisable. A grant of Appreciation Rights may provide for the earlier exercise of such Appreciation Rights in the event of the retirement, death or disability of a Participant, or (ii) in the event of a Change in Control where either (A) within a specified period the Participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (B) such Appreciation Rights are not assumed or converted into replacement awards in a manner described in the Evidence of Award.

(v)	Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights.

(vi)

Each grant of Appreciation Rights will be evidenced by an Evidence of Award, which Evidence of Award will describe such Appreciation Rights, identify the related Option Rights (if applicable), and contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

(c) Any grant of Tandem Appreciation Rights will provide that such Tandem Appreciation Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation. Successive grants of Tandem Appreciation Rights may be made to the same Participant regardless of whether any Tandem Appreciation Rights previously granted to the Participant remain unexercised.

(d) Appreciation Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(e) Regarding Free-Standing Appreciation Rights only:

(i)	Each grant will specify in respect of each Free-Standing Appreciation Right a Base Price, which may not be less than the Market Value per Share on the Date of Grant;

(ii)	Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

(iii)	No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

6. Restricted Stock. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each such grant or sale will constitute an immediate transfer of the ownership of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c) Each such grant or sale will provide that the Restricted Stock covered by such grant or sale that vests upon the passage of time will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee at the Date of Grant or upon achievement of Management Objectives referred to in subparagraph (e) below. If the elimination of restrictions is based only on the passage of time rather than the achievement of Management Objectives, the period of time will be no shorter than three years, except that the restrictions may be removed ratably during the three-year period as determined by the Committee.

(d) Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

(e) Any grant of Restricted Stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock; provided, however, that notwithstanding subparagraph (c) above, restrictions relating to Restricted Stock that vests upon the achievement of Management Objectives may not terminate sooner than one year. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock on which restrictions will terminate if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives. The grant of a Qualified Performance-Based Award of Restricted Stock will specify that, before the termination or early termination of restrictions applicable to such Restricted Stock, the Committee must determine that the Management Objectives have been satisfied.

(f) Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Restricted Stock may provide for the earlier termination of restrictions on such Restricted Stock (i) in the event of the retirement, death or disability of a Participant or (ii) in the event of a Change in Control where either (A) within a specified period the Participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (B) such Restricted Stock is not assumed or converted into replacement awards in a manner described in the Evidence of Award; provided, however, that no award of Restricted Stock intended to be a Qualified Performance-Based Award will provide for such early termination of restrictions (other than in connection with the death or disability of the Participant or a Change in Control) to the extent such provisions would cause such award to fail to be a Qualified Performance-Based Award.

(g) Any such grant or sale of Restricted Stock may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Stock, which may be subject to the same restrictions as the underlying award; provided, however, that dividends or other distributions on Restricted Stock with restrictions that lapse as a result of the achievement of Management Objectives will be deferred until and paid contingent upon the achievement of the applicable Management Objectives.

(h) Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, (i) all certificates representing Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares or (ii) all Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Stock.

7. Restricted Stock Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each such grant or sale will constitute the agreement by the Company to deliver Common Stock or cash to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Committee may specify. If a grant of Restricted Stock Units specifies that the Restriction Period will terminate only upon the achievement of Management Objectives or that the Restricted Stock Units will be earned based on the achievement of Management Objectives, then, notwithstanding anything to the contrary contained in subparagraph (c) below, the applicable Restriction Period may not be a period of less than one year. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Stock Units on which restrictions will terminate if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives. The grant of Qualified Performance-Based Awards of Restricted Stock Units will specify that, before the termination or early termination of restrictions applicable to such Restricted Stock Units or the earning of such Restricted Stock Units, the Committee must determine that the Management Objectives have been satisfied.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c) If the Restriction Period lapses only by the passage of time rather than the achievement of Management Objectives as provided in subparagraph (a) above, each such grant or sale will be subject to a Restriction Period of not less than three years, except that a grant or sale may provide that the Restriction Period will expire ratably during the three-year period as determined by the Committee.

(d) Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Restricted Stock Units may provide for the earlier lapse or other modification of the Restriction Period (i) in the event of the retirement, death or disability of a Participant or (ii) in the event of a Change in Control where either (A) within a specified period the Participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (B) such Restricted Stock Units are not assumed or converted into replacement awards in a manner described in the Evidence of Award; provided, however, that no award of Restricted Stock Units intended to be a Qualified Performance-Based Award will provide for such early lapse or modification of the Restriction Period (other than in connection with the death or disability of the Participant or a Change in Control) to the extent such provisions would cause such award to fail to be a Qualified Performance-Based Award.

(e) During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Common Stock deliverable upon payment of the Restricted Stock Units and will have no right to vote them, but the Committee may, at the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current or deferred or contingent basis, either in cash or in additional Common Stock; provided, however, that dividend equivalents or other distributions on Common Stock underlying Restricted Stock Units with restrictions that lapse as a result of the achievement of Management Objectives will be deferred until and paid contingent upon the achievement of the applicable Management Objectives.

(f) Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in Common Stock or cash, or a combination thereof.

(g) Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

8. Cash Incentive Awards, Performance Shares and Performance Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Cash Incentive Awards, Performance Shares and Performance Units. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each grant will specify the number or amount of Performance Shares or Performance Units, or amount payable with respect to Cash Incentive Awards, to which it pertains, which number or amount may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award (other than in connection with the death or disability of the Participant or a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

(b) The Performance Period with respect to each Cash Incentive Award, Performance Share or Performance Unit will be such period of time (not less than one year for Performance Shares and Performance Units) as will be determined by the Committee at the time of grant, which may be subject to earlier lapse or other modification (i) in the event of the retirement, death or disability of a Participant or (ii) in the event of a Change in Control where either (A) within a specified period the Participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (B) such Cash Incentive Awards, Performance Shares and Performance Units are not assumed or converted into replacement awards in a manner described in the Evidence of Award; provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award (other than in connection with the death or disability of the Participant or a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such event, the Evidence of Award will specify the time and terms of delivery.

(c) Any grant of Cash Incentive Awards, Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level or levels of achievement and may set forth a formula for determining the number of Performance Shares or Performance Units, or amount payable with respect to Cash Incentive Awards, that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives. The grant of a Qualified Performance-Based Award of a Cash Incentive Award, Performance Shares or Performance Units will specify that, before the Cash Incentive Award, Performance Shares or Performance Units will be earned and paid, the Committee must determine that the Management Objectives have been satisfied.

(d) Each grant will specify the time and manner of payment of Cash Incentive Awards, Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Stock, in Restricted Stock or Restricted Stock Units or in any combination thereof.

(e) Any grant of Cash Incentive Awards, Performance Shares or Performance Units may specify that the amount payable or the number of shares of Common Stock or Restricted Stock or Restricted Stock Units with respect thereto may not exceed a maximum specified by the Committee at the Date of Grant.

(f) The Committee may, at the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof either in cash or in additional Common Stock, subject in all cases to deferral and payment on a contingent basis based on the Participant’s earning of the Performance Shares with respect to which such dividend equivalents are paid.

(g) Each grant of Cash Incentive Awards, Performance Shares or Performance Units will be evidenced by an Evidence of Award and will contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

9. Other Awards.

(a) Subject to applicable law and the limit set forth in Section 3(d) of this Plan, the Committee may grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Stock or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of the Common Stock or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Committee will determine the terms and conditions of such awards. Common Stock delivered pursuant to an award in the nature of a purchase right granted under this Section 9 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Common Stock, other awards, notes or other property, as the Committee determines.

(b) Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 9.

(c) The Committee may grant Common Stock as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.

(d) If the earning or vesting of, or elimination of restrictions applicable to, an award granted under this Section 9 is based only on the passage of time rather than the achievement of Management Objectives, the period of time shall be no shorter than three years, except that the restrictions may be removed no sooner than ratably during the three-year period as determined by the Committee. If the earning or vesting of, or elimination of restrictions applicable to, awards granted under this Section 9 is based on the achievement of Management Objectives, the earning, vesting or restriction period may not terminate sooner than one year from the Date of Grant.

(e) Notwithstanding anything to the contrary contained in this Plan, any grant of an award under this Section 9 may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award (i) in the event of the retirement, death or disability of the Participant, or (ii) in the event of a Change in Control where either (A) within a specified period the Participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (B) such awards are not assumed or converted into replacement awards in a manner described in the Evidence of Award; provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award (other than in connection with the death or disability of the Participant or a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such event, the Evidence of Award will specify the time and terms of delivery.

10. Administration of the Plan.

(a) This Plan will be administered by the Committee. The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.

(b) The interpretation and construction by the Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of awards under this Plan and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith.

(c) The Committee may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under the Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee: (i) designate employees to be recipients of awards under this Plan; and (ii) determine the size of any such awards; provided, however, that (A) the Committee will not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, Director, or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act, or any Covered Employee; (B) the resolution providing for such authorization sets forth the total number of Common Stock such officer(s) may grant; and (C) the officer(s) will report periodically to the Committee regarding the nature and scope of the awards granted pursuant to the authority delegated.

11. Adjustments. The Committee will make or provide for such adjustments in the numbers of Common Stock covered by outstanding Option Rights, Appreciation Rights, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of shares of Common Stock covered by other awards granted pursuant to Section 9 hereof, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, in the kind of shares covered thereby, and in Cash Incentive Awards as the Committee, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of

Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split- off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its sole discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right. The Committee will also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(b) will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail to so qualify.

12. Change in Control. For purposes of this Plan, except as may be otherwise prescribed by the Committee in an Evidence of Award made under this Plan, a “Change in Control” will be deemed to have occurred upon the occurrence of any of the following events:

(a) consummation of a consolidation or merger in which the Company is not the surviving corporation, the sale of substantially all of the assets of the Company, or the liquidation or dissolution of the Company;

(b) any person or other entity (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of any such plan acting in its capacity as trustee)) purchases any Common Stock (or securities convertible into Common Stock) pursuant to a tender or exchange offer without the prior consent of the Board, or becomes the beneficial owner of securities of the Company representing 30% or more of the voting power of the Company’s outstanding securities without the prior consent of the Board; or

(c) during any two-year period, individuals who at the beginning of such period constitute the entire Board cease to constitute a majority of the Board; provided, that any person becoming a director of the Company during such two-year period whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors who at the beginning of such period constituted the entire Board (either by a specific vote or by approval of the Company’s proxy statement in which such person is named as a nominee of the Company for director), but excluding for this purpose any person whose initial assumption of office as a director of the Company occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors of the Company or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or person other than the Board, shall be, for purposes of this Section 12(c), considered as though such person was a member of the Board at the beginning of such period.

13. Detrimental Activity and Recapture Provisions. Any Evidence of Award may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant, either during employment by the Company or a Subsidiary or within a specified period after termination of such employment, shall engage in any detrimental activity. In addition, notwithstanding anything in this Plan to the contrary, any Evidence of Award may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Stock may be traded.

14. Non U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

15. Transferability.

(a) Except as otherwise determined by the Committee, no Option Right, Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Cash Incentive Award, award contemplated by Section 9 of this Plan or dividend equivalents paid with respect to awards made under this Plan will be transferable by the Participant except pursuant to a qualified domestic relations order (that contains any information required by the Company to effectuate the transfer) or by will or the laws of descent and distribution, and in no event will any such award granted under the Plan be transferred for value. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law or court supervision.

(b) The Committee may specify at the Date of Grant that part or all of the Common Stock that is (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer.

16. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Common Stock, and such Participant fails to make arrangements for the payment of tax, then, unless otherwise determined by the Committee, the Company will withhold shares of Common Stock having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income and employment tax laws, the Participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the shares required to be delivered to the Participant, shares of Common Stock having a value equal to the amount required to be withheld (except in the case of Restricted Stock where an election under Section 83(b) of the Code has been made), or by delivering to the Company other shares of Common Stock held by such Participant. The shares used for tax withholding will be valued at an amount equal to the Market Value per Share of such Common Stock on the date the benefit is to be included in Participant’s income. In no event will the Market Value per Share of the Common Stock to be withheld and delivered pursuant to this Section to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld. Participants will also make such arrangements as the Company may require for the payment of any withholding tax obligation that may arise in connection with the disposition of Common Stock acquired upon the exercise of Option Rights.

17. Compliance with Section 409A of the Code.

(a) To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b) Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Subsidiaries.

(c) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of

Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the tenth business day of the seventh month after such separation from service.

(d) Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

18. Amendments.

(a) The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan (i) would materially increase the benefits accruing to participants under this Plan, (ii) would materially increase the number of shares of Common Stock which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan, or (iv) must otherwise be approved by the stockholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Stock is not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Stock is traded or quoted, then, such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.

(b) Except in connection with a corporate transaction or event described in Section 11 of this Plan, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding Option Rights or Appreciation Rights in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without stockholder approval. This Section 18(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 11 of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 18(b) may not be amended without approval by the Company’s stockholders.

(c) If permitted by Section 409A of the Code and Section 162(m) of the Code, but subject to the paragraph that follows, in the case of termination of employment by reason of death, disability or retirement, or in the event of a Change in Control, to the extent a Participant holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Cash Incentive Awards, Performance Shares or Performance Units which have not been fully earned, or any other awards made pursuant to Section 9 subject to any vesting schedule or transfer restriction, or who holds Common Stock subject to any transfer restriction imposed pursuant to Section 15(b) of this

Plan, the Committee may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Cash Incentive Awards, Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award, except in the case of a Qualified Performance-Based Award where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

Subject to Section 18(b) hereof, the Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively, except in the case of a Qualified Performance-Based Award (other than in connection with the Participant’s death or disability, or a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee will not make any modification of the Management Objectives or the level or levels of achievement with respect to such Qualified Performance-Based Award. Subject to Section 11 above, no such amendment will impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

19. Governing Law. This Plan and all grants and awards and actions taken hereunder will be governed by and construed in accordance with the internal substantive laws of the State of Delaware.

20. Effective Date/Termination. This Plan will be effective as of the Effective Date. No grants will be made on or after the Effective Date under the Predecessor Plan, except that outstanding awards granted under the Predecessor Plan will continue unaffected following the Effective Date. No grant will be made under this Plan after April 22, 2023, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

21. Miscellaneous Provisions.

(a) The Company will not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

(b) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(d) No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of stock thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e) Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries will not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder.

(f) No Participant will have any rights as a stockholder with respect to any shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

(g) The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(h) Except with respect to Option Rights and Appreciation Rights, the Committee may permit Participants to elect to defer the issuance of Common Stock under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A of the Code. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

(i) If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect.

22. Stock-Based Awards in Substitution for Option Rights or Awards Granted by Other Company. Notwithstanding anything in this Plan to the contrary:

(a) Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition.

(b) In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by shareholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under the Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for Common Stock substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

(c) Any shares of Common Stock that are issued or transferred and any awards that are granted by, or become obligations of, the Company under Sections 22(a) or 22(b) above will not reduce the Common Stock available for issuance or transfer under the Plan or otherwise count against the limits contained in Section 3 of the Plan.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted via the Internet or telephone must be received by 11:59 p.m., Eastern Time, on April 22, 2013.

Vote by Internet
• Go to www.envisionreports.com/HSC
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
•	Follow the instructions provided by the recorded message

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 4.

1. Election of Directors:	01 - P.K. Decker	02 - J.F. Earl	03 - K.G. Eddy	04 - D.C. Everitt	+
	05 - S.E. Graham	06 - T.D. Growcock	07 - H.W. Knueppel	08 - J.M. Loree
	09 - A.J. Sordoni, III	10 - R.C. Wilburn

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

		For	Against	Abstain

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 31, 2013.	☐	☐	☐

3.	Advisory vote to approve named executive officer compensation.	☐	☐	☐

4.	Approval of the 2013 Equity and Incentive Compensation Plan.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

¢	1 U P X	+
01LNNC

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Notice of 2013 Annual Meeting of Stockholders and Proxy Statement, our Proxy Card, our 2012 Annual Report on Form 10-K and the 2012 Summary Annual Report are available at: http://www.envisionreports.com/hsc (for registered stockholders) or http://www.edocumentview.com/hsc (for all other stockholders).

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

+

Proxy — Harsco Corporation

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

HARSCO CORPORATION

The undersigned hereby appoints H.W. Knueppel, P.K. Decker and S.E. Graham, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Harsco Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders to be held April 23, 2013 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES LISTED AND “FOR” ITEMS 2, 3 AND 4.

(Continued and to be marked, dated and signed on the other side)

C	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

¢	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+